The information in this prospectus supplement and the accompanying base prospectus is not complete and may be changed without notice. This prospectus supplement and the accompanying base prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 12, 2006

PRELIMINARY PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)

(To Prospectus Dated March 31, 2006)	Regulation No. 333-132868

93,603 Units

ZIONS BANCORPORATION

Zions Bancorporation Employee Stock Option Appreciation Rights Securities,
Series 2006

We are offering 93,603 units of our Zions Bancorporation Employee Stock Option Appreciation Rights Securities, Series 2006 (the “ESOARS,” and each unit thereof, an “ESOARS Unit”). ESOARS are securities that entitle holders to receive specified payments from us upon the exercise, if any, from time to time of stock options comprising a reference pool of stock options that we have granted to our employees. We call our stock options that comprise this reference pool our “reference options.” The ESOARS represent our payment obligation but do not represent any ownership interest in us or in any of the reference options.

We are offering the ESOARS in part to provide a market basis which may be used to help us estimate the fair value of our reference options and determine our compensation expense with respect to the issuance of our reference options.

We will make periodic payments upon the exercise, if any, of reference options to the extent payments are then payable thereunder (as described in this prospectus supplement) on or before the 15th day of each month (or, if any such day is not a business day, then on the next business day) following the end of each calendar quarter. We expect that such periodic payments, if any, will commence on or about July 16, 2007. Each holder of ESOARS will be entitled to receive its pro rata share of 10% of the “net realized value,” as more particularly described herein, realized by employee optionees upon the exercise, if any, of reference options.

The price to the public and the allocation of our ESOARS will be determined by an auction process through the www.esoars.com electronic bid submission system (“www.esoars.com”). The auction will open at 9:30 a.m., E.D.T., on June 28, 2006 and will close at 4:15 p.m., E.D.T., on June 29, 2006. The minimum number of ESOARS Units for a bid in the auction will be one. We will issue no fractional ESOARS Units.

The timing and method for submitting bids and a description of this auction process are described in the section entitled “The Auction Process” beginning on page S-13 of this prospectus supplement. In general, once a bidder has submitted and confirmed its bid, the bid will be binding and may not thereafter be rescinded or revoked. As part of this auction process, we are attempting to assess the market demand for our ESOARS and to set the price to the public of this offering to meet that demand. Investors should not expect to be able to sell their ESOARS for a profit after the conclusion of this offering and the allocation of our ESOARS.

We will offer the ESOARS directly to investors. Zions Direct, Inc., the auction agent for this offering, is a wholly-owned subsidiary of Zions First National Bank, which is the issuing and paying agent with respect to the ESOARS. Zions First National Bank, in turn, is a wholly-owned subsidiary of Zions Bancorporation.

We expect to deliver the ESOARS through the facilities of The Depository Trust Company in book-entry form on or about               , 2006.

We will not list the ESOARS on any securities exchange. Currently there is no public market for the ESOARS. We cannot assure you that an active market for the ESOARS will develop.

Investing in our ESOARS involves risk. See “Risk Factors” beginning on page S-6 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is          , 2006.

Prospectus Supplement

i

Base Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying base prospectus, which gives more general information about us and our securities that we may offer, some of which information does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts combined. If information varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.

You should carefully read this entire prospectus supplement, the accompanying base prospectus and the other information we have incorporated by reference, as described under the section entitled “Where You Can Find More Information” on page 1 of the accompanying base prospectus, to understand fully the terms of the ESOARS being offered hereby, as well as the tax and other considerations that you should consider before making your investment decision. You should pay special attention to the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, and on page 39 of our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2006, to determine whether an investment in our ESOARS is appropriate for you. See “Where You Can Find More Information” on page 1 of the accompanying base prospectus.

The information in this prospectus supplement is accurate as of          , 2006. You should rely only on the information contained in this prospectus supplement, the accompanying base prospectus and the information we have incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information provided by this prospectus supplement, the accompanying base prospectus or the information we have incorporated by reference is accurate as of any date other than the date of the respective document or information, as applicable. If information in any of the documents we have incorporated by reference or in the accompanying base prospectus conflicts with information in this prospectus supplement, you should rely on the most recent information. If information in an incorporated document conflicts with information in another incorporated document, you should rely on the information in the most recent incorporated document. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

For purposes of this prospectus supplement, unless the context otherwise indicates:

•	references to “Zions Bancorporation,” “we,” “our” and “us” are only to Zions Bancorporation, excluding its consolidated subsidiaries;

•	references to “you” are to any investor who invests in our ESOARS being offered hereby, whether they are the holders or only indirect owners of those ESOARS;

•	references to “ESOARS” are to the Zions Bancorporation Employee Stock Option Appreciation Rights Securities, Series 2006;

•	references to “this offering” or “the offering” are to the initial offering of our ESOARS made in connection with their original issuance, and not to any subsequent resales of our ESOARS in market-making transactions; and

•	references to “holders” are to those persons or entities that own any of our ESOARS, registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in our ESOARS registered in street name or in ESOARS Units issued in book-entry form through one or more depositaries.

WHERE YOU CAN FIND MORE INFORMATION

You may request a copy of any of the documents or information we have incorporated by reference in this prospectus supplement, as described in the section entitled “Where You Can Find More Information” on page 1 of the accompanying base prospectus, at no cost to you by writing or telephoning us at:

Investor Relations
Zions Bancorporation
One South Main Street, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787

In addition, you may also access further information about us by visiting our website at www.zionsbancorporation.com. Please note that the information and materials found on our website, except for our SEC filings incorporated by reference in this prospectus supplement, are not part of this prospectus supplement and are not incorporated by reference into this prospectus supplement.

For additional information concerning this offering; the ESOARS being offered hereby; the website www.esoars.com; or the registration and auction process, you may contact Zions Direct:

•	by telephone at (800) 554-1688 (ask for ESOARS support);

•	by facsimile at (801) 524-0824; or

•	by e-mail at info@esoars.com.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, including information incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•	statements with respect to our beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance, and

•	statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing our management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus supplement, including the information incorporated by reference. You should carefully consider those risks and uncertainties in reading this prospectus supplement. Factors that might cause such differences include, but are not limited to:

•	our ability to successfully execute our business plans, manage our risks and achieve our objectives;

•	changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and related events;

•	changes in financial market conditions, either nationally or locally in areas in which we conduct our operations, including without limitation, reduced rates of business formation and growth, commercial real estate development and real estate prices;

•	fluctuations in the equity and fixed-income markets;

•	changes in interest rates, the quality and composition of the loan and securities portfolios, demand for loan products, deposit flows and competition;

•	acquisitions and integrations of acquired businesses, including Amegy Corporation;

•	increases in the levels of losses, customer bankruptcies, claims and assessments;

•	changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Treasury and the Federal Reserve Board;

•	continuing consolidation in the financial services industry;

•	new litigation or changes in existing litigation;

•	success in gaining regulatory approvals, when required;

•	changes in consumer spending and saving habits;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	demand for financial services in our market areas;

•	inflation and deflation;

•	technological changes and our implementation of new technologies;

•	our ability to develop and maintain secure and reliable information technology systems;

•	legislation or regulatory changes which adversely affect our operations or business;

•	our ability to comply with applicable laws and regulations; and

•	changes in accounting policies or procedures as may be required by the FASB or regulatory agencies.

You should not put undue reliance on any forward-looking statements. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by such statements.

See the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2005 and in Item 2 of our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2006, which are incorporated by reference in this prospectus supplement, for a more detailed description of these and other factors that may affect any forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors described under the section entitled “Risk Factors” beginning on page S-6 of this prospectus supplement, on page 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2005 and on page 39 of our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2006. We will not update any forward-looking statements unless the securities laws require us to do so.

v

SUMMARY

Zions Bancorporation

Zions Bancorporation is a financial holding company organized under the laws of the State of Utah in 1955, and is registered under the Bank Holding Company Act of 1956, as amended. Zions Bancorporation, together with its consolidated subsidiaries, owns and operates eight commercial banks, with a total of 475 offices at year-end 2005. We provide a full range of banking and related services through our banking and other subsidiaries, primarily in Utah, California, Texas, Arizona, Nevada, Colorado, Idaho, Washington, and Oregon.

We focus on maintaining community-minded banking services by continuously strengthening our core business lines of retail banking, small and medium-sized business lending, residential mortgage and investment activities. We operate eight different banks in ten Western states, with each bank operating under a different name and each having its own chief executive officer and management team. The banks provide a wide variety of commercial and retail banking and mortgage lending products and services.

We provide commercial loans, lease financing, cash management, electronic check clearing, lockbox, customized draft processing and other special financial services for business and other commercial banking customers. We also provide a wide range of personal banking services to individuals, including home mortgages, bankcard, student and other installment loans, home equity lines of credit, checking accounts, savings accounts, time certificates of various types and maturities, trust services, safe deposit facilities, direct deposit and 24-hour ATM access. In addition, some of our banking subsidiaries provide services to key market segments through their Women’s Financial, Private Client Services, and Executive Banking Groups. We also offer wealth management services through a registered investment adviser subsidiary, Contango Capital Advisors, Inc.

In addition to these core businesses, we have built specialized lines of business in capital markets and public finance. We are also a leader in U.S. Small Business Administration lending. Through our eight banking subsidiaries, we provide Small Business Administration (“SBA”) 7(a) loans to small businesses throughout the United States and are also one of the largest providers of SBA 504 financing in the nation. We own an equity interest in the Federal Agricultural Mortgage Corporation (“Farmer Mac”) and are the nation’s top originator of secondary market agricultural real estate mortgage loans through Farmer Mac. We are a leader in municipal finance advisory and underwriting services. We also control four venture capital companies that provide early-stage capital, primarily for start-up companies located in the Western United States.

Our executive offices are located at One South Main, Suite 1134 Salt Lake City, Utah and our telephone number is (801) 524-4787.

The Offering

Issuer	Zions Bancorporation.

Securities Offered	Zions Bancorporation Employee Stock Option Appreciation Rights Securities, Series 2006 (the “ESOARS,” and each unit thereof, an “ESOARS Unit.” ESOARS are securities that entitle holders to receive specified payments from us upon the exercise, if any, from time to time of stock options comprising a reference pool of stock options that we have granted to our employees. We call our stock options that comprise this reference pool our “reference options.” See “Description of Our ESOARS.”

CUSIP Number	989701 AQ 0.

Number of ESOARS We Are Offering	93,603.

Offering Price	To be determined through an auction process conducted by our auction agent. See “The Auction Process.”

Maximum Bid Amount	In order to ensure a broad participation in this offering, we or our auction agent will assign to each bidder a maximum bid amount. A bidder’s maximum bid amount will in no event exceed $350,000. We reserve the right in our sole discretion to set a lower maximum bid amount for any bidder. A bidder will not be able to place a bid that exceeds that bidder’s maximum bid amount.

Allocation of ESOARS	To be determined through our auction process. We or our auction agent will make suitability determinations with respect to all prospective investors. In no event will a bidder be allowed to purchase more than that bidder’s maximum bid amount. See “The Auction Process.”

Deposit	Some prospective investors may be required to post a deposit. The deposit is meant to protect the integrity of the valuation for our ESOARS obtained through the auction. We will return deposited funds, without interest, to each bidder whose bid is not accepted, and to a bidder whose bid is accepted but whose total ESOARS purchase price is less than that bidder’s deposited funds. We will also return deposited funds, without interest, to any person so requesting, who has registered to participate in the auction but who has not yet placed a bid. However, we will not return deposits once the auction begins, pending the closing of the auction and the allocation of our ESOARS.

Purpose	We are offering the ESOARS in part to provide a market basis which may be used to help us estimate the fair value of our reference options and determine our compensation expense with respect to the issuance of our reference options, as required under Statement of Financial Accounting Standards No. 123R, Share Based Payment, issued by the Financial Accounting Standards Board, or FASB. See “Description of Our ESOARS — Purpose of the Offering.”

Auction Agent; Issuing and Paying Agent	Our auction agent is Zions Direct, Inc., a wholly-owned subsidiary of Zions First National Bank, which is our issuing and paying agent. Zions First National Bank, in turn, is a wholly-owned subsidiary of us.

Reference Options	Upon the exercise, if any, by our employees of our reference options from time to time, holders will be entitled to the payments described in “Description of Our ESOARS — Payments; Reports and Notices.” Some characteristics of our reference options are described in “Description of Reference Options.”

Use of Proceeds	We intend to use the net cash proceeds from this offering for general corporate purposes. See “Use of Proceeds.”

Listing	The ESOARS will not be listed on any national securities exchange.

Periodic Payments	We will from time to time deposit with Zions First National Bank, as our paying agent, an aggregate amount equal to 10% of the “net realized value” upon the exercise of any reference options. We will make each deposit on or before the fifth business day of the month following the end of each calendar quarter, commencing on or about July 6, 2007. Zions First National Bank will then make pro rata payments to each holder of our ESOARS on or before the 15th day of that month (or, if any such day is not a business day, then on the next business day). We expect that such periodic payments will commence on or about July 16, 2007.

Each date that the paying agent makes a payment with respect to the ESOARS is referred to in this prospectus supplement as a “payment date.”

See “Description of Our ESOARS — Payments; Reports and Notices.”

Calculation of Payments	Payments from time to time will be equal to an aggregate of 10% of the “net realized value” upon the exercise of any reference options from the period (any such period, a “payment period”):

• beginning on the first day of each calendar quarter (or in the case of the first payment period, beginning on April 1, 2007), and

• ending on and including the last day of such calendar quarter.

The “net realized value” for a particular payment period means the amount, if any, by which:

• the trading price per share of our common stock on The Nasdaq National Market (or other national stock exchange on which our common stock is then traded) at the applicable time of exercise of a reference option, exceeds

• the exercise price of that reference option,

multiplied by:

• the number of shares of our common stock as to which the applicable reference option was exercised.

Each holder will be entitled to receive its pro rata share of 10% of the net realized value, based upon such holder’s ownership share of all ESOARS sold hereunder. The ESOARS represent our payment obligation but do not represent any ownership interest in us or in any of the reference options. See “Description of Our ESOARS — Payments; Reports and Notices.”

Record Date	The record date to determine holders eligible to receive payments on a given payment date will be the last business day of the calendar quarter preceding that payment date.

Modification of Reference Options	If one or more reference options is modified in a manner that would be treated as an exchange pursuant to paragraph 51 of FASB Statement No. 123R, Share-Based Payment, or in other specified circumstances, we will pay to holders an aggregate amount equal to 10% of the cancellation value of the modified reference option(s). This cancellation value will be determined by an independent valuation of agent appointed by us. See “Description of Our ESOARS — Modification of Reference Options.”

Book-Entry Form	We will issue the ESOARS pursuant to, and the ESOARS will be evidenced by, one or more fully-registered global certificates, a form of which is attached hereto as Annex A. The global certificate(s) will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), and will be registered in the name of Cede & Co., a nominee of DTC.

Cede & Co. will be the only registered holder of the ESOARS. Your beneficial interest in the ESOARS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC.

In this prospectus supplement, all references to payments or notices to “you” or to a “holder” or “holders” mean payments or notices to DTC or its nominee, in either case as the registered holder of our ESOARS, and not those persons or entities that hold beneficial interests in our ESOARS. For more information regarding DTC and book-entry securities, see “Legal Ownership and Book-Entry Issuance.”

Federal Income Tax Considerations	The proper U.S. federal income tax characterization of our ESOARS is unclear. In the absence of clear authority, we intend to file information returns with the Internal Revenue Service reporting income with respect to our ESOARS under a method analogous to the method applicable to income with respect to cash-settled call options. However, it is unclear whether this method of reporting income on our ESOARS is proper. Prospective investors should carefully consider the discussion in the section below entitled “Material United States Federal Income Tax Consequences” with their own tax advisors.

Certain ERISA Matters	No ESOARS may be purchased by or transferred to:

          • any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (whether or not subject to ERISA, and including, without limitation, foreign or government plans);

• any “plan” described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended; or

• any entity whose underlying assets include plan assets of any of the foregoing by reason of an employee benefit plan’s or plan’s investment in such entity.

Any purported purchase or transfer of the ESOARS in violation of the foregoing restrictions will be null and void ab initio. Each bidder who purchases the ESOARS will be deemed to have represented, warranted and acknowledged to us that its purchase or transfer is not in violation of the restrictions set forth above.

Governing Law	State of New York.

RISK FACTORS

You should consider carefully the risk factors discussed below and the risk factors discussed within the section entitled “Risk Factors” beginning on page 5 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2005 and on page 39 of our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2006, which are incorporated by reference in this prospectus supplement, for a discussion of particular factors you should consider before determining whether an investment in our ESOARS is appropriate for you. Investing in our ESOARS is speculative and involves risk.

Any of the risks described in this prospectus supplement, in our Annual Report on Form 10-K for our fiscal year ended December 31, 2005 or in our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2006 could materially and adversely impair our business, financial condition and operating results. In such case, the trading price, if any, of our ESOARS could decline or you could lose all or part of your investment. Because the investment return, if any, realized by a holder of ESOARS will depend on the behavior of our employee optionees and other factors beyond our control, you may lose some or all of your investment even if our business, financial condition and operating results were not materially and adversely impaired.

Risks Related To An Investment In Our ESOARS

You May Lose Some or All of Your Investment

Any investment return realized by a holder of ESOARS will be affected by many factors that are out of our and your control. Some of these factors include:

•	the amounts and timing of exercises, if any, of the reference options by our employee optionees;

•	the vesting schedule of the reference options;

•	the exercise price(s) of the reference options and the other terms of the reference options;

•	the modification of the exercise price(s) or other terms of the reference options;

•	the trading price per share of our common stock in the public markets at the time of exercise, if any, of the reference options;

•	the termination of an employee optionee’s employment with us, whether that termination is at our election for cause or at the election of the employee, since the reference options are generally cancelled when an employee’s employment with us ceases; and

•	the death or disability of an employee optionee.

For example, if our common stock price in the public markets were below the exercise price(s) of the reference options in any period in which an employee optionee is eligible to and willing to exercise a reference option, the optionee would be unlikely to exercise the reference option because that would result in a purchase of our common stock at a price per share that is higher than the price that is available in the open market. In addition, if the option exercise period were to expire or the optionee were no longer eligible to exercise the reference option due to termination of employment, death, disability or other factors, the reference option would expire unexercised. In each such case, the reference option would not yield any net realized value and no payments would be made to any ESOARS holder with respect to that reference option.

Summary information regarding the reference options are set forth in the section entitled “Description of Reference Options” on page S-25 of this prospectus supplement. Information regarding our business and financial results may be found in our Annual Report on Form 10-K for our fiscal year ended December 31, 2005, our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2006 and our other filings that we have made with the SEC. As a result of the interaction between the above-described and other factors, the actual return, if any, on our ESOARS may vary substantially over the life of the reference options. As a consequence, you may lose some or all of your investment.

You Will Not Receive Any Payments With Respect to the ESOARS Until July 2007, If At All

The reference options are subject to a three-year vesting schedule, which will prevent any employee from exercising any reference options until May 1, 2007. Absent special circumstances such as an unforeseen modification of reference options, holders of ESOARS will not receive any payments with respect to their ESOARS until the payment date in July 2007 at the earliest. The reference options will not fully vest until May 1, 2009, so the number of reference options that may be exercised prior to that date is restricted by the vesting schedule. We cannot assure you that you will ever receive payments as an ESOARS holder even with respect to vested reference options, since payments on the ESOARS will ordinarily be generated only as a result of actual exercises of the reference options by our employees.

The ESOARS Will Not Be Listed; There is No Secondary Market for Our ESOARS

Our ESOARS will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the ESOARS. If a secondary market does develop, there is no assurance that it will be sustained. Even if there is a secondary market, it may not provide enough liquidity to allow you to easily trade or sell the ESOARS. We do not expect that market makers will participate significantly in a secondary market, if any, for the ESOARS.

Nature of the Reference Options

Some articles and research reports have been written on rates of return for employee stock options similar to the reference options, and we have provided specified historical information regarding exercises of our stock options in the section entitled “Historical Stock Option Exercise Data” beginning on page S-26 of this prospectus supplement. Nonetheless, the ESOARS are a novel financial instrument for which, to our knowledge, there is no source for relevant data or standardized method of measuring the anticipated return with regard to the ESOARS or the reference options. Furthermore, the past performance of our stock options is not necessarily indicative of their future performance. Because the characteristics and behaviors of the employees comprising each pool of employees varies, you should not rely on the historical information thereof in this prospectus supplement as an indicator of the behavior of the employees who have been granted the reference options. You should be aware that our ESOARS are a new and novel type of financial product with no performance history. You should therefore consider and determine for yourself the likely amount and timing of returns on our ESOARS during the life of the reference options.

You Will Have No Stockholder Rights

Investing in our ESOARS is not equivalent to investing in us. The ESOARS represent our payment obligation but do not represent any ownership interest in us or in any of the reference options. As an investor in our ESOARS, you will not have voting rights, rights to receive dividends or other distributions, or any other rights generally understood to be incidental to ownership of our equity securities, except as expressly set forth in this prospectus supplement with respect to our ESOARS.

The U.S. Federal Tax Characterization of Our ESOARS is Uncertain

There are no cases, Treasury regulations, revenue rulings or other binding authorities that directly address the U.S. federal income tax characterization of our ESOARS or of securities with terms substantially the same as those of our ESOARS. Therefore, the proper U.S. federal tax characterization of, and method of reporting income and loss with respect to, our ESOARS is uncertain. In the absence of guidance, we intend to file information returns with the Internal Revenue Service reporting income with respect to our ESOARS under a method analogous to the method applicable to income with respect to cash-settled call options. However, other U.S. federal income tax characterizations of, and methods of reporting payments on, our ESOARS are possible. If these other characterizations or methods applied, they could materially adversely affect the amount, timing and character of income or loss that is properly reportable with respect to our ESOARS, as compared to the method reported by us. In addition, we intend to take the position that payments on our ESOARS that are made to non-U.S. investors are subject to a 30 percent U.S. withholding tax, unless the non-U.S. investor establishes an exemption. Therefore, our ESOARS may not be an appropriate investment for non-U.S. investors. Because of the uncertainty of treatment of income and loss with respect to our ESOARS, we urge prospective investors to consult their own tax advisers as to the proper classification and reporting of income and loss with respect to our ESOARS for U.S. federal income tax purposes. See “Material United States Federal Income Tax Consequences” beginning on page S-45 of this prospectus supplement.

Conflicts of Interest

We or one or more of our affiliates may engage in trading activities, including securities offerings of shares of our common stock, or other activities, including business restructurings, that involve termination of service of one or more of our employees who are holders of the reference options, or involve repricings or modifications of the reference options. These activities may not necessarily be in your best interests. Any of these activities may negatively affect the value of, and returns on, our ESOARS. We do not have, and we specifically disclaim, any duty or obligation to act in the best interests of holders.

Risks Related to the Auction Process

Once You Submit a Bid, You May Generally Not Revoke It

Once you have submitted and confirmed a bid, you may not subsequently lower your bid price or lower the number of ESOARS Units bid for in that bid. Therefore, even if circumstances arise after you have placed and confirmed a bid that make you want to decrease your original bid price or the number of ESOARS originally bid for, you will nonetheless be bound by that bid.

We Reserve the Right to Reject Any Bid

We reserve the right in our sole discretion to reject any bid that we deem to be manipulative, mistaken or made due to a misunderstanding of our ESOARS on the part of the bidder. We reserve this right in order to preserve the integrity of the auction process. Other conditions for valid bids, including eligibility and account funding requirements of participating dealers and individuals, may vary. As a result of these varying requirements, we may reject a bidder’s bid, even while we accept another bidder’s identical bid. See the section entitled “The Auction Process — Allocation” beginning on page S-19 of this prospectus supplement.

You Will Not Be Able to Withdraw Your Deposit in Specified Circumstances

Some prospective investors may be required to post a deposit. The deposit is meant to protect the integrity of the valuation of our ESOARS obtained through the auction. It helps to ensure that bids will not be counted towards valuation of our ESOARS without payment. Once you have placed a bid and, in any event, once the auction has begun, your deposit will be irrevocable, pending the closing of the auction and the allocation of our ESOARS.

You May Receive a Full Allocation of Our ESOARS Units That You Bid For if Your Bid Is Successful; Therefore, You Should Not Bid For More ESOARS Than You Are Prepared To Purchase

Successful bidders may be allocated all or nearly all of the ESOARS Units that they bid for in the auction. See “The Auction Process — Allocation.” Therefore, we caution investors against submitting a bid that does not accurately represent the number of ESOARS Units that they are willing and prepared to purchase.

Even If You Submit a Bid That Equals or Exceeds the Market-Clearing Price, You May Not Be Allocated the Full Number of ESOARS Units That You Bid For

We will determine the initial public offering price for our ESOARS sold in this offering through an auction conducted by Zions Direct, our auction agent. The auction process will reveal a market-clearing, or “stop,” price for our ESOARS offered in this offering. The market-clearing, or “stop,” price is the highest price at which all of the ESOARS Units offered hereby will be sold to bidders. For an explanation of the meaning of the market-clearing, or “stop,” price, see “The Auction Process — Market-Clearing Price” beginning on page S-18 of this prospectus supplement. If your bid price equals the market-clearing, or “stop,” price, you will be allocated ESOARS Units only to the extent that ESOARS have not been allocated to bidders with higher bid prices. If there are two or more bids with bid prices that equal the market-clearing, or “stop,” price, then the ESOARS Units that have not been allocated to bidders with higher bid prices will be allocated on a pro rata basis to those bidders.

You Should Not Expect To Sell Your ESOARS Units After the Conclusion of This Offering And the Allocation of Our ESOARS

As we mentioned above, the auction process will reveal a market-clearing, or “stop,” price for our ESOARS offered in this offering. However, this clearing price may bear little or no relationship to market demand for our ESOARS following this offering, or the price at which the ESOARS may be sold. If there is little or no market demand for our ESOARS following the closing of the auction, the price of our ESOARS may decline. If your objective is to make a short-term profit by selling your ESOARS after the conclusion of the auction, you should not submit a bid in the auction. See the risk factor above entitled “— The ESOARS Will Not Be Listed; There is No Secondary Market for Our ESOARS.”

USE OF PROCEEDS

We intend to use the net cash proceeds from this offering for general corporate purposes.

DESCRIPTION OF OUR ESOARS

In this prospectus supplement, all references to payments or notices to “you” or to a “holder” or “holders” mean payments or notices to DTC or its nominee, in either case as the registered holder of the ESOARS, and not those persons or entities that held beneficial interests in the ESOARS. For more information regarding DTC and book-entry securities, see the section entitled “Legal Ownership and Book-Entry Issuance” beginning on page S-49 of this prospectus supplement. You will own a “beneficial interest” in our ESOARS if you hold ESOARS through direct or indirect participants in DTC. Owners of beneficial interests in our ESOARS should read the section entitled “Legal Ownership and Book-Entry Issuance” beginning on page S-49 of this prospectus supplement.

General

We will issue the Zions Bancorporation Employee Stock Option Appreciation Rights Securities, Series 2006, directly to investors. The ESOARS are securities that entitle holders to receive specified payments from us upon the exercise, if any, from time to time of stock options comprising a reference pool of stock options that we have granted to our employees. We call our stock options that comprise this reference pool our “reference options.” Some characteristics of the reference options are described in the section entitled “Description of Reference Options.”

The ESOARS will be issued only in fully-registered book-entry form.

Upon the exercise, if any, from time to time by our employees of our reference options, holders of our ESOARS will be entitled to receive payments as described below in “— Payments; Reports and Notices.”

The ESOARS represent our payment obligation but do not represent any ownership interest in us or in any of the reference options.

Purpose of the Offering

We are offering our ESOARS in part to provide a market basis which may be used to help us estimate the fair value of our reference options and determine our compensation expense with respect to the issuance of the reference options, as required under Statement of Financial Accounting Standards No. 123R, Share Based Payment, issued by the FASB.

Determination of Offering Price; Allocation

The price and allocation of our ESOARS will be determined through an auction process in which prospective investors will bid for our ESOARS. See the section entitled “The Auction Process” beginning on page S-13 of this prospectus supplement.

Payments; Reports and Notices

We will from time to time deposit with Zions First National Bank, as our paying agent, an aggregate amount equal to 10% of the net realized value upon the exercise, if any, of reference options. We will make each deposit on or before the fifth business day of the month following the end of each calendar quarter, commencing on or about July 6, 2007. Zions First National Bank will then make pro rata payments to each holder of our ESOARS on or before the 15th day of that month (or, if any such day is not a business day, then on the next business day). We expect that such periodic payments will commence on or about July 16, 2007. However, we will also make payments as described below in “— Modification of Reference Options.”

Each date that the paying agent makes a payment with respect to the ESOARS is referred to in this prospectus supplement as a “payment date.”

Payments from time to time will be equal to an aggregate of 10% of the net realized value upon the exercise, if any, of reference options from the period (any such period, a “payment period”):

•	beginning on the first day of each calendar quarter (or in the case of the first payment period, beginning on April 1, 2007, and

•	ending on and including the last day of such calendar quarter.

The “net realized value” for a particular payment period means the amount, if any, by which:

•	the trading price per share of our common stock on The Nasdaq National Market (or other national stock exchange on which our common stock is then traded) at the applicable time of exercise of the reference option, exceeds

•	the exercise price of the applicable reference option,

multiplied by:

•	the number of shares of our common stock as to which such reference options were exercised.

Each holder will be entitled to receive on each payment date its pro rata share of 10% of the net realized value for the related payment date, based upon such holder’s ownership share of all ESOARS sold hereunder.

No later than 15 days after a given payment date, we will deliver to each holder a report relating to payments made on the applicable payment date. The report will set forth, with respect to the applicable payment period, information such as:

•	the number of reference options exercised during the preceding quarter;

•	the exercise price(s) at which the reference options were exercised;

•	the number of reference options forfeited, if any, upon the termination of any optionee’s employment with us; and

•	the calculation of the payment with respect to each ESOARS Unit.

Mergers and Similar Transactions Permitted; No Control Rights

We are permitted to merge or consolidate with, or sell all or substantially all of our assets to, another corporation or other entity, or engage in any other transactions. If at any time we merge or consolidate with, or sell all or substantially all of our assets to another corporation or other entity, the successor entity may assume our obligations with respect to the ESOARS. We will then be relieved of any further obligation with respect to the ESOARS. In addition, subject to applicable law and the terms of our stock option plans and any stock option agreements covering the reference options, we and an acquirer of us or all or substantially all of our assets may determine to terminate or modify the reference options. In such case, we will appoint an independent valuation agent to determine the cancellation value of the modified or terminated reference options. We will then pay or cause to be paid 10% of the cancellation value to holders of the ESOARS.

Holders will not have any control or other rights with respect to our employees who were granted reference options, including any control as to whether or not such employee optionees exercise any reference options.

Modification of Reference Options

If one or more reference options is modified in a manner that would be treated as an exchange pursuant to paragraph 51 of FASB Statement No. 123R, Share-Based Payment, then we will pay to holders an aggregate amount equal to 10% of the cancellation value of the modified reference option(s). We expect that we will make a deposit on or before the fifth business day of the month following the end of each calendar quarter in which a qualifying modification occurs, for the appropriate amount payable to holders. We further expect that payment will occur on or before the 15th day of the month (or, if any such day is not a business day, then on the next business day) following the end of the calendar quarter in which such cancellation occurred. The cancellation value will be determined by an independent valuation agent appointed by us. In general, paragraph 51 of FASB Statement No. 123R provides that a modification of the terms and conditions of a stock option will be treated as an exchange of the original option for a new option.

The reference options will also be considered to be modified and we will follow the procedures contained in the immediately preceding paragraph with respect to determination and payment of cancellation value, upon the occurrence of specified events, including without limitation:

•	the cancellation of all or any of our reference options pursuant to Section 2.5 of our 2005 Stock Option and Incentive Plan;

•	a liquidation, dissolution or winding up of us;

•	any consolidation or merger of us with or into any other corporation or other entity, or any other corporate reorganization in which our stockholders immediately prior to such consolidation, merger or reorganization own less than 50% of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; and

•	a sale or other disposition to a third party of all or substantially all of our assets.

Amendment

The ESOARS may be amended or supplemented, and any existing default or non-compliance with any provision of the ESOARS may be waived, with the consent of persons holding at least a majority of the ESOARS then outstanding. Subject to the terms and conditions contained herein, our rights and obligations under the ESOARS may be transferred or assigned by us at our option.

Governing Law

The ESOARS will be governed by the laws of the State of New York.

THE AUCTION PROCESS

The method of distribution that we will use in this offering is an auction, which will be conducted by Zions Direct, Inc., our auction agent. The public offering price for our ESOARS and the allocation thereof will be determined by the auction process. The auction will be modeled after that used by the United States Treasury Department, with some notable differences, some of which are described below. The auction will be held on the website www.esoars.com, which also contains the rules that govern the auction. The following describes how our auction agent will conduct the auction.

Date, Time and Location of Auction

The auction will open at 9:30 a.m., E.D.T., on June 28, 2006 and will close at 4:15 p.m., E.D.T., on June 29, 2006. The auction will be hosted on the internet website www.esoars.com.

Early qualified bidders may place bids prior to the opening of the auction as described below in “— Early Bids.”

Qualification of Bidders; Suitability

Our objective is to conduct an auction in which you submit informed bids. Before you can submit a bid, you must be approved by our auction agent or us.

Institutions that want to bid for our ESOARS may be required to submit certain financial statements. Our auction agent will establish proposed payment arrangements with each institution. Individuals who want to bid for our ESOARS must:

•	have or open a brokerage account with Zions Direct;

•	make a deposit for the full amount that they intend to bid; or

•	receive a waiver of the brokerage account and deposit requirements.

See “— Deposit” below.

Our auction agent or we will make a suitability determination with respect to each prospective bidder. If you have an account with Zions Direct, we encourage you to discuss with Zions Direct any questions that you may have regarding its eligibility criteria and requirements, because this could affect your ability to submit a bid.

We caution you that our ESOARS may not be a suitable investment for you even if you qualify to participate in the auction. Moreover, even if you qualify to participate in the auction and place a bid, you may not receive an allocation of ESOARS in our offering for a number of reasons described below.

No employees of Zions Direct, our auction agent, will be allowed to participate in the auction. Additionally, specified employees of us and some of our other affiliates will not be allowed to participate in the auction. Some of these employees include specified executive officers, our stock option plan administrators, anyone involved in the creation and structuring of our ESOARS, and employees involved in the auction process.

Registration

A prospective ESOARS bidder should register electronically at www.esoars.com no later than 5:00 p.m., E.D.T., on June 26, 2006. A prospective bidder registers by:

•	providing all of the information required by the Bidder Registration Form found at www.esoars.com, and

•	submitting that fully-completed form to our auction agent through www.esoars.com by 5:00 p.m., E.D.T., on June 26, 2006.

During the registration process, each prospective bidder will obtain a bidder ID and password. However, the prospective bidder must still be approved by our auction agent or us to bid for our ESOARS. Prospective bidders that are approved to participate in the auction will use this bidder ID and password to access the bid page on www.esoars.com and to submit bids in the auction. Prospective bidders that are not approved to participate in the auction will receive an error message if they attempt to access the bid page on www.esoars.com.

Late Registration

You may submit a Bidder Registration Form after 5:00 p.m., E.D.T., on June 26, 2006, and prior to 9:30 a.m., E.D.T., on June 28, 2006, but we cannot assure you that we or our auction agent can or will process any of these late registrations, notify late prospective bidders of our acceptance or rejection of their registrations, or allow such late prospective bidders to bid in the auction. If you want to be sure that we consider you for bidding in this auction, you should register before 5:00 p.m., E.D.T., on June 26, 2006.

Qualification

As stated above, registration on the www.esoars.com site does not by itself qualify a prospective bidder to bid in the auction. Individuals and institutions registered at www.esoars.com must still be approved by our auction agent or us as to suitability. Registered prospective bidders will be notified soon after registration of their status as either “approved” or “declined.” Approved bidders will be assigned a maximum bid amount, as described in “— Maximum Bid Amount” below.

A prospective bidder is not obligated to submit a bid in the auction simply because that bidder has registered to bid in the auction. By registering to bid in the auction, a prospective bidder represents and warrants to us that such bidder’s bid is submitted for and on behalf of such prospective bidder by himself, herself or itself, as applicable, or by an officer or agent who is duly authorized to bind the prospective bidder to a legal, valid and enforceable contract with respect to the bid for, and purchase of, our ESOARS.

Maximum Bid Amount

Individuals and institutions registered at www.esoars.com and approved by our auction agent or us as to suitability will be able to participate in the auction. As part of our suitability determinations, our auction agent or we will establish a maximum bid amount for each bidder.

In order to ensure a broad participation in this offering, we or our auction agent will assign to each bidder a maximum amount that that bidder will be able to place with respect to each individual bid. We call this amount the “maximum bid amount.” A bidder’s maximum bid amount will in no event exceed $350,000. We reserve the right in our sole discretion to set a lower maximum bid amount for any bidder. A bidder will not be able to place a bid that exceeds that bidder’s maximum bid amount.

Each of our, or any of our affiliates’, permitted directors, officers or employees who are eligible and who elect to participate in the auction will be assigned a maximum bid amount of not more than $10,000 in this offering.

Institutional bidders may be required to submit specified financial information in order to establish maximum bid amounts and suitability. After an institutional bidder has registered to participate in the auction, our auction agent or we will contact that institutional bidder to request any other pertinent information that our auction agent or we require to establish the maximum bid amount and suitability of such bidder.

Deposit

Individuals must:

•	have or open a brokerage account with Zions Direct;

•	make a deposit for the full amount that they intend to bid; or

•	receive a waiver from our auction agent of the brokerage account and deposit requirements.

Bidders who have a brokerage account with Zions Direct will generally not be required to make a deposit. We or our auction agent will take into account the balance of a bidder’s brokerage account with Zions Direct when determining that bidder’s maximum bid amount. The deposit of a bidder who does not have or open a brokerage account with Zions Direct is meant to protect the integrity of the valuation for our ESOARS obtained through the auction. It ensures that bids will not be counted towards valuation of our ESOARS without payment.

Our auction agent will determine the amount of the deposit required of an individual prospective bidder in accordance with our or our auction agent’s suitability determination with respect to that prospective bidder. The amount of a bidder’s deposit will generally be equal to that bidder’s assigned maximum bid amount. We reserve the right in our sole discretion to waive the deposit requirement in the case of individuals who do not have a Zions Direct brokerage account but who demonstrate to us their financial ability to bid for the full amount of ESOARS offered hereunder and to consummate the sale of our ESOARS Units to them.

Once a bidder places a bid, that bidder’s deposit will be irrevocable pending the conclusion of the auction and the allocation of our ESOARS. A winning bidder’s deposit will be delivered to us in connection with settlement, to the extent that the funds deposited are required for payment of ESOARS allocated to that bidder. Otherwise, we will return that portion of a winning bidder’s deposited funds, without interest, that is not required for payment of ESOARS allocated to that bidder. We will return deposited funds, without interest, to each bidder whose bid we do not accept. We will also return deposited funds, upon request, without interest, to each person who has registered to participate in the auction but who has not yet placed a bid. However, once you have placed a bid and, in any event, once the auction has begun, you will not be able to withdraw your deposit, pending the closing of the auction.

No funds will be transferred to us or to the auction agent at any time until the closing of the auction and the allocation of our ESOARS.

Individuals required to make a deposit should send a cashier’s check to:

Zions First National Bank
c/o Shelene Brown, Corporate Trust
10 E South Temple 12th Floor
Salt Lake City, Utah 84133.

Alternatively, individuals who wish to wire immediately-available funds may do so. Wiring instructions are as follows:

ABA #124000054, A/C #80-00005-2
Attn: Shelene Brown, Corporate Trust: re ESOARS Escrow.

Individuals not having or opening a brokerage account with Zions Direct must also provide delivery instructions for the return of any funds deposited with Zions First National Bank that are not applied as payment towards any ESOARS allocated to them in the auction.

Confirmation of Bidder Registration

We will confirm by e-mail a prospective bidder’s eligibility to bid in the auction, no later than 5:00 p.m., E.D.T., on June 27, 2006, if such prospective bidder has timely registered to participate in the auction. See “— Registration.” We will not consider you for approval to bid until:

•	our auction agent has received your fully-completed Bidder Registration Form;

•	the fully-completed Bidder Registration Form is acceptable to our auction agent; and

•	you have delivered the required credit information or deposit as described above in “— Deposit.”

Our auction agent will notify timely prospective bidders by e-mail of their eligibility to participate in the auction no later 5:00 p.m., E.D.T., on June 27, 2006. A prospective bidder that has questions about its registration status or that does not receive any notification by e-mail may contact our auction agent by telephone at (800) 554-1688.

Each approved prospective bidder will be able to access the auction beginning at 9:30 a.m., E.D.T., on June 28, 2006, using the bidder ID and password obtained at registration. Prospective bidders that do not qualify to participate in the auction will receive an error message if they attempt to access the auction through www.esoars.com.

Each qualified prospective bidder will be solely responsible for making necessary arrangements to access www.esoars.com for purposes of submitting its bid in a timely manner and in compliance with the requirements described in this prospectus supplement.

Bidding Auction Process; Irrevocability of Bids

The auction will open at 9:30 a.m., E.D.T., on June 28, 2006 and will close at 4:15 p.m., E.D.T. on June 29, 2006. Bids must be submitted electronically at www.esoars.com, except as described below in “— Early Bids.” Each prospective bidder will be solely responsible for registering to bid at www.esoars.com as described above.

You will not be able to bid in the auction unless you have:

•	registered on www.esoars.com, and

•	received approval from our auction agent or us.

The minimum size of a bid is one whole ESOARS Unit. You will not be allowed to bid for fractional units. We reserve the right in our sole discretion to reject any bid that we deem to be manipulative, mistaken or made due to a misunderstanding of our ESOARS on the part of the bidder. We reserve this right in order to preserve the integrity of the auction process.

You should be aware that your bid will be generally binding on you once you submit and confirm it. Unless you change a bid to increase the resulting net value of your bid as described below, you will not thereafter be able to retract or cancel that bid. Once you have posted and confirmed a bid, you may not then lower the bid price or lower the number of ESOARS Units bid for. You will be able to only:

•	increase the number of ESOARS Units that you are interested in purchasing; or

•	increase the bid price per ESOARS Unit that you are willing to pay; or

•	both.

If you make a deposit as to all or any portion of your bid, and wish to increase the number of ESOARS Units that you are interested in bidding for, you may be required to fund an appropriate additional amount in the event that we determine in our sole and absolute discretion to increase your maximum bid amount. Any increases to deposits must occur prior to the beginning of the auction.

Each bidder may place up to five separate, concurrent bids, each independent of the other. Each bid may be made for different numbers of ESOARS Units and for different bid prices. A bidder will not be able to place an individual bid that exceeds that bidder’s maximum bid amount. That means that a bidder who has one active bid will be able to bid up to his maximum bid amount in that one bid. However, a bidder who has, for example, three active bids will be able to bid up to his maximum bid amount for each individual bid. However, the bid of a bidder who has placed multiple bids may be deemed to be “in the money” only to the extent that the aggregate value of the multiple bids is less than or equal to that bidder’s maximum bid amount. In short, while a bidder may place multiple bids, each up to his maximum bid amount, the most ESOARS Units that an “in the money” bidder may be allocated will be that number that his maximum bid amount will purchase.

The highest “maximum bid amount” that we will allow any bidder to bid in a single bid is $350,000, although we reserve the right in our sole discretion to set a maximum bid amount for any bidder at any lesser amount.

Each separate bid may be modified as described above in order to increase the number of ESOARS Units bid for or to increase the bid price, or both. There is no limit to the number of times that a bidder may improve an individual bid. A modification of one bid does not modify any other bid. Because each bid is independent of any other bid, each bid may result in an allocation of ESOARS Units; consequently, the sum of a bidder’s bid sizes should be no more than the total number of ESOARS Units the bidder is willing to purchase.

Once the auction begins, all prospective investors that have qualified to bid may submit bids only through www.esoars.com.

In connection with submitting a bid, you must log on to www.esoars.com and submit the following information:

•	state the number of ESOARS Units that you are interested in purchasing;

•	state the purchase price per ESOARS Unit that you are willing to pay;

•	review your bid to ensure accuracy, then confirm that bid; and

•	provide any additional information to enable our auction agent and us to identify you, confirm your eligibility and suitability for participating in our offering and, if you submit a successful bid, consummate the sale of our ESOARS Units allocated to you.

You should consider all the information in this prospectus supplement and the accompanying base prospectus in determining whether to submit a bid; the number of ESOARS Units you are interested in purchasing; and the price per ESOARS Unit that you are willing to pay.

Once an investor:

•	places a bid on www.esoars.com, and

•	confirms that bid on www.esoars.com,

that bid will constitute an irrevocable offer to purchase our ESOARS Units (except as set forth immediately above in this subsection), on the terms provided for in the bid.

For purposes of the electronic bidding process at www.esoars.com, the time as maintained on www.esoars.com will constitute the official time of a bid. Bidders will be able to monitor the status of their bid as described more fully below. Bids submitted on www.esoars.com must be received by us before 4:15 p.m., E.D.T., on June 29, 2006, which is when the auction ends.

While the auction platform has been subjected to stress testing to confirm its functionality and ability to handle numerous bidders, it is impossible for us to predict the response of the investing public to this offering. Bidders should be aware that if enough bidders try to access the platform and submit bids simultaneously, there may be a delay in receiving and/or processing their bids. Bidders should be aware that auction website capacity limits may prevent last-minute bids from being received by the auction website and should plan their bidding strategy accordingly. We make no guarantee that any submitted bid will be received, processed and accepted during the auction process.

The auction is modeled after that used by the United States Treasury, with some notable differences. The auction will be an “open” auction, with bidders being updated on the status of their bids relative to other bidders, as described in this paragraph. At no point, however, will bidders have access to other bidders’ actual bids or other bidders’ identities. After submission and confirmation of bid quantity and price, the www.esoars.com web page will indicate whether that bid is at that time is in a winning position, or “in the money.” If a bid is “in the money” at a particular point of time during the auction, that means that, if the auction ended at that particular time, the “in the money” portion of that bidder’s bid would be accepted. In order for a bid to be accepted, a bid must be “in the money” at the close of the auction. In order to monitor the progress of the auction, bidders may need to manually refresh the bid page to see whether their status has changed. This process will continue until the end of the auction, at which point our auction agent will review the submitted bids and determine the auction winners and allocations. See “Risk Factors — Risks Related to the Auction Process” beginning on page S-8 of this prospectus supplement.

Neither we nor our auction agent have any duty or obligation to undertake such registration to bid for any prospective bidder or to provide or assure such access to any qualified prospective bidder, and neither we nor our auction agent will be responsible for a bidder’s failure to register to bid or for proper operation of www.esoars.com, or have any liability for any delays or interruptions of, or any damages caused by, www.esoars.com.

Early Bids

As a convenience to bidders, we will accept early bids from qualified bidders, within the registration and bidding parameters described herein. We will accept early bids that we receive prior to 8:00 a.m., E.D.T., on June 28, 2006. You may submit an early bid by facsimile, e-mail or mail as follows:

•	facsimile at (801) 524-0824;

•	e-mail sent to info@esoars.com; or

•	mail sent to Zions Direct, Attention: ESOARS, One South Main, 17th Floor, Salt Lake City, Utah 84111.

Each bid submitted as provided in the preceding sentence must either be written on an Early Bid Submission Form, which you can either download from www.esoars.com or which you can request that we send you by facsimile or e-mail, and must include:

•	your bidder ID and password;

•	the number of ESOARS Units bid for;

•	the proposed purchase price of each ESOARS Unit bid for; and

•	the bid total purchase price of the ESOARS Units bid for.

All of the terms and conditions of the auction described in this prospectus supplement will apply to eligible bidders who submit early bids. In particular, you should know that if you submit an early bid, it will be deemed submitted and confirmed at the time that you actually submit your early bid, notwithstanding that you may, for example, want to revoke your early bid before the opening of the auction. You will be able to amend your early bid only as permitted above in “— Bidding Auction Process; Irrevocability of Bids.” You should also be aware that if you elect to be an early bidder and are required to post a deposit in connection with your early bid, your deposit will be irrevocable once you make your bid, pending the conclusion of the auction and the allocation of our ESOARS.

If you submit an early bid before you have been qualified to participate in the auction, your bid may not be processed. We will enter early bids on behalf of early bidders as soon as practicable after the opening of the auction. We do not assume any responsibility or liability from the failure of any facsimile, e-mail or mail transmission (whether such failure arises from equipment failure, communications failure or otherwise). We do not assume any responsibility or liability from our or our auction agent’s failure to accurately submit an early bid in the auction on your behalf. To ensure that your bid is accurately placed, you should submit your bid on www.esoars.com during the auction.

Market-Clearing Price

The market-clearing, or “stop,” price for our ESOARS will be the highest price at which all of the ESOARS Units offered hereunder are sold. We will determine this price by moving down the list of accepted bids in descending order of bid price until the total quantity of ESOARS Units bid for is greater than or equal to the 93,603 ESOARS Units being offered hereunder.

For example, assume that 100,000 ESOARS Units are being offered and that the following bidders have bid as follows:

Bidder	ESOARS Units Represented by Bid	Bid Price
A	50,000	$100.00
B	50,000	$75.00
C	50,000	$50.00

In this example, $100.00 is not the market-clearing, or “stop,” price because only 50,000 of the ESOARS Units offered could be sold at that price. Furthermore, $50.00 is not the market-clearing, or “stop,” price because, although all of the ESOARS Units being offered are sold for prices over $50.00, this is not the highest price at which all of the ESOARS Units offered could be sold. Instead, all of the ESOARS Units being offered in this example will be sold at the higher price of $75.00. Therefore, $75.00 is the market-clearing, or “stop,” price in this example.

The entire issue of ESOARS Units will be sold at the market-clearing, or “stop,” price (similar to the United States Treasury auction). Therefore, in the example above, all of the ESOARS Units sold, even those that were bid for at $100.00, would have been sold for $75.00. We caution you that the market-clearing, or “stop,” price may have little or no relationship to the price that would be established using other indicators of value. The scenario above is an example only and should not be considered indicative of an appropriate or likely market-clearing, or “stop,” price for our ESOARS.

Allocation

Once the market-clearing, or “stop,” price for our ESOARS has been determined, our auction agent will begin the allocation process. Bidders bidding above the market-clearing price will be allocated the entire quantity of ESOARS Units for which they bid; however, in no event will a bidder be allowed to purchase more than that bidder’s maximum bid amount. In the event that multiple bidders bid at the market-clearing, or “stop,” price and their total quantity of ESOARS for which they have bid exceeds the number of available ESOARS Units not allocated to higher bidders, the auction agent will determine the pro rata percentage of the remaining ESOARS Units to be allocated to such bidders by dividing:

•	the number of ESOARS Units not previously allocated to higher bidders, by

•	the total number of ESOARS Units bid for at the market-clearing, or “stop,” price.

The auction agent will then allocate to each such bidder a number of the remaining ESOARS Units equal to:

•	the pro rata percentage, multiplied by

•	the number of ESOARS Units bid for by each such bidder at the market-clearing, or “stop,” price,

rounded up to the nearest whole number of ESOARS Units.

For example, assume again that 100,000 ESOARS Units are being offered, and that the following bidders have again bid as follows:

Bidder	ESOARS Units Represented by Bid	Bid Price
A	50,000	$100.00
B	50,000	$75.00
C	50,000	$75.00

In this example, $75.00 is the market-clearing, or “stop,” price because it is the highest price at which all of the ESOARS Units offered could be sold. Therefore, Bidder A is allocated all 50,000 ESOARS Units bid for. This leaves 50,000 ESOARS Units to be allocated to the bidders that bid at the market-clearing, or “stop,” price. However, Bidder B and Bidder C bid for an aggregate of 100,000 ESOARS Units. Therefore, the remaining 50,000 ESOARS Units are allocated on a pro rata basis to Bidder B and Bidder C. In this example, because Bidder B and Bidder C bid identically, each is allocated 25,000 ESOARS Units. This scenario is an example only and should not be considered indicative of an appropriate or likely market-clearing, or “stop,” price for our ESOARS.

In the event that a single bidder bids at the market-clearing price but the available quantity is less than that for which the bidder bid, the bidder will receive the available quantity. If an allocation of our ESOARS

Units to a bidder would result in the issuance of a fractional ESOARS Unit to that bidder, then we will round up to a whole ESOARS Unit.

In exceptional circumstances, we may alter the method of allocation of the ESOARS Units as we deem necessary to ensure a fair and orderly distribution.

Results of Auction and Bid Acceptance

Bidders may view the results of the auction on www.esoars.com. You should be aware that the auction agent will accept successful bids by sending an electronic notice of acceptance, and that bidders who submitted successful bids will be obligated to purchase the ESOARS Units allocated to them, regardless of whether they are aware that the electronic notice of acceptance has been sent.

Settlement

We expect that settlement will take place three business days following the conclusion of the auction and the allocation of our ESOARS. Institutional customers will submit payments to our auction agent by wire transfer. Zions Direct account holders may pay through their Zions Direct account at Pershing LLC. A winning bidder’s deposit will be delivered to us in connection with settlement, to the extent that the funds deposited are required for payment of ESOARS allocated to that bidder. Otherwise, we will return that portion of a winning bidder’s deposited funds, without interest, that is not required for payment of ESOARS allocated to that bidder.

ZIONS BANCORPORATION 2005 STOCK OPTION AND INCENTIVE PLAN

We issued each of the reference options pursuant to our 2005 Stock Option and Incentive Plan dated effective as of May 6, 2005 (the “Incentive Plan”). We filed a copy of our Incentive Plan as Exhibit 4.7 to our Registration Statement on Form S-8, which we filed with the SEC on May 6, 2005. We have attached a copy of our Incentive Plan as Annex B of this prospectus supplement. We also filed a copy of our Standard Stock Option Award Agreement (the “Standard Option Agreement”) as Exhibit 10.5 to our Quarterly Report on Form 10-Q for our fiscal quarter ended March 31, 2005, which we filed with the SEC on May 6, 2005. We have attached a copy of our Standard Option Agreement as Annex C of this prospectus supplement. We issued substantially all of our reference options pursuant to the terms and conditions contained in the Standard Option Agreement.

The following description is only a summary of the material relevant provisions of our 2005 Stock Option and Incentive Plan. It does not restate the Incentive Plan in its entirety. This summary, as well as any other discussion of our Incentive Plan and our reference options grants in this prospectus supplement, is qualified by reference to the text of the Incentive Plan and the Standard Option Agreement. We urge you to read the Incentive Plan and the Standard Option Agreement, because they, and not this description or any other discussion in this prospectus supplement, define the terms under which an employee optionee may exercise a reference option.

Summary of Our 2005 Stock Option And Incentive Plan

Purpose.  The purpose of the Incentive Plan is to promote our long-term success by providing an incentive for the officers, employees and directors of, and consultants and advisors to, us and our affiliates to acquire a proprietary interest in our success; to remain in our service or the service of our affiliates; and to render superior performance during such service.

Administration.  The Incentive Plan is administered by the executive compensation committee of our board of directors or a subcommittee thereof (the “Committee”). The Committee has the authority to:

•	construe, interpret and implement the Incentive Plan;

•	prescribe, amend and rescind rules and regulations relating to the Incentive Plan;

•	make all determinations necessary or advisable in administering the Incentive Plan;

•	correct any defect, supply any omission and reconcile any inconsistency in the Incentive Plan;

•	amend the Incentive Plan to reflect changes in applicable law;

•	determine whether awards may be settled in shares of our common stock, cash or other property;

•	determine whether amounts payable under an award should be deferred; and

•	make other determinations and take other actions relative to the Incentive Plan.

The determination of the Committee on all matters relating to the Incentive Plan or any award agreement is final and binding.

Eligibility.  Acting and prospective directors, officers and employees of, and consultants and advisors to, us and our affiliates, as selected by the Committee in its discretion, are eligible to participate in the Incentive Plan.

Approximately 8,000 of our directors, officers, and employees are eligible to participate; however, because the Incentive Plan provides for broad discretion in selecting grantees and in making awards, we cannot determine the total number of persons who may participate and the respective benefits to be accorded to them.

Shares of Common Stock Available for Issuance Through the Incentive Plan.  Up to 8,900,000 shares of our common stock are authorized for issuance through the Incentive Plan, all of which are available for issuance pursuant to incentive stock options. Only 936,024 shares of our common stock are subject to reference options. Shares of our common stock may be issued under the Incentive Plan from authorized but unissued shares of our common stock or authorized and issued shares of our common stock held in our treasury or otherwise acquired for the purposes of the Incentive Plan.

Provisions in our Incentive Plan permit the reuse or reissuance of shares of our common stock underlying forfeited, terminated or canceled awards of stock-based compensation. If awards or underlying shares of our common stock are tendered or withheld as payment for the exercise price of an award, then we may not reuse or issue, or otherwise treat as available under our Incentive Plan, the shares of our common stock. Any shares of our common stock delivered by us, any shares of common stock with respect to which awards under the Incentive Plan are made by us and any shares of common stock with respect to which we become obligated to make awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, are not counted against the shares available for awards under the Incentive Plan.

The Committee has the authority to adjust the terms of any outstanding awards and the number of shares of our common stock issuable under our Incentive Plan for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, rights offering, combination or reclassification of the common shares, or other events affecting our capitalization.

Stock Options.  The Committee has discretion to award to eligible employees:

•	incentive stock options (“ISOs”), which are intended to comply with Section 422 of the Code, or

•	nonqualified stock options, which are not intended to comply with Section 422 of the Code.

The Committee determines the number of shares of our common stock covered by the applicable option and the exercise period and exercise price of such option. However, the exercise period may not exceed 10 years and the exercise price may not be less than the fair market value of a share of our common stock on the date the option is granted. The Committee has discretion to set such additional limitations, conditions and provisions on or relating to option grants as it deems appropriate.

Upon the exercise of an option granted under our Incentive Plan, the exercise price is payable in full to us either:

•	in cash or its equivalent;

•	by delivery of shares of our common stock having a fair market value at the time of exercise equal to all or a part of exercise price (provided such shares have been held for at least six months prior to their tender); or

•	any other method approved by the Committee in its discretion.

Grantees of an option award generally will not have any of the rights of our shareholders with respect to shares subject to their award until the issuance of the shares.

Performance Goals.  The Committee may grant awards under the Incentive Plan subject to the attainment of specified performance goals. The performance goals applicable to an award may provide for a targeted or measured level or levels of achievement or change using one or more of the following measures:

•	revenue;

•	earnings per share;

•	net income;

•	return on assets;

•	return on equity;

•	stock price;

•	economic profit or shareholder value added; and

•	total shareholder return.

Termination of Employment and Change in Control.  The Incentive Plan determines the extent to which a grantee will have the right to exercise or obtain the benefits of an award or underlying shares following termination of the grantee’s employment or service by or for us or the service or our affiliates or upon a change in control of us, unless modified by the Committee with respect to an award.

The Incentive Plan provides that, unless the Committee determines otherwise at the time of an award, upon a change in control of us, the exercisability of, and the lapse of restrictions with respect to, the award will be accelerated, the exercise period, if any, of the award will be extended and, if so determined by the Committee, the award may be cashed out. The termination and change in control provisions need not be uniform among all grantees and may reflect distinctions based on the reasons for termination of employment or service by or for us or the service or our affiliates.

Adjustments and Amendments.  The Incentive Plan provides for appropriate adjustments in the number and nature of shares of our common stock subject to awards and available for future awards and in the exercise price of options in the event of changes in our issued and outstanding common stock by reason of a merger, stock split or other specified events.

The Committee may amend the Incentive Plan at any time and for any purpose that the Committee deems appropriate. However, no amendment may adversely affect any outstanding awards in a material way without the affected holder’s consent, except in specified circumstances.

No Repricing or Reloads.  Options issued under our Incentive Plan may not be repriced without the approval of our shareholders. The plan does not allow reload options to be issued upon exercise of outstanding options.

Nontransferability.  Unless the Committee determines otherwise in specified circumstances, no award (including options) granted pursuant to, and no right to payment under, our Incentive Plan will be assignable or transferable by a grantee except by will or by the laws of descent and distribution, and any option or similar right will be exercisable during a grantee’s lifetime only by the grantee or by the grantee’s legal representative.

Duration of the Incentive Plan.  Unless earlier terminated by our board of directors, our Incentive Plan will terminate on the tenth anniversary of adoption of the plan by our board of directors; provided, however, that the terms of our Incentive Plan will continue to govern until all then-outstanding options granted thereunder have been satisfied or terminated pursuant to the terms of the Incentive Plan, and all restricted periods and performance periods have lapsed.

Federal Income Tax Consequences to Employees With Respect to Stock Options

Incentive Stock Options.  A grantee will not be subject to tax upon the grant of an ISO, or upon the exercise of an ISO. However, the excess of the fair market value of the shares of our common stock on the date of exercise over the exercise price paid will be included in the grantee’s alternative minimum taxable income. Whether a grantee is subject to the alternative minimum tax will depend on his or her particular circumstances. Following exercise of an ISO, if a grantee disposes of the shares of our common stock acquired upon exercise of an option on or after the later of:

•	the second anniversary of the date of grant of the ISO, and

•	the first anniversary of the date of exercise of the ISO (the “statutory holding period”),

then the grantee will recognize a capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the grantee’s basis in the shares. If the grantee disposes of those shares before the end of the statutory holding period, he or she will have engaged in a “disqualifying disposition.” As a result, the disposition will be subject to tax:

•	on the excess of the fair market value of the shares on the date of exercise (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income, and

•	on the excess, if any, of the amount realized on such disqualifying disposition over the fair market value of the shares on the date of exercise, as capital gain.

If the amount a grantee realizes from a disqualifying disposition is less than the exercise price paid and the loss sustained upon such disposition would otherwise be recognized, the grantee will not recognize any ordinary income from such disqualifying disposition and instead will recognize a capital loss. In the event of a disqualifying disposition, the amount recognized by the grantee as ordinary income is generally deductible by us. We are currently not obligated to withhold income or other employment taxes upon a disqualifying disposition of an ISO.

Nonstatutory Stock Options.  A grantee will not be subject to tax upon the grant of an option which is not intended to be (or does not qualify as) an ISO (a “nonstatutory stock option”). Upon exercise of a nonstatutory stock option, an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price paid is taxable to the grantee as ordinary income, and such amount is generally deductible by us. This amount of income will be subject to income tax and employment tax withholding.

DESCRIPTION OF REFERENCE OPTIONS

Our board of directors approved the reference options on May 1, 2006. The board approved the granting of 960,000 options, of which 936,024 were granted. The exercise price of $81.15 per share was set at the market closing price on May 1, 2006. One-third of the reference options vest on the grant date anniversary in each of the first three years. There are no other vesting conditions. The vesting conditions are identical for all reference options. The reference options expire seven years after the grant date, on April 30, 2013.

Some of the granted options will be classified as incentive stock options, with the remainder classified as non-qualified options. In general, incentive and non-qualified differ as to their tax consequences for the option grantee. Other than the classification of our reference options as incentive or non-qualified options, the reference options are identical. There are no differences in terms, including vesting, termination or cancellation.

The Standard Option Agreement, under which we issued substantially all of the reference options, generally provides that the reference options will terminate immediately upon:

•	the employee’s termination of his or her employment with us for any reason, or

•	our termination of that employee’s employment for cause.

The following table shows the allocation of the reference options among employee groups. “Executives” refers primarily to our Chief Executive Officer, Chief Financial Officer, Chief Executive Officers of our affiliate banks and Executive Vice Presidents. “Upper-level Managers” primarily refers to non-executive managers having a change in control provision in their employment contract. “Mid-level Managers & Other Top Performers” includes all other employees receiving options.

	Number of	Number of
	Employees	Reference Options Granted
Executives	43	648,191
Upper-level Managers	48	199,495
Mid-level Managers & Other Top Performers	30	88,338
Total	121	936,024

HISTORICAL STOCK OPTION EXERCISE DATA

The tables, charts and graphs shown on the following pages are select summaries of our past large option grants and the exercise behavior of our employee recipients of those options. The data from which these select summaries are derived is available at www.esoars.com. The information and materials found on that website are not part of this prospectus supplement and are not incorporated by reference into this prospectus supplement. While we have attempted to summarize this data in a useful way, you should determine its usefulness for yourself. Also, you may determine that alternative analyses of the data are more useful.

Our option grants and incentive option plans have varied in material ways over time. The composition of the group of employees in terms of specific individuals and rank and/or title of individuals has also varied over time. For example, prior to 2005, we granted a larger number of stock options, to more varied groups of employees. To illustrate, we have granted:

•	1,473,270 stock options in 2001;

•	1,577,550 stock options in 2002;

•	1,463,450 stock options in 2003; and

•	1,699,750 stock options in 2004.

However, we granted only:

•	741,941 stock options in 2005, and

•	936,024 stock options in 2004.

The number of individuals to whom we have issued stock options has also recently declined. The following shows the number of persons to whom we have granted stock options grants for the past three years:

•	for 2004, 879 individuals;

•	for 2005, 102 individuals, all members of senior management; and

•	for 2006, 121 individuals, all members of senior management.

Also in 2005, we granted shares of restricted stock to 615 employees, mostly in middle management. In 2006, we granted shares of restricted stock to 888 employees, mostly in middle management.

The pattern of exercise of the reference options may differ significantly from that of options granted in years 2004 and earlier, as the composition of the employee group receiving options changed significantly.

The ratio of incentive stock options and non-qualified stock options has also varied over time. Additionally, the terms of our option plans have varied over time with respect to, among other things, vesting, expiration date and employment termination conditions. Because of these and other differences between our previous options grants and the May 1, 2006 grant of the reference options, you should consider this past exercise behavior as general background information only. You should not consider that it is necessarily indicative of future exercise behavior, nor should you necessarily rely on it for precise analysis.

The option grants summarized below represent summaries of the large options grants that we have made annually to select employees. From time to time throughout each year, we have also made additional, smaller options grants largely to newly-hired employees. We do not reflect these additional, smaller options grants in the tables, charts and graphs below. In 2000, we made two sizeable options grants, summaries for each of which we have provided below.

The summary for each grant contains brief information about the key vesting conditions and the length of time until expiration. You can find additional details regarding the option terms by reading our previous form option award agreements and stock option plans under which we have granted the options described in this section, which we have filed with the SEC. See “Where You Can Find More Information” on page iv of this prospectus supplement.

Grant Summary Table.  The “Grant Summary” table for each year (or, in the case of 2004, for the applicable grant date) contains summary information regarding the grant date, grant type, number of options granted, grant price, the number of options exercised and the number of options canceled. The “Grant Date” is the date on which our board of directors approved the granting of the options. The table shows that there are typically two grant types, namely “incentive” and “non-qualified.” (In general, the types of options differ in their tax consequences to the option grantee.)

The “Grant Price” is the exercise, or “strike,” price of the options granted and is equal to the closing market price of our common stock on the date of the option grant. The number of options exercised is equal to the number of the granted options exercised, and in the case of option grants that have not expired, it is the number exercised through April 20, 2006. “Canceled” options represent options that were not exercised (in the case of grants that have expired) or options that will not be exercised (in the case of options that have not expired). Typically, canceled options result upon termination of employment. Holders of ESOARS will not receive any payments with respect to any reference options that are cancelled as a result of the termination of an employee’s employment with us.

Exercise by Year Table.  The “Exercise by Year” table for each year (or, in the case of 2004, for the applicable grant date) contains year-by-year summary information regarding the number of options exercised, the weighted average price at which they were exercised, the dollar value realized from the exercises and the cumulative percentage of options exercised. The number of options exercised represents the options exercised during the calendar year. Note that due to vesting provisions and the expiration of the options on the option grant date anniversary, exercises will not occur throughout the entirety of the calendar year in the initial and final calendar year of the period during which the reference options may be exercised. We computed the figures in the “Weighted Average Market Value at Exercise” column by:

•	multiplying each option exercised in a given year by the price at which it was exercised;

•	summing all such products for all of the exercises in the calendar year; and

dividing that sum by:

•	the number of options exercised during said calendar year.

We obtained the figures in the “Dollar Value Realized” column by multiplying, for each option exercise:

•	the number of options exercised

by the difference between:

•	the price at which they were exercised, and

•	the grant price (also known as the exercise or strike price).

We arrived at the figures in the “Cumulative % Exercised” column for a given year by taking:

•	the sum of all options exercised in that year and prior years,

divided by:

•	the total number of options that we granted.

Cumulative Exercise Graph.  The “Cumulative Exercise” graph for each year (or, in the case of 2004, for the applicable grant date) contains the cumulative options exercised over time, as well as the cumulative dollar value realized over time. The graphs start with the first anniversary of the grant date, which is the first date at which options may be exercised, and end with the expiration of the option period. We created the graph for the cumulative percentage of stock options exercised by plotting the numbers derived by dividing:

•	the cumulative options exercised for each day covered by the graph, and dividing by:

•	the total number of options granted.

We created the graph for cumulative dollar value realized by plotting the cumulative dollar value realized for each day covered by the graph. We obtained the amount of dollar value realized by multiplying for each option exercise:

•	the number of options exercised,

by the difference between:

•	the price at which those options were exercised, and

•	the grant price (also known as the exercise, or “strike,” price).

The cumulative dollar value realized is the sum of the dollar value realized starting with the first anniversary of the option grant up to the day represented by each point in the graph. For grants that have not yet expired, the scale for cumulative dollar value realized is chosen to scale the graph approximately in line with the cumulative percent exercised and should not be interpreted as indicative of the final cumulative value that will be realized. The final cumulative value that will be realized with respect to unexpired grants is unknowable and uncertain.

Zions Bancorporation March 18, 1994 Option Grant

Grant Terms

Vesting	Vest 25% after each of first four years
Term	Expire after 6 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
3/18/1994	Incentive	397,000	$9.94	364,996	32,004
Plan Totals		397,000		364,996	32,004

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
1995	17,988	$14.36	$79,523	4.5%
1996	43,696	$20.30	$452,702	15.5%
1997	85,430	$32.78	$1,950,829	37.1%
1998	101,213	$50.32	$4,086,678	62.6%
1999	79,273	$63.46	$4,242,491	82.5%
2000	37,396	$48.03	$1,424,380	91.9%
Total	364,996		$12,236,602

Cumulative % Exercised and $ Value Realized

Zions Bancorporation April 28, 1995 Option Grant

Grant Terms

Vesting	Vest 25% after each of first four years
Term	Expire after 6 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
4/28/1995	Incentive	276,863	$10.66	260,083	16,780
4/28/1995	Non-Qualified	837	$10.66	837	0
Plan Totals		277,700		260,920	16,780

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
1996	14,792	$19.96	$137,621	5.3%
1997	33,128	$33.57	$758,957	17.3%
1998	55,300	$50.58	$2,207,844	37.2%
1999	76,464	$63.04	$4,005,034	64.7%
2000	38,932	$44.73	$1,326,378	78.7%
2001	42,304	$53.20	$1,799,401	94.0%
Total	260,920		$10,235,235

Cumulative % Exercised and $ Value Realized

Zions Bancorporation March 8, 1996 Option Grant

Grant Terms

Vesting	Vest 25% after each of first four years
Term	Expire after 6 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
3/8/1996	Incentive	330,286	$18.13	297,522	32,764
3/8/1996	Non-Qualified	18,414	$18.13	18,414	0
Plan Totals		348,700		315,936	32,764

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
1997	20,732	$35.05	$350,763	5.9%
1998	52,405	$50.78	$1,710,853	21.0%
1999	60,741	$63.08	$2,730,358	38.4%
2000	45,367	$47.67	$1,340,075	51.4%
2001	54,893	$53.23	$1,926,983	67.1%
2002	81,798	$51.69	$2,744,823	90.6%
Total	315,936		$10,803,854

Cumulative % Exercised and $ Value Realized

Zions Bancorporation March 21, 1997 Option Grant

Grant Terms

Vesting	Vest 25% after each of first four years
Term	Expire after 6 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
3/21/1997	Incentive	359,451	$31.00	308,435	51,016
3/21/1997	Non-Qualified	96,649	$31.00	96,649	0
Plan Totals		456,100		405,084	51,016

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
1998	29,811	$51.81	$620,475	6.5%
1999	50,801	$63.63	$1,657,426	17.7%
2000	26,501	$49.76	$497,257	23.5%
2001	76,100	$55.11	$1,834,524	40.2%
2002	73,722	$50.92	$1,468,443	56.3%
2003	148,149	$41.72	$1,588,215	88.8%
Total	405,084		$7,666,340

Cumulative % Exercised and $ Value Realized

Zions Bancorporation March 24, 1998 Option Grant

Grant Terms

Vesting	Vest 25% after each of first four years
Term	Expire after 6 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
4/24/1998	Incentive	440,369	$48.50	299,373	140,996
4/24/1998	Non-Qualified	184,356	$48.50	162,009	22,347
Plan Totals		624,725		461,382	163,343

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
1999	19,148	$63.14	$280,383	3.1%
2000	5,311	$55.64	$37,907	3.9%
2001	57,644	$56.77	$476,595	13.1%
2002	35,598	$55.07	$234,027	18.8%
2003	127,250	$58.18	$1,231,706	39.2%
2004	216,431	$57.73	$1,998,545	73.9%
Total	461,382		$4,259,163

Cumulative % Exercised and $ Value Realized

Zions Bancorporation April 23, 1999 Option Grant

Grant Terms

Vesting	Vest 25% after each of first four years
Term	Expire after 6 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
4/23/1999	Incentive	489,508	$69.13	25,362	464,146
4/23/1999	Non-Qualified	257,242	$69.13	3,388	253,854
Plan Totals		746,750		28,750	718,000

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2000	0	n/a	$0	0.0%
2001	0	n/a	$0	0.0%
2002	0	n/a	$0	0.0%
2003	0	n/a	$0	0.0%
2004	0	n/a	$0	0.0%
2005	28,750	$69.99	$24,817	3.9%
Total	28,750		$24,817

Cumulative % Exercised and $ Value Realized

Zions Bancorporation March 31, 2000 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
3/31/2000	Incentive	541,902	$41.63	388,379	98,951
3/31/2000	Non-Qualified	405,598	$41.63	283,759	55,525
Plan Totals		947,500		672,138	154,476

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2001	49,144	$55.72	$692,907	5.2%
2002	81,606	$55.74	$1,151,915	13.8%
2003	219,646	$56.57	$3,281,856	37.0%
2004	161,142	$61.62	$3,222,213	54.0%
2005	138,234	$71.65	$4,149,930	68.6%
2006	22,366	$79.28	$842,233	70.9%
2007
Total	672,138		$13,341,053

Cumulative % Exercised and $ Value Realized

Zions Bancorporation May 26, 2000 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
5/26/2000	Incentive	235,800	$44.94	153,760	48,666
5/26/2000	Non-Qualified	116,450	$44.94	72,579	13,456
Plan Totals		352,250		226,339	62,122

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2001	13,339	$56.72	$157,129	3.8%
2002	28,386	$54.89	$282,633	11.8%
2003	83,642	$56.81	$993,150	35.6%
2004	63,565	$61.41	$1,047,166	53.6%
2005	31,682	$70.19	$800,086	62.6%
2006	5,725	$80.01	$200,765	64.3%
2007
Total	226,339		$3,480,929

Cumulative % Exercised and $ Value Realized

Zions Bancorporation April 20, 2001 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
4/20/2001	Incentive	867,180	$54.35	490,872	201,953
4/20/2001	Non-Qualified	606,090	$54.35	284,043	111,383
Plan Totals		1,473,270		774,915	313,336

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2002	2,648	$55.88	$4,039	0.2%
2003	90,827	$59.72	$487,349	6.3%
2004	348,693	$62.91	$2,986,146	30.0%
2005	245,027	$70.57	$3,973,886	46.6%
2006	87,720	$79.96	$2,246,742	52.6%
2007
2008
Total	774,915		$9,698,162

Cumulative % Exercised and $ Value Realized

Zions Bancorporation April 26, 2002 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
4/26/2002	Incentive	909,896	$53.72	479,598	171,756
4/26/2002	Non-Qualified	667,654	$53.72	297,368	47,105
Plan Totals		1,577,550		776,966	218,861

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2003	64,510	$60.43	$432,709	4.1%
2004	258,272	$62.71	$2,322,646	20.5%
2005	370,094	$70.90	$6,356,924	43.9%
2006	84,090	$80.24	$2,230,252	49.3%
2007
2008
2009
Total	776,966		$11,342,531

Cumulative % Exercised and $ Value Realized

Zions Bancorporation January 22, 2003 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
1/22/2003	Incentive	919,416	$42.00	454,751	145,411
1/22/2003	Non-Qualified	544,034	$42.00	234,409	27,496
Plan Totals		1,463,450		689,160	172,907

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2004	220,278	$61.11	$4,209,737	15.1%
2005	294,362	$69.59	$8,121,154	35.2%
2006	174,520	$79.94	$6,622,028	47.1%
2007
2008
2009
2010
Total	689,160		$18,952,918

Cumulative % Exercised and $ Value Realized

Zions Bancorporation April 30, 2004 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
4/30/2004	Incentive	949,029	$56.59	121,160	89,857
4/30/2004	Non-Qualified	750,721	$56.59	118,591	24,189
Plan Totals		1,699,750		239,751	114,046

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2005	192,083	$71.57	$2,878,023	11.3%
2006	47,668	$80.22	$1,126,604	14.1%
2007
2008
2009
2010
2011
Total	239,751		$4,004,627

Cumulative % Exercised and $ Value Realized

Zions Bancorporation May 6, 2005 Option Grant

Grant Terms

Vesting	Vest one-third after each of first three years
Term	Expire after 7 years

Grant Summary

Grant Date	Grant Type	Granted	Grant Price	Exercised	Canceled
5/6/2005	Incentive	153,712	$70.79	0	5,806
5/6/2005	Non-Qualified	588,229	$70.79	0	542
Plan Totals		741,941		0	6,348

Exercise by Year

		Weighted Average
		Market Value at		Cumulative %
Year	Number Exercised	Exercise	$ Value Realized	Exercised
2006
2007
2008
2009
2010
2011
2012
Total	0		$0

VALUATION OF RECENT STOCK OPTION GRANTS

Historically, we have accounted for our share-based compensation, including our stock options, under Accounting Principles Board Opinion No. 25 (“APB 25”), Accounting for Stock Issued to Employees. Under APB 25, we have not recorded any compensation expense with respect to stock options granted prior to 2006, as the exercise price of the options was equal to the quoted market price of our common stock on the date of grant.

In December 2004, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 123R, Share-Based Payment, which is a revision of SFAS No. 123, Accounting for Stock-Based Compensation. Under SFAS No. 123R, we are required to recognize compensation expense associated with our employee stock option grants for all employee stock options granted on or after January 1, 2006.

SFAS No. 123R generally recognizes three approaches to stock option valuation:

•	a closed-form model such as the Black-Scholes option-pricing formula;

•	the binomial (lattice) method; and

•	market-based valuation.

We expect to value our reference options principally on the basis of the Black-Scholes method. We believe that the Black-Scholes method is currently the most widely-used method of stock option valuation, and we have determined that it is the most appropriate method for our financial reporting purposes, pending the development of an acceptable market-based approach. Our ESOARS are designed to provide a basis for market-based valuation of stock options. We believe a market-based approach, such as that intended to be demonstrated by this offering of ESOARS, may ultimately provide a viable, if not superior, alternative to the Black-Scholes and binomial methods for valuing stock options.

Under SFAS No. 148, Accounting for Stock-Based Compensation — Transition and Disclosure, we are required to calculate and report in the footnotes to our financial statements the impact on our net income that would have occurred if we had applied the provisions of SFAS No. 123 to share-based payments in the past three years. In making these determinations, we have estimated the fair value of our option grants using the Black-Scholes option-pricing model.

The Black-Scholes model estimates the value of a stock option using various assumptions. The more significant assumptions used to apply this model include:

•	a weighted average risk-free interest rate;

•	a weighted average expected life;

•	an expected dividend yield; and

•	an expected volatility.

Use of these assumptions is subjective and requires judgment. Using the Black-Scholes model, we have reported in the footnotes to our financial statements that the pro forma share-based compensation expense of our stock options granted in the years listed below, for all stock options awarded during those years, net of related tax effects, is as follows:

Year of Stock Options Grant	Pro Forma Share-Based Compensation Expense
2003	$15,395,000
2004	$12,503,000
2005	$9,793,000

The following table summarizes the weighted average of fair value and the assumptions used in applying the Black-Scholes option-pricing model to compute the fair value of share-based compensation expense for our stock options granted in the years indicated:

	2005	2004	2003
Weighted average of fair value for options granted	$15.33	$11.85	$$9.05
Weighted average assumption used:
Expected dividend yield	2.0%	2.0%	1.9%
Expected volatility	25.0%	26.8%	28.0%
Risk-free interest rate	3.95%	3.11%	2.38%
Expected life (in years)	4.1	3.8	3.8

Presented under the section “Historical Stock Option Exercise Data” in this prospectus supplement is information regarding specified historical option grants. In particular, grant and exercise information regarding only some of our large annual grants is presented in that section. In contrast, the information presented above in this section and reported in our financial statements pertains to all stock options granted during each year represented.

The following table is included for reference only and contains the weighted average grant price (or strike or exercise price) for all stock options granted in the respective years:

Year	Total Options Granted	Weighted Average Grant Price
2003	1,640,550	$42.76
2004	1,766,250	$56.92
2005	863,041	$71.45

It is important to note that under SFAS No. 123R, option-based compensation expense is computed by adjusting the option valuation for the expected number of options that will be prior to vesting. Investors in ESOARS should consider both the valuation of the reference options granted as well as the number of options that will be exercised by our employees, because payments, if any, to holders of ESOARS are determined not only by our stock price movements, which the option valuation attempts to capture, but also by the actual exercise of the reference options by employees. The Black-Scholes fair values shown above do not factor in the possibility that not all granted options will be exercised due to forfeiture, cancellation, termination, failure to exercise, etc.

Under SFAS No. 123R, we are also required to estimate the pre-vesting forfeiture rate of our granted options in order to estimate our share-based compensation expense. The pre-vesting forfeiture rate is used to adjust the option value for the fact that some options will not be exercised when an employee’s employment is terminated and the options are cancelled as a result. We then adjust this estimate over the vesting period to reconcile the original estimate to our actual experience. While this adjustment will be reflected in the amount of compensation expense we record, it will not affect ESOARS payments directly. ESOARS payments, if any, will be affected directly, however, by employee terminations and resulting option forfeitures. Our estimated pre-vesting forfeiture rates for the reference options are presented in the following table.

Grant Type	Estimated Pre-vesting Forfeiture rate
Incentive	18.5%
Non-qualified	11.0%

For additional information regarding the calculation of our share-based compensation expense using the Black-Scholes method, see the section entitled “Share-Based Compensation” on pages 36 and 37 of the Annual Report on Form 10-K for our fiscal year ended December 31, 2005, and Note 1 of the Notes to Consolidated Financial Statements also included in that Annual Report on Form 10-K.

There are many approaches to valuing stock options recognized by financial analysts in addition to those described above. Each method has its perceived strengths and weaknesses, and most rely on subjective judgments and the application of various assumptions that may or may not reflect the actual performance of stock options and relevant markets. Prospective investors are urged to make their own judgments and determinations as to the future performance of the reference options and the ESOARS in deciding whether to bid for the ESOARS and, if so, at what price.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of the material United States federal income tax consequences as of the date hereof expected to be applicable to the purchase, ownership and disposition of our ESOARS by U.S. Holders (as defined below), other than those in special situations or subject to special U.S. federal income tax rules. Except to the extent specified herein, any discussion herein of matters of U.S. federal income tax law or legal conclusions under U.S. federal income tax law constitutes the opinion of our counsel, Mayer, Brown, Rowe & Maw LLP.

Except where noted herein, this discussion addresses only ESOARS held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). Under section 1221 of the Code, a capital asset is, generally speaking, property that you hold for investment purposes. In addition, as noted above, this discussion does not address consequences that may apply to an investment in our ESOARS by investors in special situations or that are subject to special U.S. federal income tax rules. In particular, special U.S. federal income tax considerations may apply to an investment in our ESOARS by investors that are dealers or traders in securities, banks, tax-exempt investors, insurance companies, partnerships and other pass-through entities, non-resident alien individuals, non-U.S. corporations, other non-U.S. investors, and investors that have a functional currency other than the U.S. dollar. In addition, this summary does not describe any U.S. tax consequences of the purchase, ownership or disposition of our ESOARS arising under the laws of any state, locality or taxing jurisdiction other than the United States federal government. In general, this summary assumes that a holder acquires our ESOARS at original issuance and does not hold our ESOARS as part of a hedge, straddle, conversion transaction within the meaning of section 1258 of the Code, or other integrated investment constituting of one or more ESOARS Units and one or more other positions.

This summary is based on the United States tax laws, regulations, rulings, judicial and administrative decisions, and other authorities in effect or available on the date of this Prospectus Supplement. All of the foregoing are subject to change, which change may apply retroactively and could affect the continued validity of this summary.

Prospective purchasers of our ESOARS are urged to consult their own tax advisors as to U.S. federal income tax consequences in light of their particular situations of the purchase, ownership and disposition of our ESOARS, including the possible application of state, local, non-U.S. or other tax laws.

As used herein, the term “U.S. Holder” means a beneficial owner of our ESOARS who is, or is treated for U.S. federal income tax purposes as, a citizen or resident of the United States, a corporation or other entity created in or organized under the laws of the United States, or an estate or trust (other than a “foreign estate” or a “foreign trust,” each as defined in the Code). If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our ESOARS, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships considering the purchase of our ESOARS are urged to consult their own tax advisors regarding the potential consequences to their partners of an investment in our ESOARS.

U.S. Federal Income Tax Characterization of Our ESOARS

There are no cases, Treasury regulations, revenue rulings or other binding authorities that directly address the U.S. federal income tax characterization of our ESOARS or of securities with terms substantially the same as those of our ESOARS. Accordingly, our counsel, Mayer, Brown, Rowe & Maw LLP, is unable to render an opinion as to that characterization or as to the proper method of reporting income and loss with respect to our ESOARS. In the absence of guidance, we intend to file information returns with the Internal Revenue Service reporting income with respect to our ESOARS under a method analogous to the method applicable to income with respect to cash-settled call options. However, the proper U.S. tax characterization of our ESOARS is uncertain, and therefore it is uncertain whether such method of reporting payments on our ESOARS would be proper. Other federal income tax characterizations of and methods of reporting payments on our ESOARS are possible, which if they applied could materially adversely affect the amount, timing and character of income or loss that is properly reportable with respect to our ESOARS as compared to the method reported by us. In general, a U.S. taxpayer may rely only on formal written opinions meeting specific regulatory requirements in order to avoid imposition of U.S. federal tax penalties. This summary does not meet those requirements. Therefore, if an alternative treatment of our ESOARS applied, a U.S. Holder could be subject to U.S. federal tax penalties unless the holder obtained appropriate opinions from its own tax advisor and/or met certain other requirements.

Because of the uncertainty of treatment of income and loss in respect our ESOARS, prospective investors in our ESOARS are urged to consult their own tax advisers as to the proper classification and reporting of income and loss with respect to our ESOARS for U.S. federal income tax purposes.

Tax Treatment of U.S. Holders Under Cash-Settled Option Method

Payments

Under the method of reporting income that we will adopt for our ESOARS that is analogous to the method applicable to payments with respect to cash-settled call options, a U.S. Holder of our ESOARS would treat our ESOARS as a series of cash-settled call options exercisable by the holder for a portion of the number of shares of our common stock as relate to the reference options, but which call options are each exercisable for a particular share only upon the exercise by the relevant employee of the related stock option. Thus, each cash-settled call option embedded in an ESOARS Unit would be treated in a manner similar to a “European” style option that is exercisable only at a specific time.

Under this method, a U.S. Holder should be required to allocate the amount paid for our ESOARS as option premium paid with respect to each stock option represented by our ESOARS. Because all of the reference options have the same exercise price and term, if we are required to take a position as to the appropriate allocation of a U.S. Holder’s purchase price, we intend to take the position that the holder’s purchase price should be allocated ratably to each reference option represented by the holder’s ESOARS on the basis of the number of shares of our common stock represented by such reference option. Under this method, on receipt of a payment of cash with respect to our ESOARS, a U.S. Holder should recognize gain equal to the amount of the payment less the portion of the purchase price paid for our ESOARS that was allocated to the related stock option that was deemed to have been exercised. In addition, the U.S. Holder generally should recognize a loss at the termination of the U.S. Holder’s ESOARS in the amount of any remaining purchase price attributable to stock options represented by our ESOARS that were not deemed exercised during the term of the ESOARS.

Although the character of gain recognized with respect to a cash-settled call option on stock would normally be treated as capital gain, we expect it is more appropriate and intend to file information returns with the Internal Revenue Service reporting income and loss realized by a U.S. Holder with respect to our ESOARS as ordinary income and loss.

Sale, Exchange or Other Disposition of Our ESOARS

Under the method of reporting payments on our ESOARS analogous to the method applicable to payments with respect to cash-settled call options, a U.S. Holder would recognize gain or loss on the sale, exchange or other taxable disposition of our ESOARS in an amount equal to the difference between the amount realized on the disposition and the U.S. Holder’s remaining tax basis in the ESOARS at the time of disposition (i.e., the portion of the U.S. Holder’s initial tax basis that was allocable to the stock options that remain unexercised at the time of the disposition). Such gain or loss should be capital gain or capital loss (and should be long-term capital gain or capital loss if the ESOARS were held for more than one year at the time of the disposition).

Alternative U.S. Federal Tax Characterizations of ESOARS

As stated above, our ESOARS may be properly characterized, and income and loss with respect to ESOARS may be properly reported, for U.S. federal income tax purposes under a different method. For example, income and loss with respect to our ESOARS may be properly reported under a method analogous to the method applicable to income and loss with respect to cash-settled forward contracts. Under such a method, the tax consequences for a U.S. Holder should generally be similar to the treatment of our ESOARS under the cash-settled call option method described above, although neither the proper recovery of the amount paid for our ESOARS nor the character of income or loss under this characterization is clear.

Although an argument could be made that our ESOARS should be treated as debt for U.S. federal tax purposes, we do not believe that ESOARS should be so treated because amounts to be paid with respect to our ESOARS are entirely contingent.

Similarly, we do not believe that our ESOARS should be treated as notional principal contracts (i.e., swaps) because they do not provide for periodic payments based on an index and a single notional amount. However, the Internal Revenue Service could assert that position.

Finally, in light of the absence of relevant authorities, it may be appropriate to report income and deductions with respect to our ESOARS under general rules for financial instruments for which applicable Treasury regulations do not prescribe specific rules. If so treated, a U.S. Holder may be entitled to use a “wait-and-see” approach to recognition of income. That is, the U.S. Holder should report income when payments are made on our ESOARS, and probably only after the payments exceed the amount paid for our ESOARS.

Other potential characterizations of our ESOARS and methods of reporting income and loss with respect to our ESOARS are possible. U.S. Holders are urged to consult their tax advisors regarding the potential application of these and other alternative methods of reporting income and loss with respect to our ESOARS.

United States Taxation of Non-U.S. Holders

As used herein, a “Non-U.S. Holder” is a beneficial owner of ESOARS that is neither a U.S. Holder nor a partnership, an entity treated for U.S. federal tax purposes as a partnership, or an entity organized in or under the laws of the United States, any State thereof or the District of Columbia.

It is not clear whether income or any payments with respect to ESOARS would be treated as fixed or determinable, annual or periodical gains, profits or income of the kind that is subject to U.S. withholding tax. In the absence of clear authority, we intend to withhold U.S. tax at a 30 percent rate from payments made on our ESOARS to a Non-U.S. Holder, unless

•	the Non-U.S. Holder is eligible for benefits of an income tax treaty providing for an exemption from U.S. tax on such income and delivers to us or our paying agent a properly completed Internal Revenue Service Form W-8BEN establishing such exemption, or

•	the income with respect to ESOARS is effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder and the Non-U.S. Holder delivers to us or our paying agent a properly completed Internal Revenue Service Form W-8ECI certifying to such treatment.

Information Reporting and Backup Withholding

Generally, payments made on our ESOARS to a U.S. Holder, and the proceeds of a sale or other disposition of our ESOARS by a U.S. Holder, will be subject to information reporting requirements unless the U.S. Holder is a corporation or other “exempt recipient.” In addition, payments to U.S. Holders may be subject to backup withholding (currently at a rate of 28%) unless the U.S. Holder provides to us or our paying agent an Internal Revenue Service Form W-9 or otherwise establishes an exemption.

Information reporting requirements and backup withholding generally will not apply to payments made to a Non-U.S. Holder, provided that the Non-U.S. Holder certifies to its non-U.S. status (generally by providing to us or our paying agent a properly completed Internal Revenue Service Form W-8BEN) or otherwise establishes an exemption.

We strongly urge you to consult your own tax advisor with respect to all aspects of the United States federal, state, local and foreign tax treatment of the purchase, ownership and disposition of our ESOARS.

CERTAIN ERISA CONSIDERATIONS

No ESOARS Unit may be purchased by or transferred to any “employee benefit plan” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA, and including, without limitation, foreign or government plans) or by any “plan” described in Section 4975(e)(1) of the Code, or any entity whose underlying assets include plan assets of any of the foregoing (each, a “Benefit Plan Investor”). Any purported purchase or transfer of our ESOARS in violation of the foregoing restrictions shall be null and void ab initio.  Each bidder who purchases the ESOARS will be deemed to have represented, warranted and acknowledged to us to such effect. No ESOARS Units may be transferred to a Benefit Plan Investor or an entity using Benefit Plan Investor assets. Each investor in an ESOARS Unit will be deemed to represent, warrant and covenant that it will not sell, pledge or otherwise transfer such security in violation of the foregoing.

LEGAL INVESTMENT CONSIDERATIONS

Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investments in our ESOARS. Any such institution should consult its legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in our ESOARS. Without limiting the foregoing, any financial institution that is subject to the jurisdiction of the Comptroller of Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, any state insurance commission, or any other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing our ESOARS.

We do not make any representation as to the proper characterization of the ESOARS for legal investment or other purposes, or as to the ability of particular investors to purchase our ESOARS for legal investment or other purposes, or as to the ability of particular investors to purchase our ESOARS under applicable investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of our ESOARS) may affect the liquidity of our ESOARS. Accordingly, all institutions whose activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent our ESOARS are subject to investment, capital or other restrictions.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

We will issue the ESOARS in book-entry form only. This means that ESOARS will be represented by one or more fully-registered global certificates representing the entire issuance of ESOARS. The ESOARS will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as “DTC” or the “depositary,” and will be registered in the name of Cede & Co., a nominee of DTC. Cede & Co. will be the only registered holder of the ESOARS.

Cede & Co. will be the only registered holder of the ESOARS. Consequently, because the ESOARS will be issued only in global form, we will recognize only DTC as the holder of the ESOARS and we will make all payments on the ESOARS to DTC. DTC will pass along the payments it receives to its participants, which in turn will pass the payments along to their customers who are the beneficial owners. DTC and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the ESOARS. You will not own ESOARS directly. Instead, you will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in DTC’s book-entry system or holds an interest through a participant.

A global security will not be transferred to or registered in the name of anyone other than DTC or its nominee, unless special termination situations arise. We describe those situations below under “— Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all ESOARS, and holders will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, you will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security. In the event that termination of the global security occurs, we may issue the ESOARS through another book-entry clearing system or decide that the ESOARS may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, a holder’s rights relating to a global security will be governed by the account rules of the depositary, those of the investor’s financial institution (e.g., Euroclear and Clearstream), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

You should be aware of the following:

•	you cannot cause the ESOARS to be registered in your own name, and cannot obtain non-global certificates for your interest in the ESOARS, except in the special situations we describe below;

•	you will be an indirect holder and must look to your own bank or broker for payments on the ESOARS and protection of your legal rights relating to the ESOARS, as we describe above in this section;

•	you may not be able to sell interests in the ESOARS to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	you may not be able to pledge your interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies and those of any participant in the depositary’s system or other intermediary (e.g., Euroclear or Clearstream) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to your interest in a global security. We will have no responsibility for any aspect of the depositary’s policies or actions or records of ownership interests in a global security. We also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately-available funds, and your broker or bank may require you to do so as well; and

•	financial institutions that participate in DTC’s book-entry system and through which you hold your interest in a global security (including Euroclear and Clearstream) may also have their own policies affecting payments, notices and other matters relating to securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately-available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor, and are not responsible for, the policies or actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing ESOARS Units. After that exchange, the choice of whether to hold your ESOARS directly or in street name will be up to you. You must consult your own bank or broker to find out how to have your interests in a global security transferred on termination to your own name, so that you will be a holder.

The special situations for termination of a global security are as follows:

•	DTC notifies us in writing that it is unwilling or unable to continue acting as the depositary, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 60 days after the date of such notice from DTC;

•	we determine that such global security should be exchanged for securities in definitive registered form representing ESOARS Units, and we deliver written notice to that effect to DTC; or

•	there has occurred and is continuing an event of default and our paying agent has received a written request from DTC to issue securities in definitive registered form representing ESOARS Units.

If a global security is terminated, only DTC, and not we, will be responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

LEGAL MATTERS

The validity of the ESOARS and certain other legal matters will be passed upon for us by Mayer, Brown, Rowe & Maw LLP, Los Angeles, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated in this prospectus supplement by reference. Our consolidated financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

ANNEX A

FORM OF GLOBAL CERTIFICATE

ANNEX A
_ _

CUSIP 989701 AQ 0

93,603 UNITS

GLOBAL CERTIFICATE

ZIONS BANCORPORATION
EMPLOYEE STOCK OPTION APPRECIATION RIGHTS SECURITIES, SERIES 2006

evidencing the right to receive certain payments from Zions Bancorporation, a Utah corporation, upon the exercise from time to time of stock options comprising a reference pool of stock options to purchase common stock of the Company issued by the Company to certain of its employees (the options comprising this reference pool, the “Reference Options”). The Reference Options are listed and described in Exhibit A hereto.

Issue Date: , 2006

First Payment Date:	Final Payment Date:
July 15, 2007	July 15, 2013

Issuing Agent, Paying Agent and Registrar:
Zions First National Bank

Certificate No. 1
ZIONS BANCORPORATION
[SEAL]

Name:
Title:

ZIONS FIRST NATIONAL BANK

Name:
Title:

Annex A - Page 1

ZIONS BANCORPORATION
EMPLOYEE STOCK OPTION APPRECIATION RIGHTS SECURITIES, SERIES 2006

THIS GLOBAL CERTIFICATE DOES NOT REPRESENT AN INTEREST IN ZIONS BANCORPORATION, ANY OF ITS AFFILIATES OR ANY OF THE REFERENCE OPTIONS. NEITHER THIS CERTIFICATE NOR ANY PAYMENTS HEREUNDER ARE INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR ANY OTHER PERSON.

THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT: (I) AS A WHOLE BY DTC TO A NOMINEE OF DTC; (II) BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC; OR (III) BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY, ALL WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

This certifies that Cede & Co. is the registered owner of 93,603 units of Zions Bancorporation Employee Stock Option Appreciation Rights Securities, Series 2006 (the “ESOARS,” and each unit thereof, an “ESOARS Unit”), evidenced by this Global Certificate (this “Certificate”).

Section 1.  Definitions. Unless otherwise defined herein, capitalized terms shall have the respective meanings set forth in this Section 1.

(a) “Business Day” means any day other than (a) a Saturday or Sunday, or (b) a day on which commercial banks in each of New York, New York and, if applicable, the city in which the principal office of the Paying Agent is located are authorized or obligated by law or executive order to be closed.

(b) “Certificate” is defined in the introductory paragraph immediately above this Section 1.

(c) “Company” means Zions Bancorporation, a Utah corporation.

(d) “Company Common Stock” means the common stock of the Company, no par value per share.

(e) “DTC” means The Depository Trust Company.

(f) “Event of Default” means either of the following events:

(i) the failure to make any payment as set forth in Section 3 or Section 4 below when the same becomes due and payable, and such failure continues for a period of 30 days; or

(ii) the failure to comply with any other covenant contained herein, which failure continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Holders of at least a majority of the ESOARS Units then outstanding.

(g) “ESOARS” and “ESOARS Units” are defined in the introductory paragraph immediately above this Section 1.

(h) “Holder” means any person or entity in whose name any ESOARS are registered, as determined as of the close of business on the applicable Record Date.

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(i) “Independent Valuation Agent” means any independent valuation agent designated by the Company.

(j) “Liquidation Event” is defined in Section 5.

(k) “Net Realized Value” means, for a particular Payment Period, the amount, if any, by which (i) the trading price per share of Company Common Stock on The Nasdaq National Market (or other national stock exchange on which the Company Common Stock is then traded) at the time of exercise of a Reference Option, exceeds (ii) (x) the exercise price of such Reference Option, multiplied by (y) the number of shares of Company Common Stock as to which such Reference Option was exercised on that date. If at the time of exercise, the Company Common Stock is not listed on The Nasdaq National Market, the over-the-counter market or any other national securities exchange, the “trading price per share of Company Common Stock” referred to in the immediately preceding sentence shall be replaced with a fair market value per share of Company Common Stock as determined in good faith by the Company’s board of directors or an Independent Valuation Agent.

(l) “Paying Agent” means Zions First National Bank, as Issuing Agent, Paying Agent and Registrar for the ESOARS.

(m) “Payment Amount” means, with respect a particular Payment Period, an amount equal to 10% of the Net Realized Value upon the exercise, if any, of Reference Options in such Payment Period.

(n) “Payment Date” means the 15th day of the month following the end of a calendar quarter (or, if such 15th day is not a business day, the business day immediately following), beginning on or about July 15, 2007 and terminating on or about July 15, 2013.

(o) “Payment Period” means the period (i) beginning on the first day of each calendar quarter (or in the case of the initial Payment Date, beginning on April 1, 2007), and (ii) ending on and including the last day of such calendar quarter.

(p) “Percentage Interest” means the percentage obtained by dividing the number of ESOARS Units represented by this Certificate by the total number of ESOARS Units then outstanding held by all Holders thereof.

(q) “Physical Securities” is defined in Section 8(a).

(r) “Record Date” means the last calendar day of the calendar quarter preceding the applicable Payment Date (or, if such day is not a Business Day, then on the next Business Day).

(s) “Reference Options” means the stock options of the Company comprising the reference pool of stock options to purchase Company Common Stock, which stock options have been issued by the Company to certain of its employees, as set forth on Exhibit A attached hereto.

(t) “SFAS No. 123R” is defined in Section 4.

Section 2.  Issuing Agent, Paying Agent and Registrar. Initially, Zions First National Bank shall act as Issuing Agent, Paying Agent and Registrar. The Paying Agent shall keep a register of this Certificate and of its transfer and exchange. The Paying Agent shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and address of all Holders. The Company may change the Paying Agent without notice to any Holder. Any subsidiaries of the Company may act as Paying Agent or Registrar.

Section 3.  Payments.

(a) The Company shall deposit with the Paying Agent the applicable Payment Amount, if any, on or before the fifth Business Day of each month following the end of each calendar quarter, commencing July 6, 2007, for payment to Holders pursuant to Section 3(b) below.

(b) Commencing on the First Payment Date specified above, and provided that (i) distributions are then payable and (ii) the Company has funded or caused to be funded adequate funds for and with respect to a

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particular Payment Date for payment to the Holders pursuant to Section 3(a) above, the Paying Agent shall, on or before the Payment Date, pay to each Holder, from funds deposited with the Paying Agent by the Company pursuant to Section 3(a) above, such Holder’s Percentage Interest of 10% of the Net Realized Value upon the exercise, if any, of Reference Options within the preceding Payment Period.

(c) All payments by the Paying Agent hereunder shall be by wire transfer in immediately-available funds to the account of the Holder entitled thereto at a bank or other entity having appropriate facilities therefor, if such Holder shall have provided the Paying Agent with wiring instructions no fewer than five Business Days prior to the Record Date for such payment (or, in the case of the payment on the First Payment Date, no later than July 1, 2007), or otherwise by check mailed to the address of such Holder appearing in the certificate register maintained by the Paying Agent.

(d) Except as set forth in Section 4 below, the ESOARS are limited in right of payment to the extent of exercises, if any, of Reference Options that create Net Realized Value. Any payment to a Holder hereunder is binding on such Holder and all future Holders and holders of any certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such payment is made upon this Certificate.

Section 4.  Modification of Reference Options.

(a) If one or more Reference Options is canceled or is modified in a manner that would be treated as an exchange pursuant to paragraph 51 of FASB Statement No. 123R, Share-Based Payment (“SFAS No. 123R”), the Company shall notify the Independent Valuation Agent within five (5) Business Days of such modification. Within 10 Business Days following receipt of such written notification, the Independent Valuation Agent shall determine the cancellation value of the modified Reference Option(s) in accordance with SFAS No. 123R, and shall notify the Company and the Paying Agent in writing of the cancellation value thereof. The Independent Valuation Agent’s determination of the cancellation value of the such Reference Option(s) shall be final and binding on all parties, absent manifest error.

(b) The Company shall deposit with the Paying Agent an amount equal to 10% of the cancellation value of such modified Reference Option(s) as determined in accordance with Section 4(a) above, on or before the fifth Business Day of each month following the end of the calendar quarter in which a qualifying modification of Reference Option(s) occurs, for payment to the Holders. The Paying Agent shall thereafter, on or before the 15th day of such month, pay to each Holder its Percentage Interest of 10% of the cancellation value of the modified Reference Option(s).

Section 5.  Liquidation Events. Upon the occurrence of any of the following events (each such event, a “Liquidation Event”), the Reference Options shall be considered to be modified as described in Section 4 above, and the procedures contained in such Section 4 with respect to determination and payment of cancellation value shall be followed:

(a) a liquidation, dissolution or winding up of the Company;

(b) any consolidation or merger of the Company with or into any other corporation or other entity, or any other corporate reorganization, in which the stockholders of the Company immediately prior to such consolidation, merger or reorganization, own less than 50% of the surviving entity’s voting power immediately after such consolidation, merger or reorganization; or

(c) a sale or other disposition of all or substantially all of the assets of the Company to a third party.

Section 6.  Reports to Holders. No later than 15 days after each Payment Date, the Company shall deliver or cause to be delivered to each Holder a written report relating to distributions made on the applicable Payment Date. The report shall set forth, with respect to the applicable Payment Period, information such as (a) the number of Reference Options exercised during the preceding quarter; (b) the stock price at which the Reference Options were exercised; (c) the number of Reference Options forfeited, if any, upon the termination of any optionee employee’s employment with the Company; and (d) the calculation of the distribution with respect to each ESOARS Unit.

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Section 7.  Transfer and Exchange of Beneficial Interests in the Certificate; Transfer Taxes. The transfer and exchange of beneficial interests in this Certificate shall be effected through DTC in accordance with its rules and procedures that apply to such transfer or exchange. No service charge will be imposed to a holder of any beneficial interest in this Certificate or to a Holder of this Certificate for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection therewith.

Section 8.  Issuance of Physical Securities; Transfer and Exchange of Certificate.

(a) Securities in definitive registered form representing ESOARS Units (“Physical Securities”) shall be transferred to all beneficial owners in exchange for their beneficial interests in this Certificate upon the occurrence of the following events:

(i) DTC delivers written notice to the Company that it is unwilling or unable to continue acting as the depositary, or DTC has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case the Company fails to appoint a successor depositary within 60 days after the date of such notice from DTC; or

(ii) the Company in its sole discretion determines that that Certificate (in whole but not in part) should be exchanged for Physical Securities, and delivers written notice to that effect to DTC; or

(iii) there has occurred and is continuing an Event of Default and the Paying Agent has received a written request from DTC to issue Physical Securities.

(b) In connection with any transfer or exchange of a portion of the beneficial interest in the Certificate to beneficial owners pursuant to Section 8(a) above, such Certificate shall be deemed to be surrendered to the Paying Agent for cancellation and Physical Securities shall be issued to and in the names of such beneficial owners identified by DTC in writing to the Paying Agent and the Company, in exchange for its beneficial interest in the Certificate.

Section 9.  Persons Deemed Owners. The registered Holder of this Certificate may be treated as its owner for all purposes.

Section 10.  CUSIP Number. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Certificate. No representation is made as to the accuracy of such number either as printed on this Certificate or as contained in any notice.

Section 11.  Amendment, Supplement and Waiver. This Certificate may be amended or supplemented with the written consent of Holders of at least a majority of the ESOARS Units then outstanding, and any existing default or compliance with any provision hereof may be waived with the written consent of Holders of at least a majority of the ESOARS Units then outstanding.

Section 12.  Assignment by Company. The rights and obligations of the Company under this Certificate may be transferred or assigned by the Company in its sole discretion without the consent of any Holder.

Section 13.  Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given upon delivery if delivered by hand (against receipt), or as of the date of delivery as shown on the receipt if mailed at a post office in the United States by registered or certified mail, postage prepaid, return receipt requested, or as of the date of acknowledgment if transmitted by facsimile transmission or other telecommunication equipment, in any case addressed (A) if to the Company, to Zions Bancorporation, One South Main Street, Salt Lake City, UT 84111, attention Corporate Secretary, (B) if to the Holder, to the address of the Holder shown on the Certificate Register, (C) if to the Paying Agent, to such address as provided by the Paying Agent to the Company and the Holders in writing, or to such other address(es) as the Company, the Holders and the Paying Agent shall have designated each other in writing.

Section 14.  Governing Law. This Certificate shall be construed in accordance with the internal laws of the State of New York (including Section 5-1401 of the General Obligations Laws of New York, but otherwise without regard to conflicts of law principles), and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

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EXHIBIT A

DESCRIPTION OF REFERENCE OPTIONS

[on file with Zions Bancorporation]

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE

The following exchanges of a part of this Global Certificate for an interest in another Global Certificate or for a Definitive Security, or exchanges of a part of another Global Certificate or Definitive Security for an interest in this Global Certificate, have been made:

Number of
	Amount of	Amount of	ESOARS under
	Decrease in	Increase in	this
	Number of	Number of	Global Certificate
	ESOARS under	ESOARS under	following such	Signature of
	this Global	this Global	decrease	authorized officer
Date of Exchange	Certificate	Certificate	(or increase)	of Paying Agent

.

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ASSIGNMENT FORM

For value received _ _
does hereby sell, assign and transfer unto

Please insert Social Security Number or
other identifying number of assignee

Please print or type name and address,
including zip code, of assignee:

the within Global Certificate and does hereby irrevocably constitute and appoint _ _Attorney to transfer the Global Certificate on the books of the Company with full power of substitution in the premises.

Date: _ _	Your Signature: _ _
(The signature to this assignment must
correspond with the name as written upon the
face of the within Global Certificate in every
particular, without alteration or enlargement or
any change whatsoever)

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ANNEX B

ZIONS BANCORPORATION 2005 STOCK PLAN OPTION AND INCENTIVE PLAN

ANNEX B

ZIONS BANCORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

ARTICLE I

GENERAL

1.1  Purpose

The purpose of the Zions Bancorporation 2005 Stock Option and Incentive Plan (the “Plan”) is to promote the long-term success of Zions Bancorporation (the “Company”) by providing an incentive for officers, employees and directors of, and consultants and advisors to, the Company and its Related Entities to acquire a proprietary interest in the success of the Company, to remain in the service of the Company and/or Related Entities, and to render superior performance during such service.

1.2  Definitions of Certain Terms

(a) “Award” means an award under the Plan as described in Section 1.5 and Article II.

(b) “Award Agreement” means a written agreement entered into between the Company and a Grantee in connection with an Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cause” Termination of Employment by the Company for “Cause” means, with respect to a Grantee and an Award, (i) except as provided otherwise in the applicable Award Agreement or as provided in clause (ii) below, Termination of Employment of the Grantee by the Company (A) upon Grantee’s failure to substantially perform Grantee’s duties with the Company or a Related Entity (other than any such failure resulting from death or Disability), (B) upon Grantee’s failure to substantially follow and comply with the specific and lawful directives of the Board or any officer of the Company or a Related Entity to whom Grantee directly or indirectly reports, (C) upon Grantee’s commission of an act of fraud or dishonesty resulting in actual or potential economic, financial or reputational injury to the Company or a Related Entity, (D) upon Grantee’s engagement in illegal conduct, gross misconduct or an act of moral turpitude, (E) upon Grantee’s violation of any written policy, guideline, code, handbook or similar document governing the conduct of directors, officers or employees of the Company or its Related Entities, or (F) upon Grantee’s engagement in any other similar conduct or act determined by the Committee in its discretion to constitute “cause”; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination for cause, termination for cause as defined and/or determined pursuant to such agreement. In the event that there is more than one such agreement, the Executive Compensation Committee shall determine which agreement shall govern.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Executive Compensation Committee (including any successor thereto) of the Board and shall consist of not less than two directors. However, if (i) a member of the Executive Compensation Committee is not an “outside director” within the meaning of Section 162(m) of the Code, is not a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, or is not an “independent director” within the meaning of Nasdaq Market Rule 4350 (c), or (ii) the Executive Compensation Committee otherwise in its discretion determines, then the Executive Compensation Committee may from time to time delegate some or all of its functions under the Plan to a subcommittee composed of members of the Executive Compensation Committee that, if relevant, meet the necessary requirements. The term “Committee” includes the Executive Compensation Committee or any such subcommittee, to the extent of the Executive Compensation Committee’s delegation.

(g) “Common Stock” means the common stock of the Company.

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(h) “Disability” means, with respect to a Grantee and an Award, (i) except as provided in the applicable Award Agreement or as provided in clause (ii) below, “disability” as defined in the Company’s long-term disability plan in which Grantee is participating; or (ii) in the case of directors, officers or employees who at the time of the Termination of Employment are entitled to the benefits of a change in control, employment or similar agreement entered into by the Company or a Related Entity that defines or addresses termination because of disability, “disability” as defined in such agreement. In the event that there is more than one such agreement, the Committee shall determine which agreement shall govern. Notwithstanding the foregoing, (A) in the case of an Incentive Stock Option, the term “Disability” for purposes of the preceding sentence shall have the meaning given to it by Section 422 (c)(6) of the Code and (B) to the extent an Award is subject to the provisions of Section 409A of the Code and in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then a Grantee shall be determined to have suffered a Disability only if such Grantee is “disabled” within the meaning of Section 409A of the Code.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) The “Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange, association or other market on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange, association or market, or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange, association or other market or traded in an over-the-counter market, such value as the Committee, in its discretion shall determine.

(k) “Grantee” means a person who receives an Award.

(l) “Incentive Stock Option” means, subject to Section 2.3 (f), a stock option that is intended to qualify for special federal income tax treatment pursuant to Sections 421 and 422 of the Code (or a successor provision thereof) and which is so designated in the applicable Award Agreement. Under no circumstances shall any stock option that is not specifically designated as an Incentive Stock Option be considered an Incentive Stock Option.

(m) “Key Persons” means then acting or prospective directors, officers and employees of the Company or of a Related Entity, and then acting or prospective consultants and advisors to the Company or a Related Entity.

(n) “Non-Employee Director” has the meaning given to it in Section 2.13(a).

(o) “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee in its discretion to be applicable to a Grantee with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted or measured level or levels of achievement or change using one or more of the following measures: (i) revenue, (ii) earnings per share, (iii) net income, (iv) return on assets, (v) return on equity, (vi) stock price, (vii) economic profit or shareholder value added, and (viii) total shareholder return. Such measures may be defined and calculated in such manner and detail as the Committee in its discretion may determine, including whether such measures shall be calculated before or after income taxes or other items, the degree or manner in which various items shall be included or excluded from such measures, whether total assets or certain categories of assets shall be used, whether such measures shall be applied to the Company on a consolidated basis or to certain Related Parties of the Company or to certain divisions, operating units or business lines of the Company or a Related Entity, the weighting that shall be given to various measures if combined goals are used, and the periods and dates during or on which such measures shall be calculated. The Performance Goals may differ from Grantee to Grantee and from Award to Award.

(p) “Person”, whether or not capitalized, means any natural person, any corporation, partnership, limited liability company, trust or legal or contractual entity or joint undertaking and any governmental authority.

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(q) “Related Entity” means any corporation, partnership, limited liability company or other entity that is an “affiliate” of the Company within the meaning of Rule 12b-2 under the Exchange Act.

(r) “Retirement” means, with respect to a Grantee and an Award, (i) except as otherwise provided in the applicable Award Agreement or as provided in clause (ii) below, the Grantee’s Termination of Employment with the Company or a Related Entity for a reason other than for Cause and that at the time of the Termination of Employment the Grantee has reached the following age with the corresponding number of years of service with the Company and/or Related Entities:

Age	Years of Service

55	10
56	9
57	8
58	7
59	6
60 and older	5

or (ii) with respect to a Non-Employee Director, the Grantee’s Termination of Employment with the Company at the end of his or her term of office for any reason other than Cause.

(s) “Rule 16b-3” means Rule 16b-3 under the Exchange Act.

(t) Unless otherwise determined by the Committee and subject to the following sentence, a Grantee shall be deemed to have a “Termination of Employment” upon ceasing employment with the Company or any Related Entity (or, in the case of a Grantee who is not an employee, upon ceasing association with the Company or any Related Entity as a director, consultant, advisor or otherwise). Unless the Committee in its discretion determines otherwise, it shall not be considered a Termination of Employment of a Grantee if the Grantee ceases employment or association with the Company or a Related Entity but continues or immediately commences employment or association with a majority-owned Related Entity or the Company. The Committee in its discretion may determine (i) that a given termination of employment with the Company or any particular Related Entity does not constitute a Termination of Employment (including circumstances in which employment continues with another Related Entity or the Company), (ii) whether any leave of absence constitutes a Termination of Employment for purposes of the Plan, (iii) the impact, if any, of any such leave of absence on Awards theretofore made under the Plan, and (iv) when a change in a Grantee’s association with the Company or any Related Entity constitutes a Termination of Employment for purposes of the Plan. The Committee may also determine in its discretion whether a Grantee’s Termination of Employment is for Cause and the date of termination in such case. The Committee may make any such determination at anytime, whether before or after the Grantee’s Termination of Employment.

1.3  Administration

(a) The Committee. The Plan shall be administered by the Committee, which shall consist of not less than two directors.

(b) Authority. The Committee shall have the authority (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any Award Agreements, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the Plan (including defining and calculating Performance Goals and certifying that such Performance Goals have been met), (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, (vi) to amend the Plan to reflect changes in applicable law or regulations, (vii) to determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited or suspended and the method or methods by which Awards may be settled, canceled, forfeited or suspended (including, but not limited to, canceling an Award in exchange for a cash payment (or securities with an equivalent value) equal to the difference between the Fair Market Value of a share of Common Stock on the date of grant and the Fair Market Value of a share of Common

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Stock on the date of cancellation, and, if no such difference exists, canceling an Award without a payment in cash or securities), and (viii) to determine whether, to what extent and under what circumstances cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee.

(c) Voting. Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

(d) Binding determinations. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be final, binding and conclusive.

(e) Exculpation. No member of the Board or the Committee or any officer, employee or agent of the Company or any of its Related Entities (each such person a “Covered Person”) shall have any liability to any person (including, without limitation, any Grantee) for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award. Each Covered Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan and against and from any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case, not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Articles of Incorporation or Bylaws, in each case as amended from time to time, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(f) Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board may obtain and may rely upon the advice of experts, including professional and financial advisors and consultants to the Committee or the Company. No director, officer, employee or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith reliance on such advice.

(g) Board. Notwithstanding anything to the contrary contained herein (i) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board, and (ii) the Board may, in its sole discretion, at any time and from time to time, grant Awards or resolve to administer the Plan. In either of the foregoing events, the Board shall have all of the authority and responsibility granted to the Committee herein.

1.4  Persons Eligible for Awards

Awards under the Plan may be made to such Key Persons as the Committee shall select in its discretion.

1.5  Types of Awards under the Plan

Awards may be made under the Plan in the form of stock options, including Incentive Stock Options and non-qualified stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, performance shares, performance units, dividend equivalent units, deferred stock units and other stock-based Awards, as set forth in Article II.

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1.6  Shares Available for or Subject to Awards

(a) Total shares available. The total number of shares of Common Stock that may be transferred pursuant to Awards granted under the Plan shall not exceed 8,900,000 shares. All of such shares shall be authorized for issuance pursuant to incentive stock options under Section 2.3 or for other Awards under Article II. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company’s treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan. If any Award is forfeited or otherwise terminates or is canceled without the delivery of shares of Common Stock, then the shares covered by such forfeited, terminated or canceled Award shall again become available for transfer pursuant to Awards granted or to be granted under this Plan. However, if any Award or shares of Common Stock issued or issuable under Awards are tendered or withheld as payment for the exercise price of an Award, the shares of Common Stock may not be reused or reissued or otherwise be treated as being available for Awards or issuance pursuant to the Plan. With respect to a stock appreciation right, both shares of Common Stock issued pursuant to the Award and shares of Common Stock representing the exercise price of the Award shall be treated as being unavailable for other Awards or other issuances pursuant to the Plan unless the stock appreciation right is forfeited, terminated or cancelled without the delivery of shares of Common Stock. Any shares of Common Stock delivered by the Company, any shares of Common Stock with respect to which Awards are made by the Company and any shares of Common Stock with respect to which the Company becomes obligated to make Awards, through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, shall not be counted against the shares available for Awards under this Plan.

(b) Treatment of Certain Awards. Any shares of Common Stock subject to Awards shall be counted against the numerical limits of this Section 1.6 as one share for every share subject thereto, except that any shares of Common Stock subject to Awards with a per share or unit purchase price lower than 100% of Fair Market Value of a share of Common Stock on the date of grant shall be counted against the numerical limits of this Section 1.6 as 3 shares for every one share subject thereto.

(c) Adjustments. The number of shares of Common Stock covered by each outstanding Award, the number or amount of shares or units available for Awards under Section 1.6 (a) or otherwise, the number or amount of shares or units that may be subject to Awards to any one Grantee under Section 1.7 (b) or otherwise, the price per share of Common Stock or units covered by each such outstanding Award and any other calculation relating to shares of Common Stock available for Awards or under outstanding Awards (including Awards under Section 2.13) may be proportionately adjusted, as the Committee may determine in its discretion to be appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, combination or reclassification of the Common Stock or similar transaction, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company or to reflect any distributions to holders of Common Stock (including rights offerings) other than regular cash dividends or (ii) any other unusual or nonrecurring event affecting the Company or its financial statements or any change in applicable law, regulation or accounting principles; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award. After any adjustment made pursuant to this paragraph, the number of shares subject to each outstanding Award shall be rounded to the nearest whole number.

(d) Grants exceeding allotted shares. If the shares of Common Stock covered by an Award exceeds, as of the date of grant, the number of shares of Common Stock which may be issued under the Plan without additional shareholder approval, such Award shall be void with respect to such excess shares of Common

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Stock unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock subject to the Plan is timely obtained in accordance with the Plan.

1.7  Regulatory Considerations

(a) General. To the extent that the Committee determines it desirable for any Award to be given any particular tax, accounting, legal or regulatory treatment, the Award may be made by a Committee consisting of qualifying directors, subject to any necessary restrictions, conditions or other terms or otherwise in such manner as is necessary to obtain the desired treatment.

(b) Code Section 162(m) provisions. Unless and until the Committee determines that an Award to a Grantee shall not be designed to qualify as “performance-based compensation” under Section 162(m) of the Code, the following rules shall apply to Awards granted to Grantees:

(i) No Grantee shall be granted, in any fiscal year, stock options or stock appreciation rights to purchase (or obtain the benefits of the equivalent of) more than 500,000 shares of Common Stock;

(ii) No Grantee shall be granted, in any fiscal year, more than 166,666 shares of restricted stock, unrestricted stock, restricted stock units or performance shares;

(iii) No Grantee shall receive performance units, in any fiscal year, having a value greater than $5 million, provided that if any units are awarded with respect to multiple years of service, such limit shall be multiplied by such number of years (not to exceed five years).

(iv) No Grantee shall be granted, in any fiscal year, dividend equivalent rights with respect to more shares than the aggregate number of shares and units granted to such Grantee in such year; and

(v) For purposes of qualifying grants of Awards as “performance-based compensation” under Section 162(m) of the Code, the Committee in its discretion may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Committee on or before the latest date permissible to enable the Awards to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting share Awards which are intended to qualify under Section 162(m) of the Code, the Committee shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

1.8  No Repricing

Without consent of the Company’s shareholders, the exercise price (or equivalent) for an Award may not be reduced. This shall include, without limitation, a repricing of the Award as well as an Award exchange program whereby the Grantee agrees to cancel an existing Award in exchange for a new Award.

ARTICLE II

AWARDS UNDER THE PLAN

2.1  Awards and Award Agreements

Each Award granted under the Plan shall be evidenced by an Award Agreement which shall contain such provisions as the Committee in its discretion deems necessary or desirable. Such provisions may include restrictions on the Grantee’s right to transfer the shares of Common Stock issuable pursuant to the Award, a requirement that the Grantee become a party to an agreement restricting transfer or allowing repurchase of any shares of Common Stock acquired pursuant to the Award, a requirement that the Grantee acknowledge that such shares are acquired for investment purposes only, and a right of first refusal exercisable by the Company in the event that the Grantee wishes to transfer any such shares. The Committee may grant Awards in tandem or in connection with or independently of or in substitution for any other Award or Awards granted under this Plan or any award granted under any other plan of the Company. Payments or transfers to be made by the Company upon the grant, exercise or payment of an Award may be made in such form as the Committee shall determine, including cash, shares of Common Stock or other securities (or proceeds from the sale thereof),

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other Awards (by surrender or cancellation thereof or otherwise) or other property and may be made in a single payment or transfer, in installments or on a deferred basis. The Committee may determine that a Grantee shall have no rights with respect to an Award unless such Grantee accepts the Award within such period as the Committee shall specify by executing an Award Agreement in such form as the Committee shall determine and, if the Committee shall so require, makes payment to the Company in such amount as the Committee may determine. The Committee shall determine if loans (whether or not secured by shares of Common Stock) may be extended, guaranteed or arranged by the Company with respect to any Awards; provided, however, that loans to executive officers of the Company may not be extended, guaranteed or arranged by the Company in violation of Section 402 of the Sarbanes-Oxley Act of 2002, Regulation O of the Board of Governors of the Federal Reserve System or any other applicable law or regulation. Subject to the terms of the Plan, the Committee at any time, whether before or after the grant, expiration, exercise, vesting or maturity of an Award or the Termination of Employment of a Grantee, may determine in its discretion to waive or amend any term or condition of an Award, including transfer restrictions, vesting, maturity and expiration dates, and conditions for vesting, maturity or exercise.

2.2  No Rights as a Shareholder

No Grantee of an Award (or other person having rights pursuant to such Award) shall have any of the rights of a shareholder of the Company with respect to shares subject to such Award until the transfer of such shares to such person. Except as otherwise provided in Section 1.6(c), no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

2.3  Grant of Stock Options, Stock Appreciation Rights and Additional Options

(a) Grant of stock options. The Committee may grant stock options, including Incentive Stock Options and nonqualified stock options, to purchase shares of Common Stock from the Company, to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of stock appreciation rights. The Committee may grant stock appreciation rights to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any stock option granted under the Plan. A stock appreciation right may be granted at or after the time of grant of such option.

(c) Stock appreciation rights. The Grantee of a stock appreciation right shall have the right, subject to the terms of the Plan and the applicable Award Agreement, to receive from the Company an amount equal to (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (ii) the exercise price of such right as set forth in the Award Agreement (if the stock appreciation right is granted in connection with a stock option, then the exercise price of the option), multiplied by (iii) the number of shares with respect to which the stock appreciation right is exercised. Payment to the Grantee upon exercise of a stock appreciation right shall be made in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, as the Committee shall determine in its discretion. Upon the exercise of a stock appreciation right granted in connection with a stock option, the number of shares subject to the option shall be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of a stock option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right shall be reduced correspondingly by the number of shares with respect to which the option is exercised.

(d) Exercise price. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the exercise price, which shall be determined by the Committee in its discretion; provided, however, that the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the Award is granted (except as permitted in connection with the assumption or issuance of options or stock appreciation rights in a transaction to which Section 424 (a) of the Code applies).

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(e) Exercise periods. Each Award Agreement with respect to a stock option or stock appreciation right shall set forth the periods during which the Award evidenced thereby shall be exercisable, and, if applicable, the conditions which must be satisfied (including the attainment of Performance Goals) in order for the Award evidenced thereby to be exercisable, whether in whole or in part. Such periods and conditions shall be determined by the Committee in its discretion; provided, however, that no stock option or stock appreciation right shall be exercisable more than ten (10) years after the date the Award is issued.

(f) Incentive stock options. Notwithstanding Section 2.3(d) and (e), with respect to any Incentive Stock Option or stock appreciation right granted in connection with an Incentive Stock Option (i) the exercise price shall be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Section 424(a) of the Code applies) and (ii) the exercise period shall not be for longer than ten (10) years after the date of the grant. To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the shares of Common Stock with respect to which Incentive Stock Options and stock appreciation rights granted in connection with Incentive Stock Options granted under this Plan and all other plans of the Company are first exercisable by any Grantee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Section 422 of the Code, such options and rights shall be treated as nonqualified stock options. For purposes of this Section 2.3(f), Incentive Stock Options shall be taken into account in the order in which they were granted.

(g) Ten percent owners. Notwithstanding the provisions of Sections 2.3(d), (e) and (f), to the extent required under Section 422 of the Code, an Incentive Stock Option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations (as such ownership may be determined for purposes of Section 422(b)(6) of the Code) unless (i) at the time such Incentive Stock Option is granted the exercise price is at least 110% of the Fair Market Value of the shares subject thereto, and (ii) the Incentive Stock Option by its terms is not exercisable after the expiration of five (5) years from the date granted.

2.4  Exercise of Stock Options and Stock Appreciation Rights

Each stock option or stock appreciation right granted under the Plan shall be exercisable as follows:

(a) Exercise period. A stock option or stock appreciation right shall become and cease to be exercisable at such time or times as determined by the Committee.

(b) Manner of exercise. Unless the applicable Award Agreement otherwise provides, a stock option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such Award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. A stock option or stock appreciation right shall be exercised by written notice to the Company, on such form and in such manner as the Committee shall prescribe.

(c) Payment of exercise price. Any written notice of exercise of a stock option shall be accompanied by payment of the exercise price for the shares being purchased. Such payment shall be made (i) in cash (by certified check or as otherwise permitted by the Committee), or (ii) to the extent specified in the Award Agreement or otherwise permitted by the Committee in its discretion (A) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under this Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price, (B) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer.

(d) Delivery of shares. Promptly after receiving payment of the full exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment by the Company will be made partly or entirely in shares of Common Stock, the Company shall, subject to the provisions of Section 3.3 (relating to

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certain restrictions), transfer to the Grantee or to such other person as may then have the right to exercise the Award, the shares of Common Stock for which the Award has been exercised and to which the Grantee is entitled. If the method of payment employed upon option exercise so requires, and if applicable law permits, a Grantee may direct the Company to deliver the shares to the Grantee’s broker-dealer.

2.5  Cancellation and Termination of Stock Options and Stock Appreciation Rights

The Committee may, at any time prior to the occurrence of a change of control and in its discretion, determine that any outstanding stock options and stock appreciation rights granted under the Plan, whether or not exercisable, will be canceled and terminated and that in connection with such cancellation and termination the holder of such options (and stock appreciation rights not granted in connection with an option) may receive for each share of Common Stock subject to such Award a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the difference, if any, between the amount determined by the Committee to be the Fair Market Value of the shares of Common Stock and the applicable exercise price per share multiplied by the number of shares of Common Stock subject to such Award; provided that, if such product is zero or less or to the extent that the Award is not then exercisable, the stock options and stock appreciation rights will be canceled and terminated without payment therefore.

2.6  Termination of Employment

(a) Termination of Employment by Grantee for any Reason or By the Company for Cause. Except to the extent otherwise provided in paragraphs (b), (c), (d) and (e) below or in the applicable Award Agreement, all stock options and stock appreciation rights whether or not vested and to the extent not theretofore exercised shall terminate immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

(b) At election of Company or a Related Entity. Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee at the election of the Company or a Related Entity (other than in circumstances governed by paragraph (a) above or paragraphs (c), (d) or (e) below) the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(c) Retirement. Except to the extent otherwise provided in the applicable Award Agreement, upon the Termination of Employment of a Grantee by reason of the Grantee’s Retirement, the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Retirement; (ii) exercise must occur within three (3) years after Retirement but in no event after the expiration date of the Award as set forth in the Award Agreement; and (iii) notwithstanding clause (ii) above, the option or right shall terminate on the date Grantee begins or agrees to begin employment with another company that is in the financial services industry unless such employment is specifically approved by the Committee.

(d) Disability. Except to the extent otherwise provided in the applicable Award Agreement, upon the termination of Employment of a Grantee by reason of Disability the Grantee may exercise any outstanding stock option or stock appreciation right on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of Termination of Employment; and (ii) exercise must occur six (6) months after the Termination of Employment but in no event after the expiration date of the Award as set forth in the Award Agreement.

(e) Death. Except to the extent otherwise provided in the applicable Award Agreement, if a Grantee dies during the period in which the Grantee’s stock options or stock appreciation rights are exercisable, whether pursuant to their terms or pursuant to paragraph (b), (c) or (d) above, any outstanding stock option or stock appreciation right shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise the Award on the date of death; and (ii) exercise must

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occur six (6) months after the date of the Grantee’s death. Any such exercise of an Award following a Grantee’s death shall be made only by the Grantee’s executor or administrator, unless the Grantee’s will specifically disposes of such Award, in which case such exercise shall be made only by the recipient of such specific disposition. If a Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will shall be entitled to exercise any Award pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and the applicable Award Agreement which would have applied to the Grantee.

2.7  Grant of Restricted Stock and Unrestricted Stock

(a) Grant of restricted stock. The Committee may grant restricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Grant of unrestricted stock. The Committee may grant unrestricted shares of Common Stock to such Key Persons, in such amounts and subject to such terms and conditions as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(c) Rights as shareholder. The Company may issue in the Grantee’s name shares of Common Stock covered by an Award of restricted stock or unrestricted stock. Upon the issuance of such shares, the Grantee shall have the rights of a shareholder with respect to the restricted stock or unrestricted stock, subject to the transfer restrictions and the Company’s repurchase rights described in paragraphs (d) and (e) below and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Award Agreement.

(d) Company to hold certificates. Unless the Committee shall otherwise determine, any certificate issued evidencing shares of restricted stock shall remain in the possession of the Company until such shares are free of any restrictions specified in the Plan or the applicable Award Agreement.

(e) Nontransferable. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the restricted stock shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of shares of restricted stock, as dividends or otherwise, shall be subject to the same restrictions applicable to such restricted stock. The Committee at any time may waive or amend the transfer restrictions or other condition of an Award of restricted stock.

(f) Termination of employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, shares of restricted stock that remain subject to transfer restrictions as of the date of such termination shall be forfeited and canceled.

2.8  Grant of Restricted Stock Units

(a) Grant of restricted stock units. The Committee may grant Awards of restricted stock units to such Key Persons, in such amounts and subject to such terms and conditions (including the attainment of Performance Goals), as the Committee shall determine in its discretion, subject to the provisions of the Plan.

(b) Vesting. The Committee, at the time of grant, shall specify the date or dates on which the restricted stock units shall become vested and other conditions to vesting (including the attainment of Performance Goals).

(c) Maturity dates. At the time of grant, the Committee shall specify the maturity date or dates applicable to each grant of restricted stock units, which may be determined at the election of the Grantee if the Committee so determines. Such date may be on or later than, but may not be earlier than, the vesting date or dates of the Award. On the relevant maturity date(s), the Company shall transfer to the Grantee one

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unrestricted, fully transferable share of Common Stock for each vested restricted stock unit scheduled to be paid out on such date and as to which all other conditions to the transfer have been fully satisfied. The Committee shall specify the purchase price, if any, to be paid by the Grantee to the Company for such shares of Common Stock.

(d) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, restricted stock units that have not vested or matured shall be forfeited and canceled.

2.9  Grant of Performance Shares and Performance Units

(a) Grant of performance shares and units. The Committee may grant performance shares in the form of actual shares of Common Stock or share units over an identical number of shares of Common Stock, to such Key Persons, in such amounts (which may depend on the extent to which Performance Goals are attained), subject to the attainment of such Performance Goals and satisfaction of such other terms and conditions (which may include the occurrence of specified dates), as the Committee shall determine in its discretion, subject to the provisions of the Plan. The Performance Goals and the length of the performance period applicable to any Award of performance shares or performance units shall be determined by the Committee. The Committee shall determine in its discretion whether performance shares granted in the form of share units shall be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b) Company to hold certificates. Unless the Committee shall otherwise determine, any certificate issued evidencing performance shares shall remain in the possession of the Company until such performance shares are earned and are free of any restrictions specified in the Plan or the applicable Award Agreement.

(c) Nontransferable. Performance shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Award Agreement. The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of Performance Goals) and other conditions on which the non-transferability of the performance shares shall lapse. Unless the applicable Award Agreement provides otherwise, additional shares of Common Stock or other property distributed to the Grantee in respect of performance shares, as dividends or otherwise, shall be subject to the same restrictions applicable to such performance shares. The Committee at any time may waive or amend the transfer restrictions or other condition of an Award of performance shares.

(d) Termination of Employment. Except to the extent otherwise provided in the applicable Award Agreement or unless otherwise determined by the Committee, in the event of the Grantee’s Termination of Employment for any reason, performance shares and performance share units that remain subject to transfer restrictions as of the date of such termination shall be forfeited and canceled.

2.10  Grant of Dividend Equivalent Rights

The Committee may in its discretion include in the Award Agreement with respect to any Award a dividend equivalent right entitling the Grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such Award is outstanding and unexercised, on the shares of Common Stock covered by such Award if such shares were then outstanding. In the event such a provision is included in an Award Agreement, the Committee shall determine whether such payments shall be made in cash, in shares of Common Stock or in another form, whether they shall be conditioned upon the exercise or vesting of, or the attainment or satisfaction of terms and conditions applicable to, the Award to which they relate, the time or times at which they shall be made, and such other terms and conditions as the Committee shall deem appropriate.

2.11  Deferred Stock Units

(a) Description. Deferred stock units shall consist of a restricted stock, restricted stock unit, performance share or performance unit Award that the Committee in its discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Committee. Deferred stock units shall remain subject to the claims of the Company’s general creditors until distributed to the Grantee.

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(b) 162(m) limits. Deferred stock units shall be subject to the annual Section 162(m) limits applicable to the underlying restricted stock, restricted stock unit, performance share or performance unit Award as forth in Section 1.7(b).

2.12  Other Stock-Based Awards

The Committee may grant other types of stock-based Awards to such Key Persons, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Awards may entail the transfer of actual shares of Common Stock, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.13  Director Stock Options

(a) Eligibility. Until and unless the Committee in its discretion determines otherwise (i) all voting directors of the Company who are not employees of the Company (“Non-Employee Directors”) shall automatically receive stock options pursuant to this Section 2.13.

(b) Grant of director stock options. Until and unless the Committee in its discretion determines otherwise, (i) each Non-Employee Director shall automatically be granted stock options to purchase four thousand (4,000) shares of Common Stock pursuant to this Section 2.12 on the first business day after the date the Plan is approved by the Company’s shareholders and (ii) thereafter, each Non-Employee Director shall automatically be granted stock options to purchase four thousand (4,000) shares of Common Stock each year on the first business day following the annual meeting of the shareholders of the Company. If the number of shares then remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted a stock option for four thousand (4,000) shares, then each Non-Employee Director shall be granted a stock option for a whole number of shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractional shares.

(c) Exercise Price. Notwithstanding Section 2.3(d), until and unless the Committee in its discretion determines otherwise, the per share exercise price for each stock option granted under this Section 2.13 shall be 100% of the Fair Market Value of a share of Common Stock on the date the stock option is granted.

(d) Exercise Period. Notwithstanding Section 2.3(e), until and unless the Committee in its discretion determines otherwise, each stock option granted under this Section 2.13 shall vest and become exercisable in four equal installments of one thousand (1,000) shares beginning on the date six months from the date of the grant and on each anniversary of the first vesting date. Notwithstanding Section 2.3(e), and subject to Sections 2.6 and 3.7 and other applicable provisions of the Plan, until and unless the Committee in its discretion determines otherwise, each stock option granted under this Section 2.13 shall be exercisable for ten (10) years from the date of grant and shall expire thereafter.

(e) Non-statutory options. Stock options granted under this Section 2.13 will constitute nonqualified stock options.

(f) Other stock option terms applicable. Except as set forth in this Section 2.13, all stock options granted under this Section 2.13 will be subject to and benefited by the terms and conditions (including Section 3.7) of the Plan applicable to other stock options granted under the Plan.

ARTICLE III

MISCELLANEOUS

3.1  Amendment of the Plan; Modification of Awards

(a) Board authority to amend Plan. The Board in its discretion may at any time suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an assumption or other action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be effective with respect to such Grantee and

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Award only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Board that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(b) Shareholder approval. Shareholder approval of any amendment shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to Incentive Stock Options) or any other applicable law, regulation or rule (including the rules of self-regulatory organizations).

(c) Committee authority to amend Awards. The Committee in its discretion may at any time, whether before or after the grant, expiration, exercise, vesting or maturity of or lapse of restriction on an Award or the Termination of Employment of a Grantee, amend any outstanding Award or Award Agreement, including an amendment which would accelerate or extend the time or times at which the Award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Award Agreement. However, any such amendment (other than an amendment pursuant to paragraphs (d), (e) or (f) of this Section 3.1 or an amendment to effect an action consistent with Section 3.7) that materially impairs the rights or materially increases the obligations of a Grantee under an outstanding Award shall be made only with the consent of the Grantee (or, upon the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will). For purposes of the Plan, any action of the Committee that alters or affects the tax treatment of any Award shall not be considered to materially impair any rights of any Grantee.

(d) Regulatory changes generally. Notwithstanding anything to the contrary in this Section 3 3.1 or the Plan, the Board or the Committee shall have full discretion to amend the Plan or an outstanding Award or Award Agreement to the extent necessary to preserve any tax, accounting, legal or regulatory treatment with respect to any Award and any outstanding Award Agreement shall be deemed to be so amended to the same extent, without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), without regard to whether such amendment adversely affects a Grantee’s rights under the Plan or such Award and Award Agreement.

(e) Section 409A changes. Notwithstanding anything to the contrary in this Section 3.1 or the Plan, the Board or the Committee shall have full discretion to amend the Plan or any outstanding Award or Award Agreement to the extent necessary to avoid the imposition of any tax under Section 409A of the Code. Any such amendments to the Plan, an Award or an Award Agreement may be adopted without obtaining the consent of any Grantee (or, after the Grantee’s death, the Grantee’s executor (or administrator) or the recipient of a specific disposition under the Grantee’s will), regardless of whether such amendment adversely affects a Grantee’s rights under the Plan or such Award or Award Agreement.

(f) Other tax changes. In the event that changes are made to Section 83(b), 162(m), 422 or other applicable provision of the Code the Board or the Committee may, subject to Sections 3.1 (a), (b) and (c), make any adjustments it determines in its discretion to be appropriate with respect to the Plan or any Award or Award Agreement.

3.2  Tax Withholding

(a) Tax withholdings. As a condition to the receipt of any shares of Common Stock pursuant to any Award or the lifting of restrictions on any Award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an Award (including, without limitation, FICA tax), the Company shall be entitled to require that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

(b) Withholding shares. If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise provided in the applicable Award Agreement, the Grantee may satisfy only the minimum statutory withholding obligation imposed under paragraph (a) by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value shall be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount shall be settled in cash).

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3.3  Restrictions

(a) Required consents. If the Committee shall at any time determine that any consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any Award, the issuance or purchase of shares of Common Stock or other rights thereunder, or the taking of any other action thereunder (a “Plan Action”), then no such Plan Action shall be taken, in whole or in part, unless and until such consent shall have been effected or obtained to the full satisfaction of the Committee.

(b) Definition. The term “consent” as used herein with respect to any action referred to in paragraph (a) means (i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies, and (iv) any and all consents or authorizations required to comply with, or required to be obtained under, applicable local law or otherwise required by the Committee. Nothing herein shall require the Company to list, register or qualify the shares of Common Stock on any securities exchange.

3.4  Nonassignability

(a) Nonassignability. No Award or right granted to any person under the Plan shall be assignable or transferable other than by will or by the laws of descent and distribution, and all such Awards and rights shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 3.4 shall be void. Notwithstanding the foregoing, the Committee may in its discretion permit the donative transfer of any Award under the Plan (other than an Incentive Stock Option) by the Grantee (including to a trust or similar instrument), subject to such terms and conditions as may be established by the Committee.

(b) Cashless exercises permitted. The restrictions on exercise and transfer in paragraph (a) above shall not be deemed to prohibit the authorization by the Committee of “cashless exercise” procedures with parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3.

3.5  Requirement of Notification of Election Under Section 83(b) of the Code

If a Grantee, in connection with the acquisition of shares of Common Stock under the Plan, is permitted under the terms of the Award Agreement to make the election permitted under Section 83(b) of the Code (i.e., an election to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code notwithstanding the continuing transfer restrictions) and the Grantee makes such an election, the Grantee shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code.

3.6  Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code

If any Grantee shall make any disposition of shares of Common Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

3.7  Change in Control

(a) Definition. A “Change in Control” means the occurrence of any one of the following events:

(i) any Person (as defined in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the Beneficial Owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then

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outstanding securities (“Company Voting Securities”); provided, however, that the event described in this clause (i) shall not be deemed a Change in Control by virtue of any of the following acquisitions: (A) by the Company or any corporation controlled by the Company, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) below), (E) pursuant to any acquisition by Grantee or any group of persons including Grantee (or any entity controlled by Grantee or any group of persons including Grantee), (F) a transaction (other than one described in clause (iii) below) in which outstanding Company Voting Securities are acquired from the Company, if a majority of the Continuing Directors (as defined in clause (ii) below) approve a resolution providing expressly that the acquisition pursuant to this subclause (F) does not constitute a Change in Control under this clause (F), or (G) any acquisition by a person of 20% of the outstanding Company Voting Securities as a result of an acquisition of common stock of the Company by the Company which, by reducing the number of shares of common stock of the Company outstanding, increases the proportionate number of shares beneficially owned by such person to 20% or more of the outstanding Company Voting Securities, provided, however, that if a person shall become the beneficial owner of 20% or more of the outstanding Company Voting Securities by reason of a share acquisition by the Company as described above and shall, after such share acquisition by the Company, become the beneficial owner of any additional shares of common stock of the Company, then such acquisition shall constitute a Change in Control;

(ii) individuals who, on March 1, 2005, constitute the Board (“Continuing Directors”), cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election or nomination for election was approved by a vote of at least a majority of the Continuing Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be a Continuing Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be a Continuing Director;

(iii) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination are Continuing Directors (any Business Combination which satisfies all of the criteria specified in subclauses (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”); provided, however, that if Continuing Directors constitute a majority of the Board immediately following the occurrence of a Business Combination, then a majority of Continuing Directors in office prior to the Consummation of the Business Combination may approve a resolution providing expressly that such

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Business Combination does not constitute a Change in Control under this clause (iii) for any and all purposes of the Plan.

(iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(v) the consummation of an agreement (or agreements) providing for the sale or disposition by the Company of all or substantially all of the Company’s assets other than a sale or disposition which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent 50% or more of the combined voting power of the Company or such surviving entity outstanding immediately after such sale or disposition.

(b) Effect of Change in Control. Upon the occurrence of a Change in Control specified in paragraph (a)(i) or (a)(ii) above and immediately prior to the occurrence of a Change in Control specified in paragraph (a)(iii), (a)(iv) or (a)(v) above, Awards shall Fully Vest (as defined in paragraph (c) below). If, within two (2) years after the occurrence of a Change in Control a Termination of Employment occurs with respect to any Grantee for any reason other than Cause, Disability, death or Retirement, Grantee shall be entitled to exercise Awards at any time thereafter until the earlier of (i) the date forty-two (42) months after the date of Termination of Employment and (ii) the expiration date in the applicable Award Agreement.

(c) Fully Vest. The following shall occur if Awards “Fully Vest”: (i) any stock options and stock appreciation rights granted under the Plan shall become fully vested and immediately exercisable, (ii) any restricted stock, restricted stock units, performance shares, performance units and other stock-based Awards granted under the Plan will become fully vested and matured, any restrictions applicable to such Awards shall lapse and such Awards denominated in stock will be immediately paid out, and (iii) any Performance Goals applicable to Awards will be deemed to be fully satisfied; provided that (A) any Performance Goals whose performance period has not yet lapsed shall be calculated based on the higher of (x) the target value of the Awards as established by the Committee and (y) the value of the Awards calculated under the terms of the Awards based on the average performance through the end of the fiscal quarter immediately prior to the effective date of the Change of Control (continued pro forma through the end of the performance period if necessary for purposes of determining whether the Performance Goal would have been met), and (B) if the Award has a performance period greater than one (1) year, the amount of the Award payable to the Grantee will be pro rated, based on a fraction, the numerator of which is the number of fiscal quarters completed from the beginning of the performance period until the effective date of the Change of Control and the denominator is the total number of fiscal quarters in the performance period.

(d) Section 409A. To the extent it is necessary for the term “change of control” to be defined as provided in Section 409A of the Code in order for compensation provided under any Award to avoid the imposition of taxes under Section 409A of the Code, then the term “change in control”, only insofar as it applies to any such Award, shall be defined as provided in Section 409A of the Code, rather than as provided in Section 3.7 (a), and the terms of Sections 3.7(b) through (c) shall be applied and interpreted with respect to such Section 409A definition in such manner as the Committee in its discretion determines to be equitable and reflect the intention of Sections 3.7(a) through (c).

3.8  No Right to Employment

Nothing in the Plan or in any Award Agreement shall confer upon any Grantee the right to continue in the employ of or association with the Company or any Related Entity or affect any right which the Company or Related Entity may have to terminate such employment or association at any time (with or without cause).

3.9  Nature of Payments

Unless the Committee determines at any time in its discretion, any and all grants of Awards and issuances of shares of Common Stock under the Plan shall constitute a special incentive payment to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or

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other benefit plan of the Company or under any agreement with the Grantee, unless such plan or agreement specifically provides otherwise.

3.10  Non-Uniform Determinations

The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Award Agreements, as to the persons to receive Awards under the Plan, and the terms and provisions of Awards under the Plan.

3.11  Other Payments or Awards

Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  Interpretation

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of the sections. As used in the Plan, “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are followed by such words or words of like import; except as the context requires, the singular includes the plural and visa versa; and references to any agreement or other document are references to such agreement or document as amended or supplemented from time to time. Any determination, interpretation or similar act to be made by the Committee shall be made in the discretion of the Committee, whether or not the applicable provisions of the Plan specifically refer to the Committee’s discretion.

3.13  Effective Date and Term of Plan

Unless sooner terminated by the Board, the Plan, including the provisions respecting the grant of Incentive Stock Options, shall terminate on the tenth anniversary of the adoption of the Plan by the Board; provided that the Plan shall continue to govern outstanding Awards until such Awards have been satisfied or terminated. All Awards made under the Plan prior to its termination shall remain in effect until such Awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Award Agreements.

3.14  Governing Law

All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Utah, without giving effect to principles of conflict of laws.

3.15  Severability; Entire Agreement

If any of the provisions of this Plan or any Award Agreement is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions shall not be affected thereby; provided, that if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award Agreements contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral, with respect to the subject matter thereof.

3.16  No Third Party Beneficiaries

Except as expressly provided therein, neither the Plan nor any Award Agreement shall confer on any person other than the Company and the grantee of any Award any rights or remedies thereunder.

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3.17  Successors and Assigns

The terms of this Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns.

3.18  Waiver of Claims

Each Grantee of an Award recognizes and agrees that prior to being selected by the Committee to receive an Award he or she has no right to any benefits hereunder. Accordingly, in consideration of the Grantee’s receipt of any Award hereunder, he or she expressly waives any right to contest the amount of any Award, the terms of any Award Agreement, any determination, action or omission hereunder or under any Award Agreement by the Committee, the Company or the Board, or any amendment to the Plan or any Award Agreement (other than an amendment to this Plan or an Award Agreement to which his or her consent is expressly required by the express terms of the Plan or an Award Agreement).

3.19  Relation to Key Employee Plan, You’re the Owner Plan and Directors Plan

Notwithstanding any other provisions to the contrary in the Company’s Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan or Amended and Restated 1996 Non-Employee Directors Stock Option Plan (“Directors Plan”), upon shareholder approval of this Plan and filing and effectiveness of a Form S-8 registration statement with the Securities and Exchange Commission for this Plan, no new awards of shares of Common Stock will be granted under the Company’s Key Employee Incentive Stock Option Plan, Amended and Restated 1998 Non-Qualified Stock Option and Incentive Plan or Directors Plan. Notwithstanding anything to the contrary in the Directors Plan or Section 2.13, only one grant of stock options shall be made to Non-Employee Directors in 2005 pursuant to the Directors Plan and/or Section 2.13.

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ANNEX C

ZIONS BANCORPORATION STANDARD STOCK OPTION AWARD AGREEMENT

ZIONS BANCORPORATION

2005 STOCK OPTION AND INCENTIVE PLAN

STANDARD STOCK OPTION AWARD AGREEMENT

This Stock Option Award Agreement (this “Agreement”) is made and entered into as of the date set forth on Exhibit A (the “Grant Date”) by and between Zions Bancorporation, a Utah corporation (the “Company”), and the person named on Exhibit A (the “Grantee”) pursuant to the Company’s 2005 Stock Option and Incentive Plan (the “Plan”). Capitalized terms not defined in this Agreement have the meanings ascribed to them in the Plan.

1. Grant of Stock Option. Pursuant and subject to the Plan and this Agreement, the Company hereby grants to the Grantee the right and option (an “Option”) to purchase all or any part of the aggregate number of shares of the Company’s Common Stock (the “Common Stock”) set forth on Exhibit A at the purchase price per share set forth on Exhibit A (the “Option Exercise Price”).

2. Term of Option. This Option shall expire on the date set forth on Exhibit A (the “Expiration Date”) and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of the Plan or Section 4 of this Agreement.

3. Vesting. Except as otherwise provided herein, this Option shall vest as set forth on Exhibit A and shall be exercisable only to the extent that it has vested. This Option shall cease to vest upon Grantee’s Termination of Employment and may be exercised after Grantee’s date of termination only as set forth in the Plan or in Section 4 of this Agreement.

4. Termination of Employment.

4.1  Termination of Employment by Grantee for any Reason or By the Company for Cause. Except to the extent otherwise provided in Sections 4.2 through 4.5 below, this Option, whether or not vested and to the extent not therefore exercised, shall terminate immediately upon (i) the Grantee’s Termination of Employment at Grantee’s election for any reason or (ii) Grantee’s Termination of Employment by the Company for Cause.

4.2  At election of Company or a Related Entity. Upon the Termination of Employment of a Grantee at the election of the Company or a Related Entity (other than in circumstances governed by Section 4.1 above or Section 4.3 through 4.5 Grantee below) the Grantee may exercise this Option on the following terms and conditions: (i) exercise may be made only to the extent that the Grantee was entitled to exercise this Option on the date of the Termination of Employment; and (ii) exercise must occur within three (3) months after the Termination of Employment but in no event after the Expiration Date.

4.3  Retirement. Upon the Termination of Employment of Grantee by reason of the Grantee’s Retirement, Grantee may exercise this Option on the following terms and conditions: (i) exercise may be made only to the extent that Grantee was entitled to exercise this Option on the date of Retirement; (ii) exercise must occur within three (3) years after Retirement but in no event after the Expiration Date; and (iii) notwithstanding clause (ii) above, the option or right shall terminate on the date Grantee begins or agrees to begin employment with another company that is in the financial services industry unless such employment is specifically approved by the Committee.

4.4  Disability. Upon the Termination of Employment of Grantee by reason of Disability, Grantee may exercise this Option on the following terms and conditions: (i) exercise may be made only to the extent that Grantee was entitled to exercise this Option on the date of Termination of Employment; and (ii) exercise must occur within six (6) months after the Termination of Employment but in no event after the Expiration Date.

4.5  Death. If Grantee dies during the period in which this Option is exercisable, whether pursuant to its terms or pursuant to Section 4.2 through 4.4 above, this Option shall be exercisable on the following terms and conditions: (i) exercise may be made only to the extent that Grantee was entitled to exercise this Option on the date of death; and (ii) exercise must occur within six (6) months after the date of the Grantee’s death. Any such exercise of this Option following Grantee’s death shall be made only by Grantee’s executor (or administrator) or only by the recipient of such specific disposition. If Grantee’s executor (or administrator) or

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the recipient of a specific disposition under Grantee’s will shall be entitled to exercise this Option pursuant to the preceding sentence, such executor (or administrator) or recipient shall be bound by all the terms and conditions of the Plan and this Agreement which would have applied to the Grantee.

5. Manner of Exercise.

5.1  Stock Option Exercise Agreement. To exercise this Option, Grantee (or in the case of exercise after Grantee’s death, Grantee’s executor, administrator or recipient of a specific disposition) must deliver to the Company an executed stock option exercise agreement in such form as may be required by the Company from time to time (the “Exercise Agreement”), which shall set forth, among other things, Grantee’s election to exercise this Option, the number of shares being purchased, any restrictions imposed on the shares of Common Stock and any representations, warranties and agreements regarding Grantee’s investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Grantee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

5.2  Payment. The Exercise Agreement shall be accompanied by full payment for the shares of Common Stock being purchased (the “Exercise Price”). Such payment shall be made (i) in cash (by check), (ii) by delivery of shares of Common Stock (which, if acquired pursuant to the exercise of a stock option or under an Award made under the Plan or any other compensatory plan of the Company, were acquired at least six (6) months prior to the option exercise date) having a Fair Market Value (determined as of the exercise date) equal to all or part of the exercise price and cash for any remaining portion of the exercise price or (iii) to the extent permitted by law, by such other method as the Committee may from time to time prescribe, including a cashless exercise procedure through a broker-dealer. Any shares of Common stock delivered in payment of the Exercise Price shall be fully paid and free and clear of all liens, claims, encumbrances and security interests.

5.3  Tax Withholding. Prior to the issuance of the shares of Common Stock upon exercise of this Option, Grantee must pay, or otherwise provide for to the satisfaction of the Company, any applicable federal or state withholding obligations of the Company.

5.4  Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 shares of Common Stock unless it is exercised as to all shares as to which this Option is then exercisable.

5.5  Other Conditions. The Committee may require that Grantee comply with such other procedures relating to the exercise of this Option and delivery of shares pursuant to such exercise as the Committee may determine, including the use of specified broker-dealers and the manner in which Grantee shall satisfy tax withholding obligations with respect to such shares.

5.6  Issuance of Shares. As promptly as is practicable after the receipt of the Exercise Agreement, in form and substance satisfactory to the Company, payment of the Exercise Price and satisfaction of Sections 5.3 through 5.5 above, the Company shall issue the shares of Common Stock registered in the name of Grantee, Grantee’s authorized assignee or Grantee’s legal representative. The Company may postpone such delivery until it receives satisfactory proof that the issuance of such shares will not violate any of the provisions of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, any rules or regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, or the requirements of applicable state law relating to authorization, issuance or sale of securities, or until there has been compliance with the provisions of such acts or rules. Grantee understands that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC, any state securities commission or any stock exchange to effect such compliance.

6. Right of Offset. The Company shall have the right to offset against the obligation to deliver shares of Common Stock in respect of any exercise of this Option, any outstanding amounts then owed by Grantee to the Company.

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7. Nontransferability of Option. This Option shall not be assignable or transferable by Grantee other than by will or by the laws of descent and distribution, and shall be exercisable during the life of the Grantee only by the Grantee or the Grantee’s legal representative and any such attempted assignment, transfer or exercise in contravention of this Section 7 shall be void.

8. Privileges of Stock Ownership. Grantee shall not have any of the rights of a stockholder of the Company with respect to any shares of Common Stock subject to the issuance of such shares to Grantee. Except as otherwise provided in Section 1.6(c) of the Plan, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such shares are issued.

9. No Obligation to Employ. Nothing in the Plan or this Agreement shall confer on Grantee any right to continue in the employ of, or other relationship with, the Company or any Related Entity, or limit in any way the right of the Company or any Related Entity to terminate Grantee’s employment or other relationship at any time, with or without Cause.

10. Non-Qualified Options; Incentive Stock Options. It is intended that this Option shall be treated as an incentive stock option to the maximum extent permitted by the Plan (including Sections 2.3 (f) and (g) thereof) and the Code, and that the remainder of this Option, if any, shall be treated as a non-qualified option.

11. Change in Control. Subject to the terms of the Plan, Grantee shall be entitled to the benefits of Section 3.7 of the Plan with respect to this Option.

12. Entire Agreement. This Option is granted pursuant to the Plan and this Option and Agreement are subject to the terms and conditions of the Plan. The Plan is incorporated herein by reference. This Agreement, the Plan and such other documents as may be executed in connection with the exercise of this Option constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter. Any action taken or decision made by the Committee arising out of or in connection with the construction, administration, interpretation or effect of this Agreement shall lie within its sole and absolute discretion, as the case may be, and shall be final, conclusive and binding on the Grantee and all persons claiming under or through the Grantee.

13. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Grantee shall be in writing and addressed to Grantee at the address indicated below or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by facsimile.

14. Successors and Assigns. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement and the Plan shall be binding upon Grantee and Grantee’s heirs, executors, administrators, legal representatives, successors and assigns.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Utah without regard to that body of law pertaining to choice of law or conflict of laws.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date noted above.

ZIONS BANCORPORATION

By:

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Exhibit A

Grant Date:  _ _

Name of Grantee:  _ _

Number of Option Shares:  _ _

Option Exercise Price:  _ _

Expiration Date:  _ _

Vesting Schedule:  The right of Grantee to purchase the aggregate number of shares of Common Stock covered by the Option shall vest as follows:

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ZIONS BANCORPORATION
2005 STOCK OPTION EXERCISE AGREEMENT

If you are exercising your option through a broker-dealer you do not need to fill out this form but must complete forms provided by the broker-dealer and acceptable to the Company in its sole discretion.

I hereby elect to purchase the number of shares of Common Stock of Zions Bancorporation (the “Company”) as set forth below:

Grantee: _ _	Number of Shares To Be Purchased: _ _

Social Security Number: _ _	Purchase Price per Share: _ _

Share Delivery Instructions: _ _	Aggregate Purchase Price: _ _

Date of Grant: _ _

Phone Number: _ _

Type of Option: ☐ Incentive Stock Option	☐ Nonqualified Stock Option

Please issue the new stock certificate(s) representing the option shares in my name and           (co-owner, if desired) as [          ] joint tenants or [          ] tenants in common (initial one).

Delivery of Purchase Price.  Grantee hereby delivers to the Company the Exercise Price, to the extent permitted in the Stock Option Award Agreement between the Company and Grantee as follows (check as applicable and complete):

☐	Cash Exercise: by check* in the amount of $ ;

☐	Stock Swap: by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Company owned by Grantee for at least six (6) months prior to the date hereof and a check* in the amount of $ to cover the fractional share amount due.

Payment of Withholding Tax (Non-Qualified options only).

☐	Grantee hereby delivers to the Company a check* in the amount of $ necessary to satisfy any withholding tax obligations of the Company.

Date:	Signature of Grantee:

*	Checks should be made payable to Zions Bancorporation

[FOR COMPANY USE ONLY]

Received on          .  The closing Price for the stock on this day was $      per share.

Return form to Jennifer Jolley, interoffice:  UT KC11-0669, mail: One South Main Street, Suite 1134, Salt Lake City, UT 84111

Annex C - Page 6

PROSPECTUS

Zions Bancorporation

Debt Securities
Warrants or Other Rights
Stock Purchase Contracts
Units
Common Stock
Preferred Stock
Depositary Shares

Zions Capital Trust C
Zions Capital Trust D

Capital Securities
As fully and unconditionally
guaranteed as described herein by Zions Bancorporation

Zions Bancorporation and the Issuer Trusts from time to time may offer to sell the securities listed above. The debt securities, warrants, rights, purchase contracts and preferred stock may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of the Company or debt or equity securities of one or more other entities. The common stock of the Company is quoted on the Nasdaq National Market under the symbol “ZION.”

Zions Bancorporation and the Issuer Trusts may offer and sell these securities to or through one or more underwriters, dealers and/or agents on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other governmental agency.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is dated March 31, 2006.

ABOUT THIS PROSPECTUS

This document is called a “prospectus,” and it provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplements, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

Zions Bancorporation, a Utah corporation, also referred to in this document as Zions, and Zions Capital Trust C and Zions Capital Trust D, each a statutory trust created under the laws of the State of Delaware (each trust is also referred to as an Issuer Trust and together as the Issuer Trusts) have filed a registration statement with the Securities and Exchange Commission, or the SEC, using a shelf registration or continuous offering process. Under this shelf process, Zions and the Issuer Trusts may offer and sell any combination of the securities described in this prospectus, in one or more offerings.

Our SEC registration statement containing this prospectus, including exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s web site or at the SEC’s offices. The SEC’s web site and street addresses are provided under the heading “Where You Can Find More Information.”

When acquiring securities, you should rely only on the information provided in this prospectus and in the related prospectus supplement, including any information incorporated by reference. No one is authorized to provide you with different information. We are not offering the securities in any state where the offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete for any date other than the date indicated on the cover page of these documents.

After the securities are issued, one or more of our subsidiaries, including Zions Direct, Inc., may buy and sell any of the securities as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “Zions,” “we,” “us,” “our” or similar references mean Zions Bancorporation and its subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s public reference room in Washington, D.C. at 100 F Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. In addition, our SEC filings are available to the public at the SEC’s web site at http://www.sec.gov. However, information on this website does not constitute a part of this prospectus. You can also inspect reports, proxy statements and other information about us at the offices of the Nasdaq National Market, 1735 K Street, N.W., Washington, D.C. 20006-1500.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference the documents listed below and any documents we file with the SEC in the future under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

•	Annual Report on Form 10-K for the year ended December 31, 2005.

•	Current Reports on Form 8-K filed on January 24, 2006, February 2, 2006, February 14, 2006, February 15, 2006 and March 31, 2006 (except, in each case, information “furnished” on Form 8-K and any related exhibits).

•	The description of our common stock and rights set forth in our registration statement on Form 10 and Form 8-A filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such descriptions.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to or telephoning us at the following address:

Investor Relations
Zions Bancorporation
One South Main Street, Suite 1134
Salt Lake City, Utah 84111
(801) 524-4787

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations or forecasts of future events and include, among others:

•	Statements with respect to our beliefs, plans, objectives, goals, guidelines, expectations, anticipations, and future financial condition, results of operations and performance; and

•	Statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” or similar expressions.

These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties and actual results may differ materially from those presented, either expressed or implied, in this prospectus, including the information incorporated by reference. You should carefully consider those risks and uncertainties in reading this prospectus. Factors that might cause such differences include, but are not limited to:

•	our ability to successfully execute our business plans and achieve our objectives;

•	changes in political and economic conditions, including the economic effects of terrorist attacks against the United States and elsewhere and related events;

•	changes in financial market conditions, either nationally or locally in areas in which we conduct our operations, including without limitation, reduced rates of business formation and growth, commercial real estate development and real estate prices;

•	fluctuations in the equity and fixed-income markets;

•	changes in interest rates, the quality and composition of the loan or securities portfolios, demand for loan products, deposit flows and competition;

•	acquisitions and integrations of acquired businesses;

•	increases in the levels of losses, customer bankruptcies, claims and assessments;

•	changes in fiscal, monetary, regulatory, trade and tax policies and laws, including policies of the U.S. Treasury and the Federal Reserve Board;

•	continuing consolidation in the financial services industry;

•	new litigation or changes in existing litigation;

•	success in gaining regulatory approvals, when required;

•	changes in consumer spending and saving habits;

•	increased competitive challenges and expanding product and pricing pressures among financial institutions;

•	demand for financial services in Zions’ market areas;

•	inflation and deflation;

•	technological changes and Zions’ implementation of new technologies;

•	Zions’ ability to develop and maintain secure and reliable information technology systems;

•	legislation or regulatory changes which adversely affect our operations or business;

•	our ability to comply with applicable laws and regulations; and

•	changes in accounting policies, procedures or guidelines as may be required by the Financial Accounting Standards Board or regulatory agencies.

We specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statement included in this prospectus, including the information incorporated by reference, to reflect future events or developments.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement for any offering of securities, the net proceeds we receive from the sale of these securities will be used for general corporate purposes, which may include:

•	funding investments in, or extensions of credit to, our subsidiaries;

•	funding investments in non-affiliates;

•	reducing or refinancing debt;

•	redeeming outstanding securities;

•	financing possible acquisitions; and

•	working capital.

Pending such use, we may temporarily invest net proceeds. We will disclose any proposal to use the net proceeds from any offering of securities in connection with an acquisition in the prospectus supplement relating to such offering.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the senior indenture, the subordinated indenture and the debt securities to be issued under these indentures. This description is not complete and is subject to, and is qualified in its entirety by reference to, the indenture under which the debt securities are issued and the Trust Indenture Act. The specific terms of any series of debt securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The senior indenture and the subordinated indenture have been filed as exhibits to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the senior indenture or the subordinated indenture, each as supplemented or amended from time to time, are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

Debt Securities May Be Senior or Subordinated

We may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of ours or of our subsidiaries. Thus, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities and, in the case of senior debt securities in bearer form, any coupons to these securities, will constitute part of our senior indebtedness, will be issued under the senior debt indenture and will rank on a parity with all of our other unsecured and unsubordinated debt.

The subordinated debt securities and, in the case of subordinated debt securities in bearer form, any coupons to these securities, will constitute part of our subordinated debt, will be issued under the subordinated debt indenture and will be contractually subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below under “— Subordination Provisions.” Upon the occurrence of certain events of insolvency, the subordinated debt securities will be contractually subordinated to the prior payment in full of our “general obligations,” as defined under “— Subordination Provisions.” Neither indenture limits our ability to incur additional senior or subordinated indebtedness.

The senior debt securities and subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This is because we are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of debt securities to benefit indirectly from such distribution, is subject to superior claims. Claims on our subsidiary banks by creditors other than us include long-term debt, including subordinated and junior subordinated debt issued by our subsidiary, Amegy Corporation, and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders of the senior debt securities and subordinated debt securities with respect to those assets will be subject to the contractual subordination of the subordinated debt securities.

When we use the terms “debt security” or “debt securities” in this description, we mean either the senior debt securities or the subordinated debt securities.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities are each governed by a document called an indenture — the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between us and

J.P. Morgan Trust Company, National Association, which will initially act as trustee. The indentures are substantially identical, except for our covenants described under “— Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks,” which are included only in the senior debt indenture, the provisions relating to subordination, which are included only in the subordinated debt indenture, and the provisions relating to defaults and events of default.

The trustee under each indenture has two main roles:

•	first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under “— Events of Default and Defaults;”

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship with the Trustee” below for more information about the trustee.

When we refer to the indenture or the trustee with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Series of Debt Securities

We may issue as many distinct series of debt securities under either indenture as we wish. This section summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of your series, whether it be a series of the senior debt securities or subordinated debt securities, are described in the applicable prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. The statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase.

Amounts That We May Issue

Neither indenture limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. We may issue debt securities, as well as increase the total authorized amount, at any time without your consent and without notifying you. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

In addition, we have issued and have outstanding, and may in the future issue, junior subordinated debentures to certain financing trust affiliates, which will issue capital securities guaranteed by us on the same subordinated basis as the junior subordinated debentures. The junior subordinated debentures and related guarantees generally rank junior to the subordinated debt securities. The terms debt securities, senior debt securities and subordinated debt securities do not include the junior subordinated debentures or related guarantees.

We are not subject to financial or similar restrictions by the terms of the debt securities, except as described under “— Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks” below. The indentures do not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after an event of default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the maturity of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Governing Law

The indentures and the debt securities are governed by New York law.

Currency of Debt Securities

Unless otherwise specified in the applicable prospectus supplement, amounts that become due and payable on your debt security will be payable in U.S. dollars. You will have to pay for your debt securities by delivering the requisite amount for the principal to Zions Direct, Inc. or another underwriter or dealer that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that dealer.

Types of Debt Securities

We may issue any of the following three types of senior debt securities or subordinated debt securities:

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid, or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities in Registered Form.”

Calculation of Interest.  Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as Zions Direct, Inc. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include our affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive a principal amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be exchangeable, at our option or the holder’s option, for securities of an issuer other than us.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be Zions Direct, Inc. or another of our affiliates. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “United States Taxation — Taxation of Debt Securities — United States Holders — Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Form of Debt Securities

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each debt security in registered form, without coupons, unless the conditions for issuance of bearer securities described under “Securities Issued in Bearer Form” are met and we choose to issue the debt security in bearer form. We describe bearer securities under “Securities Issued in Bearer Form.” As we note in that section, some of the features that we describe in this section entitled “Description of Debt Securities We May Offer” may not apply to bearer securities.

Information in the Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the stated maturity;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security and also whether it is an original issue discount debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•	if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; and the calculation agent;

•	if your debt security is an original issue discount debt security, the yield to maturity;

•	if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•	whether your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity and, if so, other relevant terms such as the redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $1,000 and integral multiples of $1,000;

•	whether we will issue or make available your debt security in non-book-entry form;

•	whether and under what circumstances we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and whether we can redeem the debt securities if we have to pay additional amounts;

•	whether the debt securities will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms;

•	the names and duties of any co-trustees, depositories, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities; and

•	any other terms of your debt security that are consistent with the provisions of the applicable indenture, which other terms could be different from those described in this prospectus.

Your prospectus supplement will summarize specific financial and other terms of your debt security, while this prospectus describes terms that apply generally to all the debt securities. Consequently, the terms described in your prospectus supplement will supplement those described in this prospectus and, if the terms described there are inconsistent with those described here, the terms described there will be controlling. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

If we exercise an option to redeem any debt security, we will give to the trustee and the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “— Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of debt securities, however, we may not take any of these actions unless all of the following conditions are met:

•	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the due and punctual payment of the principal of, any premium, and interest on the debt securities of that series and the performance of our other covenants under the relevant indenture;

•	immediately after giving effect to that transaction, no default or event of default under the debt securities of that series, and no event which, after notice or lapse of time or both, would become a default or an event of default under the debt securities of that series, has occurred and is continuing; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the trustee.

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity or to acquire the assets of another entity substantially as an entirety. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any merger of another entity with one of our subsidiaries, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities.

Subordination Provisions

The subordinated debt securities are subordinated in right of payment to the prior payment in full of all of our senior indebtedness and, under specified circumstances, to our general obligations. This means that, in certain circumstances where we may not be making payments on all of our debt obligations as they become due, the holders of all of our senior indebtedness and general obligations will be entitled to receive payment in full of all amounts due or to become due to them before the holders of the subordinated debt securities will be entitled to receive any amounts under the subordinated debt securities. These circumstances include when we make a payment or distribute assets to creditors upon our liquidation, dissolution, winding up or reorganization.

These subordination provisions mean that if we are insolvent, a direct holder of our senior indebtedness may ultimately receive out of our assets more than a holder of the same amount of subordinated debt securities, and a senior creditor of ours that is owed a specific amount may ultimately receive more than a holder of the same amount of subordinated debt securities. The subordinated debt indenture does not limit our ability to incur senior or subordinated indebtedness or general obligations, including indebtedness ranking on an equal basis with the subordinated debt securities.

The subordinated debt indenture provides that, unless all principal of and any premium or interest on senior indebtedness has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets;

•	(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior indebtedness beyond any applicable grace period or (b) in the event that any judicial proceeding is pending with respect to any such default; or

•	in the event that any subordinated debt securities have been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, and if this fact is made known to the trustee or holders at or prior to the time of such payment or distribution, then the trustee or the holders will have to repay that money to us.

Further, in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for the benefit of creditors or other similar proceedings or events involving us or our assets, any creditors in respect of general obligations, which we define below, will be entitled to receive payment in full of all amounts due or to become due on or in respect of such general obligations after payment in full to the holders of senior indebtedness, before any amount is made available for payment or distribution to the holders of any subordinated debt security. However, upon the occurrence of a termination event, which we define below, such subordination to the creditors in respect of general obligations will become null and void and have no further effect.

Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture allows the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

The subordinated debt indenture defines “senior indebtedness” as:

•	the principal of, and premium, if any, and interest in respect of our indebtedness for purchased or borrowed money, whether or not evidenced by securities, notes, debentures, bonds or other similar instruments issued by us;

•	all our capital lease obligations;

•	all our obligations issued or assumed as the deferred purchase price of property, all our conditional sale obligations and all our obligations under any conditional sale or title retention agreement, but excluding trade accounts payable in the ordinary course of business;

•	all our obligations in respect of any letters of credit, bankers acceptance, security purchase facilities and similar credit transactions;

•	all our obligations in respect of interest rate swap, cap or other agreements, interest rate future or options contracts, currency swap agreements, currency future or option contracts and other similar agreements;

•	all obligations of other persons of the type referred to in the bullets above the payment of which we are responsible or liable for as obligor, guarantor or otherwise;

•	all obligations of the type referred to in the bullets above of other persons secured by any lien on any of our properties or assets whether or not we assume such obligation; and

•	any deferrals, renewals or extensions of any such senior indebtedness.

However, “senior indebtedness” does not include:

•	the subordinated debt securities;

•	any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the subordinated debt securities, including our 5.50% Subordinated Notes due November 16, 2015, our 5.65% Subordinated Notes due May 15, 2014, our 6.0% Subordinated Notes due September 15, 2015, our Fixed/Floating Rate Subordinated Notes due October 15, 2011, our guarantee of Zions Financial Corp.’s Fixed/Floating Rate Guaranteed Notes due May 15, 2011, and our debentures or guarantees of debentures underlying each of Zions Institutional Capital Trust A’s 8.536% Capital Securities due December 15, 2026, GB Capital Trust’s 10.25% Capital Securities due January 15, 2027, Zions Capital Trust B’s 8% Capital Securities due September 1, 2032 and CSBI Capital Trust’s 11.75% Capital Securities due June 6, 2027; and

•	any indebtedness between or among us and our affiliates, including all other debt securities and guarantees in respect of debt securities issued to any trust, or a trustee of such trust, partnership or other entity affiliated with us which is a financing vehicle of ours in connection with the issuance by such financing vehicle of capital securities or other securities guaranteed by us pursuant to an instrument that ranks on an equal basis with or junior in respect of payment to the subordinated debt securities.

The subordinated debt indenture defines “general obligations” as all our obligations to make payments on account of claims of general creditors, other than:

•	obligations on account of senior indebtedness; and

•	obligations on account of the subordinated debt securities and indebtedness for money borrowed ranking on an equal basis with or junior to the subordinated debt securities.

However, if the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) promulgates any rule or issues any interpretation defining or describing the term “general creditor” or “general creditors” or “senior indebtedness” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defining or describing the obligations to which subordinated debt of a bank holding company must be subordinated to be included in capital, to include any obligations not included in the definition of “senior indebtedness” as described above, then the term “general obligations” will mean such obligations as defined or described in the first such rule or interpretation, other than obligations as described immediately above in bullet points.

“Termination event” means the promulgation of any rule or regulation or the issuance of any interpretation of the Federal Reserve Board (or other federal banking supervisor that is at the time of determination our primary federal banking supervisor) that:

•	defines or describes the terms “general creditor” or “general creditors” or “senior indebtedness.” for purposes of its criteria for the inclusion of subordinated debt of a bank holding company in capital, or otherwise defines or describes the obligations to which subordinated debt of a bank holding company must be subordinated for the debt to be included in capital, to include no obligations other than those covered by the definition of “senior indebtedness” without regard to any of our other obligations;

•	permits us to include the subordinated debt securities in our capital if they were subordinated in right of payment to the senior indebtedness without regard to any of our other obligations;

•	otherwise eliminates the requirement that subordinated debt of a bank holding company and its subsidiaries must be subordinated in right of payment to the claims of its general creditors in order to be included in capital; or

•	causes the subordinated debt securities to be excluded from capital notwithstanding the provisions of the subordinated debt indenture.

Termination event also means any event that results in our not being subject to capital requirements under the rules, regulations or interpretations of the Federal Reserve Board (or other federal banking supervisor).

Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks

With respect to the senior debt securities, we have agreed that we will not, and will not permit any subsidiary to, sell, assign, pledge, transfer, or otherwise dispose of, any shares of capital stock, or any securities convertible into shares of capital stock, of any major constituent bank, which we define below, or any subsidiary owning, directly or indirectly, any shares of capital stock of any major constituent bank. In addition, with respect to the senior debt securities, we have agreed that we will not permit any major constituent bank or any subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank to issue any shares of its capital stock or any securities convertible into shares of its capital stock. Notwithstanding the foregoing, we are permitted to make sales, assignments, transfers or other dispositions which:

•	are for the purpose of qualifying a person to serve as a director; or

•	are for fair market value, as determined by our board, and, after giving effect to those dispositions and to any potential dilution, we will own not less than 80% of the shares of capital stock of the major constituent bank in question or any subsidiary owning any shares of capital stock of the major constituent bank in question; or

•	are made

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any court or regulatory authority permitting our acquisition of any other bank or entity; or

•	in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet; or

•	to us or any wholly-owned subsidiary;

provided, in the case of the bullet-points relating to acquisitions, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

Despite the above requirements, any major constituent bank may be merged into or consolidated with, or may lease, sell or transfer all or substantially all of its assets to, another entity if, after giving effect to that merger, consolidation, sale or transfer, we or any of our wholly-owned subsidiaries owns at least 80% of the capital stock of the other entity, or if such merger, consolidation, sale or transfer is made:

•	in compliance with court or regulatory authority order; or

•	in compliance with a condition imposed by any court or regulatory authority permitting our acquisition of any other bank or entity; or

•	in compliance with an undertaking made to any regulatory authority in connection with such an acquisition described in the immediately preceding bullet;

provided, in the case of the bullet-points relating to acquisitions, the assets of the bank or entity being acquired and its consolidated subsidiaries equal or exceed 75% of the assets of the major constituent bank in question or the subsidiary owning, directly or indirectly, any shares of capital stock of a major constituent bank and its respective consolidated subsidiaries on the date of acquisition.

A “major constituent bank” is defined in the senior debt indenture to mean any subsidiary which is a bank and has total assets equal to 30% or more of our consolidated assets determined on the date of our most recent audited financial statements. As of the date of this prospectus, and based on our audited financial statements for the year ended December 31, 2005, we do not have any major constituent banks.

The above covenants are not covenants for the benefit of any series of subordinated debt securities.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security as indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that is not a floating rate or indexed debt security.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•	we must deposit in trust for the benefit of all holders of those debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the trustee, will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•	there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to recognize gain or loss for federal income tax purposes as a result of such deposit and full defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and full defeasance were not to occur;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above;

•	we must confirm that neither the debt securities nor any securities of the same series, if listed on any securities exchange, will be delisted as a result of depositing such amount in trust;

•	no default or event of default, as defined below and as applicable under the relevant indenture for such series of securities, shall have occurred and be continuing at the time of such deposit or, with regard to an event of default relating to certain events of bankruptcy, insolvency, reorganization or the appointment of a receiver by us or any major constituent bank, on the date of the deposit referred to above or during the 90 days after that date;

•	such defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all securities are in default within the meaning of the Trust Indenture Act;

•	such defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument by which we are bound;

•	such defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered or exempt from registration thereunder;

•	in the case of the subordinated debt securities, no event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of interest, principal and any other payments on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•	we must deliver to the trustee an officers’ certificate and a legal opinion of our counsel confirming that all conditions precedent with respect to such defeasance described above have been complied with.

If we ever fully defease your debt security, you will need to rely solely on the trust deposit for payments on your debt security. You could not look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the covenants described under “— Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks” above and certain other covenants relating to your debt security as provided for in the relevant indenture or described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those covenants. In the case of subordinated debt securities, you would be released from the subordination provisions on your subordinated debt security described under “— Subordination Provisions” above. In order to achieve covenant defeasance for any debt securities, we must satisfy substantially the same conditions specified above for full defeasance, except with regard to the second bullet point above, which for covenant defeasance requires only a legal opinion of our counsel delivered to the trustee confirming that the holders of such securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance to be effected with respect to such securities or be taxed on those debt securities any differently than if such deposit and covenant defeasance were not to occur.

If we accomplish covenant defeasance with regard to your debt security, the following provisions, among others, of the applicable indenture and your debt security would no longer apply:

•	if your debt security is a senior debt security, our promise not to take certain actions with respect to our major constituent banks as described above under “— Restriction on Sale or Issuance of Capital Stock of Major Constituent Banks;”

•	any covenants that your prospectus supplement may state are applicable to your debt security;

•	the events of default resulting from a breach of covenants, described below under “— Events of Default and Defaults;” and

•	with respect to subordinated debt securities, the subordination provisions described under “— Subordination Provisions” above.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Events of Default and Defaults

You will have special rights if an event of default with respect to your debt security occurs and is not cured, as described in this subsection.

Events of Default under the Senior Debt Indenture

When we refer to an event of default with respect to any series of senior debt securities, we mean any of the following:

•	failure to pay principal of or any premium on any senior debt security of that series when due;

•	failure to pay any interest on any senior debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any senior debt security of that series;

•	failure to perform any other covenant in the senior debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding senior debt securities;

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank;

•	failure to pay any portion of the principal when due of any indebtedness of ours or any major constituent bank in excess of $25,000,000, or acceleration of the maturity of any such indebtedness exceeding that amount if acceleration results from a default under the instrument giving rise to that indebtedness and is not annulled within 60 days after due notice (provided that any such failure or acceleration shall not be deemed to be an event of default if and for so long as we or the applicable major constituent bank contests the validity of the failure or acceleration in good faith by appropriate proceedings); and

•	any other event of default provided with respect to senior debt securities of that series which will be described in the applicable prospectus supplement for that series.

Events of Default and Defaults under the Subordinated Debt Indenture

When we refer to an event of default with respect to any series of subordinated debt securities, we mean:

•	our filing for bankruptcy or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank.

When we refer to a default with respect to any series of subordinated debt securities, we mean:

•	failure to pay principal of or any premium on any subordinated debt security of that series when due;

•	failure to pay any interest on any subordinated debt security of that series when due and that default continues for 30 days;

•	failure to deposit any sinking fund payment, when and as due by the terms of any subordinated debt security of that series;

•	failure to perform any other covenant in the subordinated debt indenture and that failure continues for 60 days after written notice to us by the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding subordinated debt securities;

•	any event of default; and

•	any other default provided with respect to subordinated debt securities of that series which will be described in the applicable prospectus supplement for that series.

Remedies upon an Event of Default or Default

If an event of default occurs and is continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the relevant outstanding debt securities may accelerate the maturity of such debt securities. Additionally, the senior debt indenture provides that in the event of the filing for bankruptcy by us or any major constituent bank or the occurrence of certain other events of bankruptcy, insolvency or reorganization relating to us or any major constituent bank, the maturity of the outstanding senior debt securities will accelerate automatically. After acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities may, under circumstances set forth in the relevant indenture, rescind the acceleration if we have deposited monies on account of certain overdue amounts with the trustee.

With respect to subordinated debt securities, if a default occurs that is not also an event of default with respect to the subordinated debt securities, neither the trustee nor the holders of subordinated debt securities may act to accelerate the maturity of the subordinated debt securities. However, if a default occurs, the trustee may proceed to enforce any covenant and other rights of the holders of the subordinated debt securities, and if the default relates to our failure to make any payment of interest when due and payable and such default continues for a period of 30 days or such default is made in the payment of the principal or any premium at its maturity, then the trustee may demand payment of the amounts then due and payable and may proceed to prosecute any failure on our part to make such payments.

Subject to the provisions of the relevant indenture relating to the duties of the trustee in case an event of default shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under the relevant indenture at the request or direction of any of the holders of the debt securities issued thereunder, unless the holders of such debt securities shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the relevant outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

Before you may take any action to institute any proceeding relating to the indenture, or to appoint a receiver or a trustee, or for any other remedy, each of the following must occur:

•	you must have given the trustee written notice of a continuing event of default or defaults;

•	the holders of at least 25% of the aggregate principal amount of all relevant outstanding debt securities of your series must make a written request of the trustee to take action because of the event of default or default, as the case may be, and must have offered reasonable indemnification to the trustee against the cost, liabilities and expenses of taking such action;

•	the trustee must not have taken action for 60 days after receipt of such notice and offer of indemnification; and

•	no contrary notice shall have been given to the trustee during such 60-day period by the holders of a majority in aggregate principal amount of the securities of your series.

These limitations do not apply to a suit for the enforcement of payment of the principal of or any premium or interest on a security on or after the due dates for such payments.

We will furnish to the trustee annually a statement as to our performance of our obligations under the indentures and as to any default in performance.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described under “Legal Ownership and Book-Entry Issuance” below.

Modification of the Indentures and Waiver of Covenants

Certain limited modifications of the indentures may be made without the necessity of obtaining the consent of the holders of the relevant debt securities. Other modifications and amendments of the indentures may be made with the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected by those modifications and amendments. However, a modification or amendment affecting securities issued under the senior debt indenture or the subordinated debt indenture requires the consent of the holder of each outstanding debt security under the relevant indenture affected if it would:

•	change the stated maturity of the principal or interest of any security;

•	reduce the principal amounts of, any premium or interest on, any security or change the currency in which any such amounts are payable;

•	change the place of payment on a security;

•	impair the right to institute suit for the enforcement of any payment on any security on or after its stated maturity or redemption date;

•	reduce the percentage of holders whose consent is needed to modify or amend the indenture;

•	reduce the percentage of holders whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

•	modify the provisions with respect to subordination of the subordinated debt securities in a manner adverse to the holders of those securities; or

•	modify the provisions dealing with modification and waiver of the indenture.

In addition, no modification or amendment to the subordinated debt indenture that affects the superior position of the holders of senior indebtedness shall be effective against any holder of senior indebtedness unless the holder shall have consented to the modification or amendment.

The holders of 66 2/3% in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive compliance by us with certain restrictive provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all securities of that series, waive any past default, except a default in the payment of principal or interest, and defaults in respect of a covenant or provision which cannot be modified or amended without the consent of each holder of each outstanding debt security affected.

We will generally be entitled to set any day as a record date for the purpose of determining the holders of relevant outstanding debt securities that are entitled to take any action under the relevant indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders of the relevant debt securities. If a record date is set for any action to be taken by holders of debt securities, such action may be taken only by persons who are holders of relevant outstanding debt securities on the record date and must be taken within 180 days following the record date or such other period as we may specify (or as the trustee may specify, if it set the record date). This period may be shortened or lengthened (but not beyond 180 days) from time to time.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under either indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding:”

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance;” or

•	if we or one of our affiliates, such as Zions Direct, Inc., is the beneficial owner.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•	for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default; or

•	for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

Form, Exchange and Transfer of Debt Securities in Registered Form

If any debt securities cease to be issued in registered global form, they will be issued as follows unless we indicate otherwise in your prospectus supplement:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and integral multiples of $1,000.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a registered global debt security, only the depositary, Euroclear and Clearstream, Luxembourg, as applicable, will be entitled to transfer and exchange the debt security as described in this subsection, since it or they will be the sole holder of the debt security.

The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities in Registered Form

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described under “— Payment and Record Dates for Interest” below. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, Euroclear and Clearstream, Luxembourg, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each February 15 and August 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the February 1 or August 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Business Day.  The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•	for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, Houston, Texas or New York City generally are authorized or required by law or executive order to close;

•	if the debt security is a floating rate debt security whose interest rate is based on the London interbank offered rate, or LIBOR, is also a day on which dealings in the relevant index currency specified in the applicable prospectus supplement are transacted in the London interbank market;

•	if the debt security either is a floating rate debt security whose interest rate is based on the euro interbank offered rate, or EURIBOR, or a floating rate debt security whose interest rate is based on LIBOR and for which the index currency is euros, is also a day on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET) System, or any successor system, is open for business;

•	if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

How We Will Make Payments Due

We will follow the practice described in this subsection when paying amounts due on the debt securities. All amounts due will be paid in U.S. dollars.

Payments on Global Debt Securities.  We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”.

Payments on Non-Global Debt Securities.  We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

Payment When Offices Are Closed

If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed Zions First National Bank, at its principal office in Salt Lake City, Utah, as the paying agent for the debt securities. We must notify you of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the Trustee

J.P. Morgan Trust Company, National Association, is initially serving as the trustee for both the senior debt securities and the subordinated debt securities. Consequently, if an actual or potential event of default occurs with respect to any debt securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF WARRANTS OR OTHER RIGHTS WE MAY OFFER

Please note that in this section entitled “Description of Warrants or Other Rights We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own warrants or other rights registered in their own names, on the books that we or any applicable trustee or warrant or rights agent maintain for this purpose, and not those who own beneficial interests in warrants or rights registered in street name or in warrants or rights issued in book-entry form through one or more depositaries. Owners of beneficial interests in warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of each warrant or rights agreement pursuant to which warrants or rights may be issued, the warrants or rights and any warrant or rights certificates. This information may not be complete in all respects and is qualified entirely by reference to any warrant agreement or rights agreement with respect to the warrants or rights of any particular series. The specific terms of any series of warrants or rights will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of warrants or rights may differ from the general description of terms presented below. Owners of warrants or rights should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

We may issue warrants or other rights. We may issue these securities in such amounts or in as many distinct series as we wish. This section summarizes the terms of these securities that apply generally. We describe most of the financial and other specific terms of any such series of securities in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

When we refer to a series of securities in this section, we mean all securities issued as part of the same series under any applicable indenture, agreement or other instrument. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Warrants

We may issue warrants, options or similar instruments for the purchase of our debt securities, preferred stock, common stock, depositary shares or units. We refer to these collectively as “warrants.” Warrants may be issued independently or together with debt securities, preferred stock, common stock, depositary shares or units, and may be attached to or separate from those securities.

Rights

We may also issue rights, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value or stream of cash payments is determined by reference to, the occurrence or non-occurrence of or the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common or preferred stock or other securities described in this prospectus or debt or equity securities of third parties;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to each property described above as a “right property”.

We may satisfy our obligations, if any, and the holder of a right may satisfy its obligations, if any, with respect to any rights by delivering, among other things:

•	the right property;

•	the cash value of the right property; or

•	the cash value of the rights determined by reference to the performance, level or value of the right.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a right may deliver to satisfy its obligations, if any, with respect to any rights.

Agreements

Each series of warrants or rights may be evidenced by certificates and may be issued under a separate indenture, agreement or other instrument to be entered into between us and a bank that we select as agent with respect to such series. The agent, if any, will have its principal office in the U.S. and have a combined capital and surplus of at least $50,000,000. Warrants or rights in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the securities represented by the global security. Those who own beneficial interests in a global security will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities under “Legal Ownership and Book-Entry Issuance.”

General Terms of Warrants or Rights

The prospectus supplement relating to a series of warrants or rights will identify the name and address of the warrant or rights agent, if any. The prospectus supplement will describe the terms of the series of warrants or rights in respect of which this prospectus is being delivered, including:

•	the offering price;

•	the currency for which the warrants or rights may be purchased;

•	the designation and terms of any securities with which the warrants or rights are issued and in that event the number of warrants or rights issued with each security or each principal amount of security;

•	the date, if any, on which the warrants or rights and any related securities will be separately transferable;

•	whether the warrants or rights are to be sold separately or with other securities, as part of units or otherwise;

•	any securities exchange or quotation system on which the warrants or rights or any securities deliverable upon exercise of such securities may be listed;

•	whether the warrants or rights will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

•	the dates on which the right to exercise the warrants will commence and expire;

•	material U.S. Federal income tax consequences of holding or exercising these securities; and

•	any other terms of the warrants or rights.

Warrant or rights certificates may be exchanged for new certificates of different denominations and may be presented for transfer of registration and, if exercisable for other securities or other property, may be exercised at the agent’s corporate trust office or any other office indicated in the prospectus supplement. If the warrants or rights are not separately transferable from any securities with which they were issued, this exchange may take place only if the certificates representing the related securities are also exchanged. Prior to exercise of any warrant or right exercisable for other securities or other property, securityholders will not have any rights as holders of the underlying securities, including the right to receive any principal, premium, interest, dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Exercise of Warrants or Rights

If any warrant or right is exercisable for other securities or other property, the following provisions will apply. Each such warrant or right may be exercised at any time up to any expiration date and time mentioned in the prospectus supplement relating to those warrants or rights as may otherwise be stated in the prospectus supplement. After the close of business on any applicable expiration date, unexercised warrants or rights will become void.

Warrants or rights may be exercised by delivery of the certificate representing the securities to be exercised, or in the case of global securities, as described below under “Legal Ownership and Book-Entry Issuance,” by delivery of an exercise notice for those warrants or rights, together with certain information, and payment to any agent in immediately available funds, as provided in the prospectus supplement, of the required purchase amount, if any. Upon receipt of payment and the certificate or exercise notice properly executed at the office indicated in the prospectus supplement, we will, in the time period the relevant agreement provides, issue and deliver the securities or other property purchasable upon such exercise. If fewer than all of the warrants or rights represented by such certificates are exercised, a new certificate will be issued for the remaining amount of warrants or rights.

If mentioned in the prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants or rights.

Antidilution Provisions

In the case of warrants or rights to purchase common stock, the exercise price payable and the number of shares of common stock purchasable upon warrant exercise may be adjusted in certain events, including:

•	the issuance of a stock dividend to common stockholders or a combination, subdivision or reclassification of common stock;

•	the issuance of rights, warrants or options to all common and preferred stockholders entitling them to purchase common stock for an aggregate consideration per share less than the current market price per share of common stock;

•	any distribution to our common stockholders of evidences of our indebtedness of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the prospectus supplement.

The prospectus supplement will describe which, if any, of these provisions shall apply to a particular series of warrants or rights. Unless otherwise specified in the applicable prospectus supplement, no adjustment in the number of shares purchasable upon warrant or right exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number and no fractional shares will be issued upon warrant or right exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and any agent for any series of warrants or rights may amend any warrant or rights agreement and the terms of the related warrants or rights by executing a supplemental agreement, without any such warrantholders’ or rightholders’ consent, for the purpose of:

•	curing any ambiguity, any defective or inconsistent provision contained in the agreement, or making any other corrections to the agreement that are not inconsistent with the provisions of the warrant or rights certificates;

•	evidencing the succession of another corporation to us and its assumption of our covenants contained in the agreement and the securities;

•	appointing a successor depository, if the securities are issued in the form of global securities;

•	evidencing a successor agent’s acceptance of appointment with respect to any securities;

•	adding to our covenants for the benefit of securityholders or surrendering any right or power we have under the agreement;

•	issuing warrants or rights in definitive form, if such securities are initially issued in the form of global securities; or

•	amending the agreement and the warrants or rights as we deem necessary or desirable and that will not adversely affect the interests of the applicable warrantholders or rightsholders in any material respect.

We and any agent for any series of warrants or rights may also amend any agreement and the related warrants or rights by a supplemental agreement with the consent of the holders of a majority of the warrants or rights of any series affected by such amendment, for the purpose of adding, modifying or eliminating any of the agreement’s provisions or of modifying the rights of the holders of warrants or rights. However, no such amendment that:

•	reduces the number or amount of securities receivable upon any exercise of any such security;

•	shortens the time period during which any such security may be exercised;

•	otherwise adversely affects the exercise rights of warrantholders or rightholders in any material respect; or

•	reduces the number of securities the consent of holders of which is required for amending the agreement or the related warrants or rights;

may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Any agreement with respect to warrants or rights will provide that we are generally permitted to merge or consolidate with another corporation or other entity. Any such agreement will also provide that we are permitted to sell our assets substantially as an entirety to another corporation or other entity or to have another entity sell its assets substantially as an entirety to us. With regard to any series of securities, however, we may not take any of these actions unless all of the following conditions are met:

•	if we are not the successor entity, the person formed by the consolidation or into or with which we merge or the person to which our properties and assets are conveyed, transferred or leased must be an entity organized and existing under the laws of the United States, any state or the District of Columbia and must expressly assume the performance of our covenants under any relevant indenture, agreement or other instrument; and

•	we or that successor corporation must not immediately be in default under that agreement.

Enforcement by Holders of Warrants or Rights

Any agent for any series of warrants or rights will act solely as our agent under the relevant agreement and will not assume any obligation or relationship of agency or trust for any securityholder. A single bank or trust company may act as agent for more than one issue of securities. Any such agent will have no duty or responsibility in case we default in performing our obligations under the relevant agreement or warrant or right, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any securityholder may, without the agent’s consent or consent of any other securityholder, enforce by appropriate legal action its right to exercise any warrant or right exercisable for any property.

Replacement of Certificates

We will replace any destroyed, lost, stolen or mutilated warrant or rights certificate upon delivery to us and any applicable agent of satisfactory evidence of the ownership of that certificate and of its destruction, loss, theft or mutilation, and (in the case of mutilation) surrender of that certificate to us or any applicable agent, unless we have, or the agent has, received notice that the certificate has been acquired by a bona fide purchaser. That securityholder will also be required to provide indemnity satisfactory to us and the relevant agent before a replacement certificate will be issued.

Title

Zions, any agents for any series of warrants or rights and any of their agents may treat the registered holder of any certificate as the absolute owner of the securities evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants or rights so requested, despite any notice to the contrary. See “Legal Ownership and Book-Entry Issuance.”

DESCRIPTION OF STOCK PURCHASE CONTRACTS WE MAY OFFER

Please note that in this section entitled “Description of Stock Purchase Contracts We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own stock purchase contracts registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in stock purchase contracts registered in street name or in purchase contracts issued in book-entry form through one or more depositaries. Owners of beneficial interests in the purchase contracts should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the stock purchase contracts, the purchase contract agreement and the pledge agreement. This information is not complete in all respects and is qualified entirely by reference to the purchase contract agreement and pledge agreement with respect to the stock purchase contracts of any particular series. The specific terms of any series of stock purchase contracts will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of stock purchase contracts may differ from the general description of terms presented below.

Unless otherwise specified in the applicable prospectus supplement, we may issue stock purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified number of shares of common stock, preferred stock, depositary shares or other security or property at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of shares of common stock, preferred stock, depositary shares or other security or property. The consideration per share of common stock or preferred stock or per depositary share or other security or property may be fixed at the time the stock purchase contracts are issued or may be determined by a specific reference to a formula set forth in the stock purchase contracts. The stock purchase contracts may provide for settlement by delivery by or on behalf of Zions of shares of the underlying security or property it may provide for settlement by reference or linkage to the value, performance or trading price of the underlying security or property. The stock purchase contracts may be issued separately or as part of stock purchase units consisting of a stock purchase contract and debt securities, preferred stock or debt obligations of third parties, including U.S. treasury securities, other stock purchase contracts or common stock, or other securities or property, securing the holders’ obligations to purchase or sell, as the case may be, the common stock or the preferred stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis and may be paid on a current or on a deferred basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and may provide for the prepayment of all or part of the consideration payable by holders in connection with the purchase of the underlying security or other property pursuant to the stock purchase contracts.

The securities related to the stock purchase contracts may be pledged to a collateral agent for Zions’ benefit pursuant to a pledge agreement to secure the obligations of holders of stock purchase contracts to purchase the underlying security or property under the related stock purchase contracts. The rights of holders of stock purchase contracts to the related pledged securities will be subject to Zions’ security interest therein created by the pledge agreement. No holder of stock purchase contracts will be permitted to withdraw the pledged securities related to such stock purchase contracts from the pledge arrangement except upon the termination or early settlement of the related stock purchase contracts or in the event other securities, cash or property is made subject to the pledge agreement in lieu of the pledged securities, if permitted by the pledge agreement, or as otherwise provided in the pledge agreement. Subject to such security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a stock purchase contract will retain full beneficial ownership of the related pledged securities.

Except as described in the applicable prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute such payments to Zions or the purchase contract agent, as provided in the pledge agreement. The purchase agent will in turn distribute payments it receives as provided in the purchase contract agreement.

DESCRIPTION OF UNITS WE MAY OFFER

Please note that in this section entitled “Description of Units We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own units registered in their own names, on the books that we or our agent maintain for this purpose, and not those who own beneficial interests in units registered in street name or in units issued in book-entry form through one or more depositaries. Owners of beneficial interests in the units should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the units and the unit agreements. This information may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below.

We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock, stock purchase contracts, warrants, rights and other securities in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Debt Securities We May Offer,” “Description of Preferred Stock We May Offer,” “Description of Common Stock We May Offer,” “Description of Warrants or Other Rights We May Offer” and “Description of Stock Purchase Contracts We May Offer” will apply to the securities included in each unit, to the extent relevant.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement.

Enforcement of Rights

The unit agent under a unit agreement will act solely as our agent in connection with the units issued under that agreement. The unit agent will not assume any obligation or relationship of agency or trust for or with any holders of those units or of the securities comprising those units. The unit agent will not be obligated to take any action on behalf of those holders to enforce or protect their rights under the units or the included securities.

Except as indicated in the next paragraph, a holder of a unit may, without the consent of the unit agent or any other holder, enforce its rights as holder under any security included in the unit, in accordance with the terms of that security and the indenture, warrant agreement, rights agreement or other instrument under which that security is issued. Those terms are described elsewhere in this prospectus under the sections relating to debt securities, preferred stock, common stock, warrants and capital securities, as relevant.

Notwithstanding the foregoing, a unit agreement may limit or otherwise affect the ability of a holder of units issued under that agreement to enforce its rights, including any right to bring a legal action, with respect to those units or any securities, other than debt securities, that are included in those units. Limitations of this kind will be described in the applicable prospectus supplement.

Modification Without Consent of Holders

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•	to cure any ambiguity;

•	to correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification With Consent of Holders

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•	impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•	reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•	If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•	If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by New York law.

Form, Exchange and Transfer

We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will issue each unit in registered form, unless we say otherwise in the applicable prospectus supplement. Bearer securities would be subject to special provisions, as we describe below under “Considerations Relating to Securities Issued in Bearer Form”.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•	Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

•	Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

•	If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures we plan to use with respect to our debt securities, where applicable. We describe those procedures above under “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” and “Description of Debt Securities We May Offer — Notices.”

DESCRIPTION OF COMMON STOCK WE MAY OFFER

Please note that in this section entitled “Description of Common Stock We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of common stock, registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of common stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following summary description of our common stock is based on the provisions of our articles of incorporation and restated bylaws, or bylaws, and the applicable provisions of the Utah Revised Business Corporation Act, or the UBCA. This description is not complete and is subject to, and is qualified in its entirety by reference to our articles of incorporation, bylaws and the applicable provisions of the UBCA. For information on how to obtain copies of our articles of incorporation and bylaws, see “Where You Can Find More Information.”

We may offer common stock issuable upon the conversion of debt securities or preferred stock, the exercise of warrants and pursuant to stock purchase contracts.

Authorized Capital

Zions is authorized to issue 350,000,000 shares of common stock with no par value per share. As of March 27, 2006 there are approximately 106,044,955 shares of Zions common stock outstanding.

Voting Rights

Unless otherwise provided in our articles of incorporation in the UBCA, or other applicable law, the holders of common stock of Zions are entitled to voting rights for the election of directors and for other purposes, subject to voting rights which may in the future be granted to subsequently created series of preferred stock. Shares of Zions common stock do not have cumulative voting rights.

Dividend and Liquidation Rights

The holders of outstanding shares of our common stock are entitled to receive dividends when and if declared by the Zions board out of any funds legally available therefor, and are entitled upon liquidation, after claims of creditors and preferences of any series of preferred stock hereafter authorized, to receive pro rata the net assets of Zions. Holders of Zions common stock have no preemptive or conversion rights.

Shareholder Rights Plan

In September 1996, the Zions Board adopted a Shareholder Protection Rights Plan, dated September 21, 1996, or Rights Plan, with Zions First National Bank, as rights agent, and declared a dividend of one right, or a Right, on each outstanding share of common stock. The Rights Plan was not adopted in response to any specific effort to acquire control of us. Rather, it was adopted to deter abusive takeover tactics that can be used to deprive shareholders of the full value of their investment.

Under the Rights Plan, until it is announced that a person or group has acquired 10% or more of the common stock, or an Acquiring Person, or commences a tender offer that will result in such person or group owning 10% or more of the common stock, the Rights will be evidenced by the common stock certificates, will automatically trade with the common stock and will not be exercisable. Thereafter, separate Rights certificates will be distributed and each Right will entitle its holder to purchase participating preferred stock having economic and voting terms similar to those of one share of common stock for an exercise price of $90.

Upon announcement that any person or group has become an Acquiring Person, then 10 days thereafter (or such earlier or later date as our board of directors may decide) each Right (other than Rights beneficially owned by any Acquiring Person or transferees thereof which Rights become void) will entitle its holder to purchase, for the exercise price, a number of shares of common stock or participating preferred stock having a market value of twice the exercise price. We refer to such 10th day (or such earlier or later date as our board of directors decides) as the Flip-in Date.

Also, if after an Acquiring Person controls our board of directors, we are involved in a merger or sell more than 50% of our assets or earning power (or have entered an agreement to do any of the foregoing) and, in the case of a merger, the Acquiring Person will receive different treatment than all other shareholders or the person with whom the merger occurs is the Acquiring Person or a person affiliated or associated with the Acquiring Person, each Right will entitle its holder to purchase, for the exercise price, a number of shares of common stock of the Acquiring Person having a market value of twice the exercise price. If any person or group acquires between 10% and 50% of our common stock, our board of directors may, at its option, exchange one share of common stock for each Right.

The Rights may be redeemed at the election of our board of directors for $0.01 per Right prior to the Flip-in Date.

Certain Provisions of Utah Law and of Our Articles and Bylaws

Zions is incorporated under the laws of the State of Utah and, accordingly, the rights of our shareholders are governed by our articles of incorporation, our bylaws and the laws of the State of Utah, including the UBCA.

Certain Anti-Takeover Matters

Our articles and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include:

Classification of the Board of Directors.  Our articles divide our board of directors into three classes as nearly equal in size as possible. Any effort to obtain control of our board by causing the election of a majority of the board may require more time than would be required without a staggered election structure.

Provisions Regarding Election/Removal of Directors.  Our articles provide that, while shareholders generally may act by written consent, consents from 100% of our shareholders are required to elect directors by written consent. Our articles and bylaws do not authorize cumulative voting for directors.

Our bylaws also provide that a vacancy on the board of directors may be filled by the shareholders or the board of directors. However, if the directors remaining in office constitute less than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all directors remaining in office. Our articles further provide that, while the shareholders may remove any director for or without cause, it may only be done with the affirmative vote of the holders of two-thirds of the outstanding shares then entitled to vote at an election of directors.

Advance Notice Requirements for Director Nominations and Presentation of Business at Meetings.  Our bylaws specify a procedure for shareholders to follow in order to bring business before an annual meeting of the shareholders. Generally, notice of any proposal to be presented by any shareholder or the name of any person to be nominated by any shareholder for election as a director of Zions at any annual meeting of shareholders must be delivered to Zions at least 120 days, but not more than 150 days, prior to the date Zions’ proxy statement was released to shareholders in connection with the annual meeting for the preceding year. The notice must also provide certain information set forth in Zions’ bylaws.

Restrictions on Certain Business Transactions.  Our articles provide that certain business transactions with a person who owns, directly or indirectly, over 10% of outstanding stock must be approved by a majority vote of the continuing directors or a shareholder vote of at least 80% of outstanding voting shares. Such business transactions include mergers, consolidations, sales of all or more than 20% of the corporation’s assets, issuance of securities of the corporation, reclassifications that increase voting power of the interested shareholder, or liquidations, spin-offs or dissolution of the corporation. Zions is also subject to the Utah Control Shares Acquisitions Act, which limits the ability of persons acquiring more than 20% of Zions’ voting stock to vote those shares absent approval of voting rights by the holders of a majority of all shares entitles to be cast, excluding all interested shares.

Blank Check Preferred Stock.  Our articles provides for 3,000,000 shares of preferred stock. The existence of authorized but unissued shares of preferred may enable the board to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, the board determines that a takeover proposal is not in the best interests of Zions, the board could cause shares of preferred stock to be issued without shareholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquiror or insurgent shareholder or shareholder group. In this regard, the articles grant our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deterring or preventing a change in control of Zions.

Supermajority Vote for Certain Amendments to Articles.  Our articles provide that they may be amended or repealed as permitted by Utah law. The UBCA permits an amendment of the articles of incorporation by approval of a majority of the board of directors and a majority of the outstanding common stock entitled to vote. However, our articles further provide that amendment to Articles IX (regarding the classified board), X (regarding quorum requirement and management of Zions by the board) and XVI (regarding amendment of our articles) requires approval by two-thirds of the outstanding shares, and amendment of Article XVII (regarding business transactions with related persons) requires approval by 80% of the outstanding shares.

Indemnification and Liability Elimination Provisions

Under our articles, directors are not personally liable to us or our shareholders for monetary damages for breaches of fiduciary duty as a director, except (1) for breach of the director’s duty of loyalty to Zions or its shareholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law, or (3) any transaction from which the director derived an improper personal benefit.

The UBCA and our bylaws provide that we may indemnify a director, officer, employee or agent if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of Zions and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Listing; Exchange, Transfer Agent and Registrar

Our common stock is listed on the Nasdaq. The transfer agent and registrar for our common stock is Zions First National Bank.

DESCRIPTION OF PREFERRED STOCK WE MAY OFFER

Please note that in this section entitled “Description of Preferred Stock We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own shares of preferred stock registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in shares of preferred stock should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to our restated articles of incorporation, as amended, which we will refer to as our articles of incorporation. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. Any series of preferred stock we issue will be governed by our articles of incorporation and by the articles of amendment related to that series. We will file the articles of amendment with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

Authorized Preferred Stock

Our articles of incorporation authorize us to issue 3,000,000 shares of preferred stock, without par value. We may issue preferred stock from time to time in one or more series, without stockholder approval, when authorized by our board of directors. Upon issuance of a particular series of preferred stock, our board of directors is authorized to specify:

•	the number of shares to be included in the series;

•	the annual dividend rate for the series and any restrictions or conditions on the payment of dividends;

•	the redemption price, if any, and the terms and conditions of redemption;

•	any sinking fund provisions for the purchase or redemption of the series;

•	if the series is convertible, the terms and conditions of conversion;

•	the amounts payable to holders upon our liquidation, dissolution or winding up; and

•	any other rights, preferences and limitations relating to the series.

The board’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our common stock or other series of preferred stock that may be outstanding.

No shares of our preferred stock are currently issued and outstanding.

Specific Terms of a Series of Preferred Stock

The preferred stock we may offer will be issued in one or more series. Shares of preferred stock, when issued against full payment of its purchase price, will be fully paid and non-assessable. Their liquidation preference, however, will not be indicative of the price at which they will actually trade after their issue. If necessary, the prospectus supplement will provide a description of U.S. Federal income tax consequences relating to the purchase and ownership of the series of preferred stock offered by that prospectus supplement.

The preferred stock will have the dividend, liquidation, redemption and voting rights discussed below, unless otherwise described in a prospectus supplement relating to a particular series. A prospectus supplement will discuss the following features of the series of preferred stock to which it relates:

•	the designations and stated value per share;

•	the number of shares offered;

•	the amount of liquidation preference per share;

•	the initial public offering price at which the preferred stock will be issued;

•	the dividend rate, the method of its calculation, the dates on which dividends would be paid and the dates, if any, from which dividends would cumulate;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights; and

•	any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

Rank

Unless otherwise stated in the applicable prospectus supplement, the preferred stock will have priority over our common stock with respect to dividends and distribution of assets, but will rank junior to all our outstanding indebtedness for borrowed money. Any series of preferred stock could rank senior, equal or junior to our other capital stock, as may be specified in the applicable prospectus supplement, as long as our articles of incorporation so permit.

Dividends

Holders of each series of preferred stock shall be entitled to receive cash dividends to the extent specified in the applicable prospectus supplement when, as and if declared by our board of directors, from funds legally available for the payment of dividends. The rates and dates of payment of dividends of each series of preferred stock will be stated in the applicable prospectus supplement. Dividends will be payable to the holders of record of preferred stock as they appear on our books on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or non-cumulative, as discussed in the applicable prospectus supplement.

Conversion or Exchange Rights

Shares of a series of preferred stock may be exchangeable or convertible into shares of our common stock, another series of preferred stock or other securities or property. The conversion or exchange may be mandatory or optional. The applicable prospectus supplement will specify whether the preferred stock being offered has any conversion or exchange features, and will describe all the related terms and conditions.

Redemption

The terms, if any, on which shares of preferred stock of a series may be redeemed will be discussed in the applicable prospectus supplement.

Liquidation

Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Zions, holders of each series of preferred stock will be entitled to receive distributions upon liquidation in the amount described in the applicable prospectus supplement plus an amount equal to any accrued and unpaid dividends for the then-current dividend period (including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on that series of preferred stock are cumulative). These distributions will be made before any distribution is made on any securities ranking junior to the preferred stock with respect to liquidation, including our common stock. If the liquidation amounts payable relating to the preferred stock of any series and any other securities ranking on a parity regarding liquidation rights are not paid in full, the holders of the preferred stock of that series will share ratably in proportion to the full liquidation preferences of each security. Holders of our preferred stock will not be entitled to any other amounts from us after they have received their full liquidation preference.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment establishing the series; or

•	as required by applicable law.

No Other Rights

The shares of a series of preferred stock will not have any preferences, voting powers or relative, participating, optional or other special rights except:

•	as discussed above or in the applicable prospectus supplement;

•	as provided in our articles of incorporation and in the articles of amendment; and

•	as otherwise required by law.

Transfer Agent

The transfer agent for each series of preferred stock will be named and described in the prospectus supplement for that series.

DESCRIPTION OF DEPOSITARY SHARES WE MAY OFFER

Please note that in this section entitled “Description of the Depositary Shares We May Offer,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own depositary shares registered in their own names, on the books that the registrar or we maintain for this purpose, and not those who own beneficial interests in shares registered in street name or in shares issued in book-entry form through one or more depositaries. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

This section outlines some of the provisions of the deposit agreement to govern any depositary shares, the depositary shares themselves and the depositary receipts. This information may not be complete in all respects and is qualified entirely by reference to the relevant deposit agreement and depositary receipts with respect to the depositary shares related to any particular series of preferred stock. The specific terms of any series of depositary shares will be described in the applicable prospectus supplement. If so described in the prospectus supplement, the terms of that series of depositary shares may differ from the general description of terms presented below. Owners of beneficial interests in depositary shares should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

Fractional Shares of Preferred Stock

We may elect to offer fractional interests in shares of our preferred stock instead of whole shares of preferred stock. If so, we will allow a depositary to issue to the public depositary shares, each of which will represent a fractional interest of a share of preferred stock as described in the prospectus supplement.

Deposit Agreement

The shares of the preferred stock underlying any depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company acting as depositary with respect to those shares of preferred stock. The depositary will have its principal office in the United States and have a combined capital and surplus of at least $50,000,000. The prospectus supplement relating to a series of depositary shares will specify the name and address of the depositary. Under the deposit agreement, each owner of a depositary share will be entitled, in proportion of its fractional interest in a share of the preferred stock underlying that depositary share, to all the rights and preferences of that preferred stock, including dividend, voting, redemption, conversion, exchange and liquidation rights.

Depositary shares will be evidenced by one or more depositary receipts issued under the deposit agreement.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions in respect of the preferred stock underlying the depository shares to each record depositary shareholder based on the number of the depositary shares owned by that holder on the relevant record date. The depositary will distribute only that amount which can be distributed without attributing to any depositary shareholders a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record depositary shareholders.

If there is a distribution other than in cash, the depositary will distribute property to the entitled record depositary shareholders, unless the depositary determines that it is not feasible to make that distribution. In that case the depositary may, with our approval, adopt the method it deems equitable and practicable for making that distribution, including any sale of property and the distribution of the net proceeds from this sale to the concerned holders.

Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the relevant series of preferred stock will be made available to depositary shareholders.

Withdrawal of Stock

Upon surrender of depositary receipts at the depositary’s office, the holder of the relevant depositary shares will be entitled to the number of whole shares of the related series of preferred stock and any money or other property those depositary shares represent. Depositary shareholders will be entitled to receive whole shares of the related series of preferred stock on the basis described in the prospectus supplement, but holders of those whole preferred stock shares will not afterwards be entitled to receive depositary shares in exchange for their shares. If the depositary receipts the holder delivers evidence a depositary share number exceeding the whole share number of the related series of preferred stock to be withdrawn, the depositary will deliver to that holder a new depositary receipt evidencing the excess number of depositary shares.

Redemption and Liquidation

The terms on which the depositary shares relating to the preferred stock of any series may be redeemed, and any amounts distributable upon our liquidation, dissolution or winding up, will be described in the applicable prospectus supplement.

Voting

Upon receiving notice of any meeting at which preferred stockholders of any series are entitled to vote, the depositary will mail the information contained in that notice to the record depositary shareholders relating to those series of preferred stock. Each depositary shareholder on the record date will be entitled to instruct the depositary on how to vote the shares of preferred stock underlying that holder’s depositary shares. The depositary will vote the shares of preferred stock underlying those depositary shares according to those instructions, and we will take reasonably necessary actions to enable the depositary to do so. If the depositary does not receive specific instructions from the depositary shareholders relating to that preferred stock, it will abstain from voting those shares of preferred stock, unless otherwise discussed in the prospectus supplement.

Amendment and Termination of Deposit Agreement

We and the depositary may amend the depositary receipt form evidencing the depositary shares and the related deposit agreement. However, any amendment that significantly affects the rights of the depositary shareholders will not be effective unless a majority of the outstanding depositary shareholders approve that amendment. We or the depositary may terminate a deposit agreement only if:

•	we redeemed or reacquired all outstanding depositary shares relating to the deposit agreement;

•	all preferred stock of the relevant series has been withdrawn; or

•	there has been a final distribution in respect of the preferred stock of any series in connection with our liquidation, dissolution or winding up and such distribution has been made to the related depositary shareholders.

Charges of Depositary

We will pay all charges of each depositary in connection with the initial deposit and any redemption of the preferred stock. Depositary shareholders will be required to pay any other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their accounts.

Miscellaneous

Each depositary will forward to the relevant depositary shareholders all our reports and communications that we are required to furnish to preferred stockholders of any series.

Neither the depositary nor Zions will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under any deposit agreement. The obligations of Zions and each depositary under any deposit agreement will be limited to performance in good faith of their duties under that agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless they are provided with satisfactory indemnity. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred stock for deposit, depositary shareholders or other persons believed to be competent and on documents believed to be genuine.

Title

Zions, each depositary and any of their agents may treat the registered owner of any depositary share as the absolute owner of that share, whether or not any payment in respect of that depositary share is overdue and despite any notice to the contrary, for any purpose. See “Legal Ownership and Book-Entry Issuance.”

Resignation and Removal of Depositary

A depositary may resign at any time by issuing us a notice of resignation, and we may remove any depositary at any time by issuing it a notice of removal. Resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of appointment. That successor depositary must:

•	be appointed within 60 days after delivery of the notice of resignation or removal;

•	be a bank or trust company having its principal office in the United States; and

•	have a combined capital and surplus of at least $50,000,000.

THE ISSUER TRUSTS

The following description summarizes the formation, purposes and material terms of each Issuer Trust. This description is followed by descriptions of:

•	the capital securities to be issued by each Issuer Trust;

•	the junior subordinated debentures to be issued by us to each Issuer Trust, and the junior indenture under which they will be issued;

•	our guarantees for the benefit of the holders of the capital securities; and

•	the relationship among the capital securities, the corresponding junior subordinated debentures, a related expense agreement and the guarantees.

Each Issuer Trust is a statutory trust formed under Delaware law pursuant to:

•	a trust agreement executed by us, as depositor of the Issuer Trust, and the Delaware trustee of such Issuer Trust; and

•	a certificate of trust filed with the Delaware Secretary of State.

Before trust securities are issued, the trust agreement for the relevant Issuer Trust will be amended and restated in its entirety substantially in the form filed (or to be filed) with our SEC registration statement. The trust agreements will be qualified as indentures under the Trust Indenture Act of 1939.

Each Issuer Trust may offer to the public, from time to time, preferred securities representing preferred beneficial interests in the applicable Issuer Trust, which we call “capital securities.” In addition to capital securities offered to the public, each Issuer Trust will sell common securities representing common beneficial interests in such Issuer Trust to us, which we call “trust common securities.” All of the trust common securities of each Issuer Trust will be owned by us. The trust common securities and the capital securities are also referred to together as the “trust securities.”

Each Issuer Trust exists for the exclusive purposes of:

•	issuing and selling its trust securities;

•	using the proceeds from the sale of these trust securities to acquire corresponding junior subordinated debentures from us; and

•	engaging in only those other activities necessary or incidental to these purposes (for example, registering the transfer of the trust securities).

When any Issuer Trust sells trust securities, it will use the money it receives to buy a series of our junior subordinated debentures, which we call the “corresponding junior subordinated debentures.” The payment terms of the corresponding junior subordinated debentures will be virtually the same as the terms of that Issuer Trust’s capital securities, which we call the “related capital securities.”

Each Issuer Trust will own only the applicable series of corresponding junior subordinated debentures. The only source of funds for each Issuer Trust will be the payments it receives from us on the corresponding junior subordinated debentures. Each Issuer Trust will use these funds to make any cash payments due to holders of its capital securities.

Each Issuer Trust will also be a party to an expense agreement with us. Under the terms of the expense agreement, the Issuer Trust will have the right to be reimbursed by us for certain expenses.

The trust common securities of an Issuer Trust will rank equally, and payments on them will be made pro rata, with the capital securities of that Issuer Trust, except that upon the occurrence and continuance of an event of default under a trust agreement resulting from an event of default under the junior indenture, our rights, as holder of the trust common securities, to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the capital securities of that Issuer Trust. See “Description of Capital Securities and Related Instruments — Subordination of Trust Common Securities.” We will acquire trust common securities in an aggregate liquidation amount greater than or equal to 3% of the total capital of each Issuer Trust. The prospectus supplement relating to any capital securities will contain the details of the cash distributions to be made periodically.

Under certain circumstances, we may redeem the corresponding junior subordinated debentures that we sold to an Issuer Trust. If this happens, the Issuer Trust will redeem a like amount of the capital securities which it sold to the public and the trust common securities which it sold to us.

Under certain circumstances, we may dissolve an Issuer Trust and, after satisfaction of the liabilities to creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures to be distributed to the holders of the related capital securities. If this happens, owners of the related capital securities will no longer have any interest in such Issuer Trust and will only own the corresponding junior subordinated debentures we issued to the Issuer Trust.

We may need the approval of the Federal Reserve Board to redeem the corresponding junior subordinated debentures or to dissolve one or more of the Issuer Trusts. A more detailed description is provided under the heading “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution.”

Unless otherwise specified in the applicable prospectus supplement:

•	each Issuer Trust will have a term of approximately 55 years from the date it issues its trust securities, but may dissolve earlier as provided in the applicable trust agreement;

•	each Issuer Trust’s business and affairs will be conducted by its trustees;

•	except as provided below, we, as holder of the trust common securities, will appoint the trustees;

•	the trustees for each Issuer Trust will be J.P. Morgan Trust Company, National Association, as property trustee and Chase Bank USA, National Association, as Delaware trustee, and two or more individual administrative trustees who are employees or officers of or affiliated with us. These trustees are also referred to as the “Issuer Trust trustees.” J.P. Morgan Trust Company, National Association, as property trustee, will act as sole indenture trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. J.P. Morgan Trust Company, National Association will also act as trustee under the guarantees and the junior indenture. See “Description of Guarantees” and “Description of Junior Subordinated Debentures;”

•	if an event of default under the trust agreement for an Issuer Trust has occurred and is continuing, the holder of the trust common securities of that Issuer Trust, or the holders of a majority in liquidation amount of the related capital securities, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for such Issuer Trust;

•	under all circumstances, only the holder of the trust common securities has the right to vote to appoint, remove or replace the administrative trustees for the applicable Issuer Trust;

•	the duties and obligations of each Issuer Trust trustee are governed by the applicable trust agreement; and

•	we will pay all fees and expenses related to each Issuer Trust and the offering of the capital securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer Trust.

The principal executive office of each Issuer Trust is c/o Zions Bancorporation, One South Main Street, Suite 1134, Salt Lake City, Utah 84111 and its telephone number is (801) 524-4787.

DESCRIPTION OF CAPITAL SECURITIES AND RELATED INSTRUMENTS

Please note that in this section entitled “Description of Capital Securities and Related Instruments” and the following sections of this prospectus entitled “Description of Junior Subordinated Debentures,” “Description of Guarantees” and “Relationship Among the Capital Securities and the Related Instruments,” references to Zions Bancorporation, Zions, “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section and the following sections of this prospectus indicated above, references to “holders” mean those who own capital securities registered in their own names, on the books that we or the securities registrar maintain for this purpose, and not those who own beneficial interests in capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the capital securities and trust agreements. This description is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement and the Trust Indenture Act. The specific terms of the capital securities will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The trust agreements have been (or will be) filed as exhibits to our SEC registration statement relating to this prospectus. Whenever particular defined terms of a trust agreement are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

Pursuant to the terms of the trust agreement for each Issuer Trust, each Issuer Trust will sell capital securities to the public and trust common securities to us. The capital securities represent preferred undivided beneficial interests in the assets of the Issuer Trust that sold them. A more complete discussion appears under the heading “— Subordination of Trust Common Securities.” Holders of the capital securities will also be entitled to other benefits as described in the corresponding trust agreement.

Each of the Issuer Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

The capital securities of an Issuer Trust will rank on a parity, and payments on them will be made pro rata, with the trust common securities of that Issuer Trust except as described under “— Subordination of Trust Common Securities.” Legal title to the corresponding junior subordinated debentures will be held and administered by the property trustee in trust for the benefit of the holders of the related capital securities and trust common securities.

Each guarantee agreement executed by us for the benefit of the holders of an Issuer Trust’s capital securities will be a guarantee on a subordinated basis with respect to the related capital securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of such capital securities when the related Issuer Trust does not have funds on hand available to make such payments. See the section of this prospectus entitled “Description of Guarantees” for additional information.

Each Issuer Trust May Issue Series of Capital Securities With Different Terms

Each Issuer Trust may issue one distinct series of capital securities. This section summarizes terms of the securities that apply generally to all series of capital securities. The provisions of the trust agreements allow the Issuer Trusts to issue series of capital securities with terms different from the other Issuer Trusts. We describe most of the financial and other specific terms of your series in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your capital security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your capital security.

When we refer to a series of capital securities, we mean a series issued under the applicable trust agreement. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the capital security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

The trust agreements do not limit the aggregate amount of capital securities that may be issued or the aggregate amount of any particular series. We and the Issuer Trusts may issue capital securities and other securities at any time without your consent and without notifying you.

The trust agreements and the capital securities do not limit our ability to incur indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the capital securities.

In the future, we may form additional trusts or other entities similar to the Issuer Trusts, and those other entities could issue securities similar to the trust securities described in this section. In that event, we may issue subordinated debt securities under the subordinated debt indenture to those other issuer entities and guarantees under a guarantee agreement with respect to the securities they issue. We may also enter into expense agreements with those other issuers. The subordinated debt securities and guarantees we issue (and expense agreements we enter into) in those cases would be similar to those described in this prospectus, with such modifications as may be described in the applicable prospectus supplement.

Distributions

Distributions on the capital securities will be cumulative, will accumulate from the date of original issuance (unless otherwise specified in the applicable prospectus supplement), and will be payable on the dates specified in the applicable prospectus supplement. In the event that any date on which distributions are payable is not a business day, payment of that distribution will be made on the next business day and without any interest or other payment in connection with this delay except that, if the next business day falls in the next calendar year, payment of the distribution will be made on the immediately preceding business day. In either case, the payment will have the same force and effect as if made on the original distribution date. Each date on which distributions are payable in accordance with the previous sentence is referred to as a “distribution date.” A “business day” means, for any capital security, any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in Salt Lake City, Utah, Houston, Texas or New York City generally are authorized or required by law or executive order to close or a day on which the corporate trust office of the property trustee or the trustee under the junior subordinated indenture, referred to in this prospectus as the debenture trustee, is closed for business.

Each Issuer Trust’s capital securities represent preferred beneficial interests in the applicable Issuer Trust, and the distributions on each capital security will be payable at a rate specified in the applicable prospectus supplement. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of capital securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement. The term “distributions” as used in this summary includes these additional distributions unless otherwise stated.

If interest payments on the corresponding junior subordinated debentures are deferred by us, distributions on the related capital securities will be correspondingly deferred, but will continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for the capital securities. See the section of this prospectus entitled “Description of Junior Subordinated Debentures — Option to Defer Interest Payments.”

The revenue of each Issuer Trust available for distribution to holders of its capital securities will be limited to payments under the corresponding junior subordinated debentures which the Issuer Trust will acquire with the proceeds from the issuance and sale of its trust securities. See the section of this prospectus entitled “Description of Junior Subordinated Debentures — Corresponding Junior Subordinated Debentures” for additional information. If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related capital securities. The payment of distributions (if and to the extent the Issuer Trust has funds legally available for the payment of distributions and cash sufficient to make payments) is guaranteed by us on a limited basis as described under the heading “Description of Guarantees.”

Distributions on the capital securities will be payable to the holders of capital securities as they appear on the register of the Issuer Trust at the close of business on the relevant record dates, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant distribution date. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each such payment will be made as described under the heading “Legal Ownership and Book-Entry Issuance.” In the event any capital securities are not in book-entry form, the relevant record date for such capital securities will be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption

Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior indenture, the proceeds from the repayment or redemption will be applied by the property trustee to redeem a like amount, which term we define below, of the trust securities, upon not less than 30 nor more than 60 days notice. Unless provided otherwise in the applicable prospectus supplement, the redemption will occur at a redemption price equal to the aggregate liquidation amount of such trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See the section of this prospectus entitled “Description of Junior Subordinated Debentures — Redemption” for additional information. If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated to the redemption pro rata of the related capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date will be allocated to the redemption pro rata of the related capital securities and the trust common securities. The redemption price will be payable on each redemption date only to the extent that the Issuer Trust has funds then on hand and available in the payment account for the payment of the redemption price.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after such date as may be specified in the applicable prospectus supplement, in whole at any time or in part from time to time;

•	at any time, in whole but not in part, upon the occurrence of a tax event or capital treatment event, which terms we define below or under “Description of Junior Subordinated Debentures — Redemption;” or

•	as may be otherwise specified in the applicable prospectus supplement,

in each case subject to receipt of prior approval by the Federal Reserve Board if then required under applicable Federal Reserve capital guidelines or policies.

Distribution of Corresponding Junior Subordinated Debentures

Subject to our having received prior approval of the Federal Reserve Board to do so if such approval is then required under applicable capital guidelines or policies of the Federal Reserve Board, we have the right at any time to dissolve any Issuer Trust and, after satisfaction of the liabilities of creditors of the Issuer Trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the capital securities and trust common securities issued by the Issuer Trust to be distributed to the holders of the capital securities and trust common securities in liquidation of the Issuer Trust.

Tax Event or Capital Treatment Event Redemption

If a tax event or capital treatment event in respect of a series of capital securities and trust common securities has occurred and is continuing, we have the right to redeem the corresponding junior subordinated debentures in whole but not in part and thereby cause a mandatory redemption of the capital securities and trust common securities in whole but not in part at the redemption price within 90 days following the occurrence of the tax event or capital treatment event. If a tax event has occurred and is continuing in respect of a series of capital securities and trust common securities and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the capital securities or to dissolve the related Issuer Trust and cause the corresponding junior subordinated debentures to be distributed to holders of the capital securities and trust common securities in liquidation of the Issuer Trust as described above, such capital securities will remain outstanding and additional sums (as defined below) may be payable on the corresponding junior subordinated debentures.

The term “additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by an Issuer Trust on the outstanding capital securities and trust common securities of the Issuer Trust will not be reduced as a result of any additional taxes, duties and other governmental charges to which the Issuer Trust has become subject as a result of a tax event.

General

The term “like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of that series having a liquidation amount, which term we define below, equal to the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior indenture, the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in connection with a dissolution or liquidation of the related Issuer Trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities in respect of which the distribution is made.

The term “liquidation amount” means the stated amount per trust security of $25, or another stated amount set forth in the applicable prospectus supplement.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of related capital securities:

•	the series of related capital securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the related capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•	any certificates representing the related capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the related capital securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the related capital securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

Any distribution of corresponding junior subordinated debentures to holders of related capital securities will be made to the applicable record holders as they appear on the register for the related capital securities on the relevant record date, which will be one business day prior to the liquidation date. In the event that any related capital securities are not in book-entry form, the relevant record date will be a date at least 15 days prior to the liquidation date, as specified in the applicable prospectus supplement.

There can be no assurance as to the market prices for the related capital securities or the corresponding junior subordinated debentures that may be distributed in exchange for related capital securities if a dissolution and liquidation of an Issuer Trust were to occur. Accordingly, the related capital securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of an Issuer Trust, may trade at a discount to the price that the investor paid to purchase the related capital securities being offered in connection with this prospectus.

Redemption Procedures

Capital securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the capital securities will be made and the redemption price will be payable on each redemption date only to the extent that the related Issuer Trust has funds on hand available for the payment of the redemption price. See also “— Subordination of Trust Common Securities.”

If the property trustee gives a notice of redemption in respect of any capital securities, then, while such capital securities are in book-entry form, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the holders of the capital securities. If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders upon surrender of their certificates evidencing the capital securities. Notwithstanding the above, distributions payable on or prior to the redemption date for any capital securities called for redemption will be payable to the holders of the capital securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit, all rights of the holders of the capital securities so called for redemption will cease, except the right of the holders of the capital securities to receive the redemption price and any distribution payable in respect of the capital securities on or prior to the redemption date, but without interest on the redemption price, and the capital securities will cease to be outstanding. In the event that any date fixed for redemption of capital securities is not a business day, then payment of the redemption price will be made on the next business day (and without any interest or other payment in connection with this delay) except that, if the next business day falls in the next calendar year, the redemption payment will be made on the immediately preceding business day, in either case with the same force and effect as if made on the original date. In the event that payment of the redemption price in respect of capital securities called for redemption is improperly withheld or refused and not paid either by an Issuer Trust or by us pursuant to the related guarantee as described under “Description of Guarantees,” distributions on the capital securities will continue to accrue at the then applicable rate from the redemption date originally established by the Issuer Trust for the capital securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law, including, without limitation, U.S. federal securities law, we or our subsidiaries may at any time and from time to time purchase outstanding capital securities by tender, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debentures to holders of capital securities will be made to the applicable record holders as they appear on the register for the capital securities on the relevant record date, which, as long as the capital securities remain in book-entry form, will be one business day prior to the relevant redemption date or liquidation date, as applicable; provided, however, that in the event that the capital securities are not in book-entry form, the relevant record date for the capital securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the capital securities and trust common securities issued by an Issuer Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the capital securities and trust common securities to be redeemed will be allocated pro rata to the capital securities and the trust common securities based upon the relative liquidation amounts of these classes. The particular capital securities to be redeemed will be selected on a pro rata basis not more than 60 days prior to the redemption date by the property trustee from the outstanding capital securities not previously called for redemption, by a customary method that the property trustee deems fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25, unless a different amount is specified in the applicable prospectus supplement) of the liquidation amount of capital securities of a denomination larger than $25 (or another denomination as specified in the applicable prospectus supplement). The property trustee will promptly notify the securities registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of capital securities will relate, in the case of any capital securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of capital securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless we default in payment of the redemption price on the corresponding junior subordinated debentures, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof (and distributions will cease to accrue on the related capital securities or portions thereof) called for redemption.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each Issuer Trust’s capital securities and trust common securities, as applicable, will be made pro rata based on the liquidation amount of the capital securities and trust common securities. However, if on any distribution date, redemption date or liquidation date a debenture event of default (as defined below under “Description of Junior Subordinated Debentures — Events of Default”) has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, no payment of any distribution on, or redemption price of, or liquidation distribution in respect of, any of the Issuer Trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the Issuer Trust’s outstanding capital securities for all distribution periods terminating on or prior to that date, or in the case of payment of the redemption price the full amount of the redemption price on all of the Issuer Trust’s outstanding capital securities then called for redemption, or in the case of payment of the liquidation distribution the full amount of the liquidation distribution on all outstanding capital securities, has been made or provided for, and all funds available to the property trustee must first be applied to the payment in full in cash of all distributions on, or redemption price of, the Issuer Trust’s capital securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we as holder of the Issuer Trust’s trust common securities will have no right to act with respect to the event of default until the effect of all events of default with respect to such capital securities have been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the capital securities have been cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and not on behalf of us as holder of the Issuer Trust’s trust common securities, and only the holders of the capital securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Dissolution

Pursuant to each trust agreement, each Issuer Trust will dissolve on the first to occur of:

•	the expiration of its term;

•	certain events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•	the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as holder of the common securities, have given written direction to the property trustee to dissolve the Issuer Trust. This written direction by us is optional and solely within our discretion;

•	redemption of all of such Issuer Trust’s capital securities in connection with the redemption of all of the junior subordinated securities; and

•	the entry of an order for the dissolution of such Issuer Trust by a court of competent jurisdiction.

If a dissolution occurs as described in the second, third or fifth bullet points above, the relevant Issuer Trust will be liquidated by the related Issuer Trust trustees as expeditiously as the Issuer Trust trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Issuer Trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures in exchange for their trust securities, unless the distribution is determined by the administrative trustees not to be practical, in which event the holders will be entitled to receive out of the assets of the Issuer Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer Trust as provided by applicable law, an amount equal to, in the case of holders of capital securities, the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment, an amount which we refer to as the “liquidation distribution.” If the liquidation distribution can be paid only in part because the Issuer Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Issuer Trust on its capital securities will be paid on a pro rata basis. The holder of the Issuer Trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its capital securities, except that if a debenture event of default has occurred and is continuing as a result of any failure by us to pay any amounts in respect of the junior subordinated debentures when due, the capital securities will have a priority over the trust common securities.

Events of Default; Notice

The following events will be “events of default” with respect to capital securities issued under each trust agreement:

•	any debenture event of default;

•	default for 30 days by the Issuer Trust in the payment of any distribution;

•	default by the Issuer Trust in the payment of any redemption price of any trust security;

•	failure by the Issuer Trust trustees for 60 days in performing in any material respect any other covenant or warranty in the trust agreement after the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable Issuer Trust give written notice to us and the Issuer Trust trustees; or

•	bankruptcy, insolvency or reorganization of the property trustee and the failure by us to appoint a successor property trustee within 90 days.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the Issuer Trust’s capital securities, the administrative trustees and us, as depositor, unless the event of default has been cured or waived.

We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under each trust agreement.

If a debenture event of default has occurred and is continuing, the capital securities will have a preference over the trust common securities as described above. See “— Liquidation Distribution Upon Dissolution.” The existence of an event of default does not entitle the holders of capital securities to accelerate the maturity of the capital securities.

Removal of Issuer Trust Trustees

Unless a debenture event of default has occurred and is continuing, any Issuer Trust trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding capital securities. In no event will the holders of the capital securities have the right to vote to appoint, remove or replace the administrative trustees. Such voting rights are vested exclusively in us as the holder of the trust common securities. No resignation or removal of an Issuer Trust trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default has occurred and is continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees will have power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any trust property, in either case with the powers specified in the instrument of appointment, and to vest in the person or persons in this capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone will have the power to make this appointment.

Merger or Consolidation of Issuer Trust Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which the trustee will be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, will automatically become the successor of the trustee under each trust agreement, provided the person is otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Issuer Trusts

An Issuer Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below and under “— Liquidation Distribution Upon Dissolution.” An Issuer Trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the related capital securities, merge with or into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized under the laws of any state, provided that:

•	the successor entity either:

•	expressly assumes all of the obligations of the Issuer Trust with respect to the capital securities; or

•	substitutes for the capital securities other securities having substantially the same terms as the capital securities, referred to as the “successor securities,” so long as the successor securities rank the same as the capital securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the capital securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the capital securities to be downgraded by any nationally recognized statistical rating organization which assigns ratings to the capital securities;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect;

•	the successor entity has a purpose substantially identical to that of the Issuer Trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from counsel to the Issuer Trust to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the capital securities, including any successor securities, in any material respect; and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the related guarantee.

Notwithstanding the foregoing, an Issuer Trust will not, except with the consent of holders of 100% in liquidation amount of the related capital securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer Trust or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes.

There are no provisions that afford holders of any capital securities protection in the event of a sudden and dramatic decline in our credit quality resulting from any highly leveraged transaction, takeover, merger, recapitalization or similar restructuring or change in control of Zions, nor are there any provisions that require the repurchase of any capital securities upon a change in control of Zions.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the capital securities will have no voting rights or the right to in any manner otherwise control the administration, operation or management of the relevant Issuer Trust.

Each trust agreement may be amended from time to time by us, the property trustee and the administrative trustees, without the consent of the holders of the capital securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which will not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement as necessary to ensure that the relevant Issuer Trust:

•	will not be taxable as a corporation or classified for U.S. federal income tax purposes other than as a grantor trust at all times that any trust securities are outstanding; or

•	will not be required to register as an “investment company” under the Investment Company Act,

provided that:

•	no such amendment will adversely affect in any material respect the rights of the holders of the capital securities; and

•	any such amendment will become effective when notice of the amendment is given to the holders of trust securities.

Each trust agreement may be amended by the related Issuer Trust trustees and us with:

•	the consent of holders representing at least a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the Issuer Trust trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Issuer Trust trustees in accordance with the amendment will not cause the Issuer Trust to be taxable as a corporation or affect the Issuer Trust’s status as a grantor trust for U.S. federal income tax purposes or the Issuer Trust’s exemption from status as an “investment company” under the Investment Company Act, provided that, without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date.

So long as any corresponding junior subordinated debentures are held by the property trustee, the related Issuer Trust trustees will not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures will be due and payable; or

•	consent to any amendment, modification or termination of the junior indenture or the corresponding junior subordinated debentures, where this consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding capital securities;

provided, however, that where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures affected, no such consent will be given by the property trustee without the prior consent of each holder of the related capital securities. The Issuer Trust trustees will not revoke any action previously authorized or approved by a vote of the holders of the capital securities except by subsequent vote of the holders of those capital securities. The property trustee will notify each holder of capital securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the capital securities, prior to taking any of the foregoing actions, the Issuer Trust trustees will obtain an opinion of counsel to the effect that:

•	the Issuer Trust will not be classified as an association taxable as a corporation for U.S. federal income tax purposes on account of the action; and

•	the action would not cause the Issuer Trust to be classified as other than a grantor trust for U.S. federal income tax purposes.

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for that purpose or pursuant to written consent. The administrative trustees or, at the written request of the administrative trustees, the property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner set forth in each trust agreement.

No vote or consent of the holders of capital securities will be required for an Issuer Trust to redeem and cancel its capital securities in accordance with the applicable trust agreement.

Notwithstanding that holders of capital securities are entitled to vote or consent under any of the circumstances described above, any of the capital securities that are owned by us, the Issuer Trust trustees or any affiliate of us or any Issuer Trust trustees, will, for purposes of that vote or consent, be treated as if they were not outstanding.

Global Capital Securities

Unless otherwise set forth in a prospectus supplement, any capital securities will be represented by fully registered global certificates issued as global capital securities that will be deposited with, or on behalf of, a depositary with respect to that series instead of paper certificates issued to each individual holder. The depositary arrangements that will apply, including the manner in which principal of and premium, if any, and interest on capital securities and other payments will be payable are discussed in more detail under the heading “Legal Ownership and Book-Entry Issuance — What is a Global Security.”

Payment and Paying Agency

Payments in respect of capital securities will be made to DTC as described under “Legal Ownership and Book-Entry Issuance — What is a Global Security.” If any capital securities are not represented by global certificates, payments will be made by check mailed to the address of the holder entitled to them as it appears on the register. Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be Zions First National Bank. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and us. In the event that Zions First National Bank is no longer the paying agent, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the administrative trustees and us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each Issuer Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuer Trusts will not be required to register or cause to be registered the transfer of their capital securities after the capital securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only those duties specifically set forth in each trust agreement and, after an event of default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of capital securities are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us and if not so directed, will take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the Issuer Trusts in such a way that no Issuer Trust will be (1) deemed to be an “investment company” required to be registered under the Investment Company Act or (2) classified as an association taxable as a corporation or as other than a grantor trust for U.S. federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as indebtedness of Zions for U.S. federal income tax purposes. In addition, we, the property trustee and the administrative trustees are authorized to take any action not inconsistent with applicable law, the certificate of trust of each Issuer Trust or each trust agreement, that we, the property trustee or the administrative trustees determine in that person’s discretion to be necessary or desirable for such purposes as long as such action does not adversely affect in any material respect the interests of the holders of the related capital securities.

Holders of the capital securities have no preemptive or similar rights.

No Issuer Trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

Please note that in this section entitled “Description of Junior Subordinated Debentures,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own junior subordinated debentures registered in their own names, on the books that we or the debenture trustee maintain for this purpose, and not those who own beneficial interests in the junior subordinated debentures registered in street name or in junior subordinated debentures issued in book-entry form through one or more depositaries. Owners of beneficial interests in the junior subordinated debentures should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the junior indenture and the junior subordinated debentures to be issued under the indenture. This description is not complete and is qualified in its entirety by reference to the junior indenture and the Trust Indenture Act. The specific terms of any series of junior subordinated debentures will be described in the applicable prospectus supplement, and may differ from the general description of the terms presented below. The junior indenture is qualified under the Trust Indenture Act and has been filed as an exhibit to our SEC registration statement relating to this prospectus. Whenever particular defined terms of the junior indenture (as supplemented or amended from time to time) are referred to in this prospectus or a prospectus supplement, those defined terms are incorporated in this prospectus or such prospectus supplement by reference.

General

The junior subordinated debentures are to be issued in one or more series under a Junior Subordinated Indenture, as may be supplemented from time to time, between us and J.P. Morgan Trust Company, National Association, as trustee. The indenture is referred to as the “junior indenture” and the related trustee is referred to as the “debenture trustee.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the junior indenture to all of our “senior indebtedness,” as defined in the junior indenture. See “— Subordination of Junior Subordinated Debentures”.

The junior subordinated debentures will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be contractually subordinate and junior in right of payment to all of our senior indebtedness, as that term is defined in the junior indenture and summarized below. In addition, the junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of each of our subsidiaries, except to the extent we may be a creditor of that subsidiary with recognized senior claims. This is because we are a holding company and a legal entity separate and distinct from our subsidiaries, and our right to participate in any distribution of assets of any subsidiary upon its liquidation, reorganization or otherwise, and the ability of holders of debt securities to benefit indirectly from such distribution, is subject to superior claims of the subsidiary’s creditors. Claims on our subsidiary banks by creditors other than us include long-term debt, including subordinated and junior subordinated debt issued by our subsidiary, Amegy Corporation, and substantial obligations with respect to deposit liabilities and federal funds purchased, securities sold under repurchase agreements, other short-term borrowings and various other financial obligations. If we are entitled to participate in any assets of any of our subsidiaries upon the liquidation or reorganization of the subsidiary, the rights of holders at junior subordinated debentures and senior indebtedness with respect to those assets will be subject to the contractual subordination of the junior subordinated debentures.

The junior indenture places no limitation on the amount of additional senior indebtedness or junior subordinated debentures that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness or junior subordinated debentures.

The junior indenture does not contain any covenants designed to afford holders of debt securities protection in the event of a highly leveraged transaction involving us.

Except as otherwise provided in the applicable prospectus supplement, the junior indenture does not limit the incurrence or issuance of other secured or unsecured debt of Zions, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See “— Subordination of Junior Subordinated Debentures” and the prospectus supplement relating to any offering of capital securities or junior subordinated debentures.

The junior subordinated debentures will be issuable in one or more series pursuant to an indenture supplemental to the junior indenture or a resolution of our board of directors or a committee thereof.

The particular terms of any junior subordinated debentures will be contained in a prospectus supplement. The prospectus supplement will describe the following terms of the junior subordinated debentures:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of the junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures must be paid;

•	the interest rate or rates, if any, applicable to the junior subordinated debentures;

•	the dates on which any such interest will be payable;

•	our right, if any, to defer or extend an interest payment date;

•	the record dates for any interest payable on any interest payment date or the method by which any of the foregoing will be determined;

•	the place or places where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where, subject to the terms of the junior indenture as described below under “— Denominations, Registration and Transfer,” the junior subordinated debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon us in respect of the junior subordinated debentures and the junior indenture may be made;

•	any period or periods within which or date or dates on which, the price or prices at which and the terms and conditions upon which junior subordinated debentures may be redeemed, in whole or in part, at the holder’s option or at our option;

•	the obligation or the right, if any, of Zions or a holder to redeem, purchase or repay the junior subordinated debentures and the period or periods within which, the price or prices at which and the other terms and conditions upon which the junior subordinated debentures will be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of integral multiples of $25, the denominations in which any junior subordinated debentures will be issued;

•	any additions, modifications or deletions in the events of default under the junior indenture or covenants of Zions specified in the junior indenture with respect to the junior subordinated debentures;

•	if other than the principal amount, the portion of the junior subordinated debentures’ principal amount that will be payable upon declaration of acceleration of the maturity thereof;

•	any additions or changes to the junior indenture with respect to a series of junior subordinated debentures that are necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	any index or indices used to determine the amount of payments of principal of and premium, if any, on the junior subordinated debentures and the manner in which such amounts will be determined;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures of such series and the exchange of such temporary global security for definitive junior subordinated debentures of such series;

•	whether the junior subordinated debentures of the series will be issued in whole or in part in the form of one or more global securities and, in such case, the depositary for such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of us or a holder to convert or exchange the junior subordinated debentures into capital securities;

•	the form of trust agreement, guarantee agreement and expense agreement, if applicable;

•	the relative degree, if any, to which such junior subordinated debentures of the series will be senior to or be subordinated to other series of such junior subordinated debentures or other indebtedness of Zions in right of payment, whether such other series of junior subordinated debentures or other indebtedness are outstanding or not; and

•	any other terms of the junior subordinated debentures not inconsistent with the provisions of the junior indenture.

Unless otherwise described in the applicable prospectus supplement, principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, and the junior subordinated debentures will be transferable, at the office of the debenture trustee, except that interest may be paid at our option by check mailed to the address of the holder entitled to it as it appears on the security register.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be summarized in the applicable prospectus supplement.

The junior indenture does not contain any provisions that would provide protection to holders of the junior subordinated debentures against any highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

The junior indenture allows us to merge or consolidate with another company, or to sell all or substantially all of our assets to another company. If these events occur, the other company will be required to assume our responsibilities relating to the junior subordinated debentures, and we will be released from all liabilities and obligations. See “— Consolidation, Merger, Sale of Assets and Other Transactions” below for a more detailed discussion. The junior indenture provides that we and the debenture trustee may change certain of our obligations or certain of your rights concerning the junior subordinated debentures of that series. However, to change the amount or timing of principal, interest or other payments under the junior subordinated debentures, every holder in the series must consent. See “— Modification of the Junior Indenture” below for a more detailed discussion.

Denominations, Registration and Transfer

Unless otherwise described in the applicable prospectus supplement, the junior subordinated debentures will be issued only in registered form, without coupons, in denominations of $25 and any integral multiple of $25. Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Subject to restrictions relating to junior subordinated debentures represented by global securities, junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed) at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of junior subordinated debentures and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the junior indenture. We will appoint the debenture trustee as securities registrar under the junior indenture. If the applicable prospectus supplement refers to any transfer agents (in addition to the securities registrar) initially designated by us for any series of junior subordinated debentures, we may at any time rescind the designation of any of these transfer agents or approve a change in the location through which any of these transfer agents acts, provided that we maintain a transfer agent in each place of payment for that series. We may at any time designate additional transfer agents for any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of or exchange junior subordinated debentures of any series during the period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption; and

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not being redeemed.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, so long as no debenture event of default has occurred and is continuing, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods that is specified in the applicable prospectus supplement, referred to as an “extension period,” subject to the terms, conditions and covenants, if any, specified in the prospectus supplement, provided that the extension period may not extend beyond the stated maturity of the applicable series of junior subordinated debentures. U.S. federal income tax consequences and other special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

As a consequence of any such deferral, distributions on the capital securities would be deferred (but would continue to accumulate additional distributions at the rate per annum described in the prospectus supplement for the capital securities) by the Issuer Trust of the capital securities during the extension period. During any applicable extension period, we may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock; or

•	make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank on a parity in all respects with or junior in interest to the corresponding junior subordinated debentures other than:

•	repurchases, redemptions or other acquisitions of shares of our capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or shareholder stock purchase plan or in connection with the issuance of our capital stock (or securities convertible into or exercisable for our capital stock) as consideration in an acquisition transaction entered into prior to the applicable period during which we have elected to defer interest payments;

•	as a result of any exchange or conversion of any class or series of our capital stock (or any capital stock of a subsidiary of Zions) for any class or series of our capital stock or of any class or series of our indebtedness for any class or series of our capital stock;

•	the purchase of fractional interests in shares of our capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged;

•	any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights in accordance with any shareholders’ rights plan; or

•	any dividend in the form of stock, warrants, options or other rights where the dividend stock or the stock issuable upon exercise of the warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks on a parity with or junior to such stock.

Prior to the termination of any applicable extension period, we may further defer the payment of interest.

This covenant will also apply if:

•	we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the junior indenture with respect to the junior subordinated debentures and we have not taken reasonable steps to cure the event, or

•	the junior subordinated debentures are held by an Issuer Trust and we are in default with respect to its payment of any obligations under the guarantee related to the related capital securities.

Unless otherwise indicated in the applicable prospectus supplement, in the event of an interest deferral with respect to any corresponding series of junior subordinated debentures, we must provide the debenture trustee notice of our election to defer interest at least one business day prior to the earlier of:

•	the next date distributions on the affected capital securities would have been payable except for the election to defer interest; and

•	the date the property trustee or the administrative trustees of the applicable Issuer Trust or both are required to give notice to any applicable self-regulatory organization or to holders of capital securities of the record date or the date such distributions are payable, but in any event not later than one business day prior to such record date.

Unless otherwise indicated in the applicable prospectus supplement, the property trustee with respect to the corresponding series of capital securities will give notice of our election to defer interest to the holders of the affected capital securities.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify this date or describe these conditions. Unless otherwise indicated in the form of security for such series, junior subordinated debenture in denominations larger than $25 may be redeemed in part but only in integral multiples of $25. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debenture will equal any accrued and unpaid interest, including additional interest, to the redemption date, plus 100% of the principal amount.

Except as otherwise specified in the applicable prospectus supplement, if a tax event in respect of a series of junior subordinated debentures or a capital treatment event has occurred and is continuing, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board if such approval is then required under applicable capital guidelines or policies, redeem that series of junior subordinated debentures in whole (but not in part) at any time within 90 days following the occurrence of the tax event or capital treatment event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

A “capital treatment event” means the reasonable determination by us that as a result of

•	any amendment to or change, including any announced prospective change, in the laws, or any rules or regulations under the laws, of the United States or of any political subdivision of or in the United States, if the amendment or change is effective on or after the date the capital securities are issued; or

•	any official or administrative pronouncement or action or any judicial decision interpreting or applying such laws, rules or regulations, if the pronouncement, action or decision is announced on or after the date the capital securities are issued, there is more than an insubstantial risk that we will not be entitled to treat the liquidation amount of the capital securities as “Tier 1 Capital” for purposes of the applicable Federal Reserve Board capital adequacy guidelines as then in effect.

A “tax event” means the receipt by us and the Issuer Trust of an opinion of independent counsel, experienced in tax matters, to the following effect that, as a result of any tax change, there is more than an insubstantial risk that any of the following will occur:

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to U.S. federal income tax on income received or accrued on the corresponding junior subordinated debentures;

•	interest payable by us on the corresponding junior subordinated debentures is not, or within 90 days after the opinion of counsel will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes; or

•	the Issuer Trust is, or will be within 90 days after the date of the opinion of counsel, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

As used above, the term “tax change” means any of the following:

•	any amendment to or change, including any announced prospective change, in the laws or any regulations under the laws of the United States or of any political subdivision or taxing authority of or in the United States, if the amendment or change is enacted, promulgated or announced on or after the date the capital securities are issued; or

•	any official administrative pronouncement, including any private letter ruling, technical advice memorandum, field service advice, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt any procedures or regulations, or any judicial decision interpreting or applying such laws or regulations, whether or not the pronouncement or decision is issued to or in connection with a proceeding involving us or the trust or is subject to review or appeal, if the pronouncement or decision is enacted, promulgated or announced on or after the date of the issuance of the capital securities.

Notice of any redemption will be mailed at least 45 days but not more than 75 days before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Modification of the Junior Indenture

We may modify or amend the junior indenture with the consent of the debenture trustee, in some cases without obtaining the consent of security holders. Certain modifications and amendments also require the consent of the holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series issued under the junior indenture that would be affected by the modification or amendment. Further, without the consent of the holder of each outstanding junior subordinated debenture issued under the junior indenture that would be affected, we may not:

•	change the stated maturity of the principal, or any installment of principal or interest, on any outstanding junior subordinated debenture;

•	reduce any principal amount, premium or interest, on any outstanding junior subordinated debenture, including in the case of an original issue discount security the amount payable upon acceleration of the maturity of that security or change the manner of calculating interest;

•	change the place of payment where, or the currency in which, any principal, premium or interest, on any junior subordinated debenture is payable;

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity or, in the case of redemption, on or after the redemption date;

•	reduce the above-stated percentage of outstanding junior subordinated debentures necessary to modify or amend the applicable indenture; or

•	modify the above requirements or reduce the percentage of aggregate principal amount of outstanding junior subordinated debentures of any series required to be held by holders seeking to waive compliance with certain provisions of the relevant indenture or seeking to waive certain defaults, and provided that, in the case of corresponding junior subordinated debentures, so long as any of the related capital securities remain outstanding,

•	no modification may be made that adversely affects the holders of such capital securities in any material respect, and no termination of the junior indenture may occur, and no waiver of any event of default or compliance with any covenant under the junior indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation amount of all outstanding related capital securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest have been paid in full and certain other conditions have been satisfied, and

•	where a consent under the junior indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent will be given by the property trustee without the prior consent of each holder of related capital securities.

We may, with the debenture trustee’s consent, execute, without the consent of any holder of junior subordinated debentures, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.

Events of Default

The following events will be “debenture events of default” with respect to each series of junior subordinated debentures:

•	default for 30 days in interest payment of any security of that series, including any additional interest (subject to the deferral of any interest payment in the case of an extension period);

•	default in any principal or premium payment on any security of that series at maturity;

•	failure by us for 90 days in performing any other covenant or warranty in the junior indenture after:

•	we are given written notice by the debenture trustee; or

•	the holders of at least 25% in aggregate principal amount of the outstanding securities of that series give written notice to us and the debenture trustee;

•	our bankruptcy, insolvency or reorganization; or

•	any other event of default provided for with respect to junior subordinated debentures of that series.

The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of at least 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal (or, if the junior subordinated debentures of such series are discount securities, the portion of the principal amount specified in a prospectus supplement) due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, should the debenture trustee or the property trustee fail to make this declaration, the holders of at least 25% in aggregate liquidation amount of the related capital securities will have the right to make this declaration. The property trustee may annul the declaration and waive the default, provided all defaults have been cured and all payment obligations have been made current. In the case of corresponding junior subordinated debentures, should the property trustee fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. In the event of our bankruptcy, insolvency or reorganization, junior subordinated debentures holders’ claims would fall under the broad equity power of a federal bankruptcy court, and to that court’s determination of the nature of those holders’ rights.

The holders of a majority in aggregate outstanding principal amount of each series of junior subordinated debentures affected may, on behalf of the holders of all the junior subordinated debentures of that series, waive any default, except a default in the payment of principal or interest including any additional interest, unless the default has been cured and a sum sufficient to pay all matured installments of interest including any additional interest and principal due otherwise than by acceleration has been deposited with the debenture trustee, or a default in respect of a covenant or provision which under the junior indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of that series. In the case of corresponding junior subordinated debentures, should the holders of such corresponding junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have the right to do so. We are required to file annually with the debenture trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the junior indenture.

In case a debenture event of default has occurred and is continuing as to a series of corresponding junior subordinated debentures, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior indenture, to be immediately due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Enforcement of Certain Rights by Holders of Capital Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is due and payable, a holder of the related capital securities may institute a legal proceeding directly against us for enforcement of payment to that holder of the principal of or interest (including any additional interest) on corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related capital securities of that holder. We refer to this proceeding in this document as a direct action. We may not amend the junior indenture to remove this right to bring a direct action without the prior written consent of the holders of all of the related capital securities outstanding. If the right to bring a direct action is removed, the applicable Issuer Trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior indenture to set-off any payment made to the holder of the related capital securities by us in connection with a direct action.

The holders of related capital securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the junior subordinated debentures unless there has occurred an event of default under the trust agreement. See “Description of Capital Securities and Related Instruments — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The junior indenture provides that we may not consolidate with or merge into another corporation or transfer our properties and assets substantially as an entirety to another person unless:

•	if we are not the successor entity, the entity formed by the consolidation or into which we merge, or to which we transfer our properties and assets (1) is a corporation, partnership or trust organized and existing under the laws of the United States, any state of the United States or the District of Columbia and (2) expressly assumes by supplemental indenture the payment of any principal, premium or interest on the junior subordinated debentures, and the performance of our other covenants under the junior indenture;

•	immediately after giving effect to this transaction, no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default, will have occurred and be continuing under the relevant indenture; and

•	an officer’s certificate and legal opinion relating to these conditions must be delivered to the debenture trustee.

The general provisions of the junior indenture do not afford holders of the junior subordinated debentures protection in the event of a highly leveraged or other transaction involving us that may adversely affect holders of the junior subordinated debentures.

Satisfaction and Discharge

The junior indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable;

•	will become due and payable at their stated maturity within one year; or

•	are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption by the debenture trustee;

and we deposit or cause to be deposited with the debenture trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest, including any additional interest, to the date of the deposit or to the stated maturity, as the case may be, then the junior indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior indenture.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into capital securities of another series. The specific terms on which series may be converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option, or at our option, in which case the number of shares of capital securities or other securities the junior subordinated debenture holder would receive would be calculated at the time and manner described in the applicable prospectus supplement.

Subordination of Junior Subordinated Debentures

The junior subordinated debentures will be subordinate in right of payment, to the extent set forth in the junior indenture, to all our senior indebtedness, which we define below. If we default in the payment of any principal, premium, if any, or interest, if any, or any other amount payable on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for redemption or by declaration of acceleration or otherwise, then, unless and until the default has been cured or waived or has ceased to exist or all senior indebtedness has been paid, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) may be made or agreed to be made on the junior subordinated debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the junior subordinated debentures.

As used in this prospectus, the term “senior indebtedness” means (1) our senior debt and (2) the allocable amounts of our senior subordinated debt. Each of these terms is defined as follows. The term “senior debt” means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, other than any obligation as to which, in the instrument creating or evidencing the obligation or pursuant to which the obligation is outstanding, it is provided that such obligation is not senior in right of payment to the junior subordinated debentures. Senior debt does not include:

•	any of our indebtedness that, when incurred and without respect to any election under section 1111(b) of the Bankruptcy Reform Act of 1978, was without recourse to us;

•	any of our indebtedness to any of our subsidiaries;

•	any of our indebtedness to any of our employees;

•	any other junior subordinated debentures issued pursuant to the junior indenture;

•	any of our trade accounts payable;

•	any accrued liabilities arising in the ordinary course of our business; and

•	our senior subordinated debt (to the extent such debt is not considered an “allocable amount”).

The term “senior subordinated debt” means any obligation of ours to our creditors, whether now outstanding or subsequently incurred, where the instrument creating or evidencing the obligation or pursuant to which it is outstanding, provides that it is subordinate and junior in right of payment to senior debt pursuant to subordination provisions substantially similar to those contained in the indenture governing our outstanding senior subordinated debt. Senior subordinated debt includes our outstanding securities titled as subordinated debt securities and any senior subordinated debt securities issued in the future with substantially similar subordination terms, but does not include our obligations related to Zions Capital Trust B’s 8.0% Capital Securities due September 12, 2032, Zions Institutional Capital Trust A’s 8.536% Capital Securities due December 15, 2026, GB Capital Trust’s 10.25% Capital Securities due January 15, 2027 and CSBI Capital Trust’s 11.75% Capital Securities due June 6, 2027 or junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures. Finally, the term “allocable amounts,” when used with respect to any senior subordinated debt, means the amount necessary to pay all principal, any premium and any interest on that senior subordinated debt in full less, if applicable, any portion of those amounts which would have been paid to, and retained by, the holders of senior subordinated debt, whether from us or any holder of or trustee for debt subordinated to that senior subordinated debt, but for the fact that such senior subordinated debt is subordinate or junior in right of payment to trade accounts payable or accrued liabilities arising in the ordinary course of business.

Senior indebtedness includes certain of our obligations with respect to our outstanding senior securities titled as subordinated debt securities and any subordinated debt securities issued in the future with substantially similar subordination terms, but does not include the junior subordinated debentures of any series or any junior subordinated debentures issued in the future with subordination terms substantially similar to those of the junior subordinated debentures.

In the event of:

•	any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to us, our creditors or our property;

•	any proceeding for the liquidation, dissolution or other winding up of us, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

•	any assignment by us for the benefit of creditors; or

•	any other marshaling of our assets,

then all senior indebtedness, including any interest accruing after the commencement of any of the proceedings described above, must first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made on account of the junior subordinated debentures. Any payment or distribution on account of the junior subordinated debentures, whether in cash, securities or other property, that would otherwise but for the subordination provisions be payable or deliverable in respect of the junior subordinated debentures will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among those holders until all senior indebtedness, including any interest accruing after the commencement of any such proceedings, has been paid in full.

In the event of any of the proceedings described above, after payment in full of all senior indebtedness, the holders of junior subordinated debentures, together with the holders of any of our obligations ranking on a parity with the junior subordinated debentures, which for this purpose includes the allocable amounts of subordinated debt, will be entitled to be paid from our remaining assets the amounts at the time due and owing on the junior subordinated debentures and the other obligations before any payment or other distribution, whether in cash, property or otherwise, will be made on account of any of our capital stock or obligations ranking junior to the junior subordinated debentures. If any payment or distribution on account of the junior subordinated debentures of any character or any security, whether in cash, securities or other property, is received by any holder of any junior subordinated debentures in contravention of any of the terms described above and before all the senior indebtedness has been paid in full, that payment or distribution or security will be received in trust for the benefit of, and must be paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among those holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all senior indebtedness in full. Because of this subordination, in the event of our insolvency, holders of senior indebtedness may receive more, ratably, and holders of the junior subordinated debentures may receive less, ratably, than our other creditors. Such subordination will not prevent the occurrence of any event of default under the junior indenture.

Trust Expenses

Pursuant to the expense agreement for each series of corresponding junior subordinated debentures, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each Issuer Trust that holds junior subordinated debentures that we will pay to the Issuer Trust, and reimburse the Issuer Trust for, the full amounts of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust the amounts due such holders pursuant to the terms of the capital securities or such other similar interests, as the case may be. This payment obligation will include any costs, expenses or liabilities of the Issuer Trust that are required by applicable law to be satisfied in connection with a dissolution of the Issuer Trust.

Governing Law

The junior indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee

The debenture trustee will have, and be subject to, all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to these provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior indenture at the request of any holder of junior subordinated debentures, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties.

Corresponding Junior Subordinated Debentures

The corresponding junior subordinated debentures may be issued in one or more series of junior subordinated debentures under the junior indenture with terms corresponding to the terms of a series of related capital securities. In that event, concurrently with the issuance of each Issuer Trust’s capital securities, the Issuer Trust will invest the proceeds thereof and the consideration paid by us for the trust common securities of the Issuer Trust in such series of corresponding junior subordinated debentures issued by us to the Issuer Trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the trust common securities of the Issuer Trust and will rank on a parity with all other series of junior subordinated debentures. Holders of the related capital securities for a series of corresponding junior subordinated debentures will have the rights in connection with modifications to the junior indenture or upon occurrence of debenture events of default, as described under “— Modification of the Junior Indenture” and “— Events of Default,” unless provided otherwise in the prospectus supplement for such related capital securities.

Unless otherwise specified in the applicable prospectus supplement, if a tax event or a capital treatment event in respect of an Issuer Trust has occurred and is continuing, we may, at our option and subject to prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies, redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such tax event or capital treatment event, in whole but not in part, subject to the provisions of the junior indenture and whether or not the corresponding junior subordinated debentures are then otherwise redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures will be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer Trust is the holder of all the outstanding corresponding junior subordinated debentures, the proceeds of any redemption will be used by the Issuer Trust to redeem the corresponding trust securities in accordance with their terms. We also have the right at any time to dissolve the applicable Issuer Trust and to distribute the corresponding junior subordinated debentures to the holders of the related series of trust securities in liquidation of the Issuer Trust. See “Description of Capital Securities and Related Instruments — Redemption or Exchange — Distribution of Corresponding Junior Subordinated Debentures” for a more detailed discussion. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the redemption date.

We have agreed in the junior indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	the Issuer Trust of the related series of trust securities is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of such Issuer Trust has occurred and is continuing; and

•	we elect, and do not revoke that election, to pay additional sums in respect of the trust securities,

we will pay to the Issuer Trust these additional sums (as defined under “Description of Capital Securities and Related Instruments — Redemption or Exchange”.) We also have agreed, as to each series of corresponding junior subordinated debentures:

•	to maintain directly or indirectly 100% ownership of the trust common securities of the Issuer Trust to which the corresponding junior subordinated debentures have been issued, provided that certain successors which are permitted under the junior indenture may succeed to our ownership of the trust common securities;

•	not to voluntarily dissolve, wind-up or liquidate any Issuer Trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the capital securities in exchange for their capital securities upon liquidation of the Issuer Trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement,

in either such case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve Board, if then required under applicable Federal Reserve Board capital guidelines or policies; and

•	to use reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the Issuer Trust to be classified as a grantor trust and not as an association taxable as a corporation for U.S. federal income tax purposes.

DESCRIPTION OF GUARANTEES

Please note that in this section entitled “Description of Guarantees,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that we or the guarantee trustee maintain for this purpose, and not those who own beneficial interests in the capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description summarizes the material provisions of the guarantees. This description is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of each guarantee, including the definitions therein, and the Trust Indenture Act. The form of the guarantee has been filed as an exhibit to our SEC registration statement. Reference in this summary to capital securities means the capital securities issued by the related Issuer Trust to which a guarantee relates. Whenever particular defined terms of the guarantees are referred to in this prospectus or in a prospectus supplement, those defined terms are incorporated in this prospectus or the prospectus supplement by reference.

General

A guarantee will be executed and delivered by us at the same time each Issuer Trust issues its capital securities. Each guarantee is for the benefit of the holders from time to time of the capital securities. J.P. Morgan Trust Company, National Association will act as indenture trustee (referred to below as the “guarantee trustee”) under each guarantee for the purposes of compliance with the Trust Indenture Act and each guarantee will be qualified as an indenture under the Trust Indenture Act. The guarantee trustee will hold each guarantee for the benefit of the holders of the related Issuer Trust’s capital securities.

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments (as defined below) to the holders of the capital securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Issuer Trust may have or assert other than the defense of payment. The following payments or distributions with respect to the capital securities, to the extent not paid by or on behalf of the related Issuer Trust (referred to as the “guarantee payments”), will be subject to the related guarantee:

•	any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the Issuer Trust has funds on hand available for the distributions;

•	the redemption price with respect to any capital securities called for redemption, to the extent that the Issuer Trust has funds on hand available for the redemptions; or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the Issuer Trust (unless the corresponding junior subordinated debentures are distributed to holders of such capital securities in exchange for their capital securities), the lesser of:

•	the liquidation distribution; and

•	the amount of assets of the Issuer Trust remaining available for distribution to holders of capital securities after satisfaction of liabilities to creditors of the Issuer Trust as required by applicable law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable capital securities or by causing the Issuer Trust to pay these amounts to the holders.

Each guarantee will be an irrevocable and unconditional guarantee on a subordinated basis of the related Issuer Trust’s obligations under the capital securities, but will apply only to the extent that the related Issuer Trust has funds sufficient to make such payments, and is not a guarantee of collection. See “— Status of the Guarantees.”

If we do not make interest payments on the corresponding junior subordinated debentures held by the Issuer Trust, the Issuer Trust will not be able to pay distributions on the capital securities and will not have funds legally available for the distributions. Each guarantee constitutes an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness. See “— Status of the Guarantees.”

The junior subordinated debentures and, in the case of junior subordinated debentures in bearer form, any coupons to these securities, will constitute part of our junior subordinated debt, will be issued under the junior indenture and will be subordinate and junior in right of payment to all of our “senior indebtedness”, as defined in the junior indenture. The junior subordinated debentures will be structurally subordinated to all indebtedness and other liabilities, including trade payables and lease obligations, of our subsidiaries. This occurs because any right of Zions to receive any assets of our subsidiaries upon their liquidation or reorganization, and thus the right of the holders of the junior subordinated debentures to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

Except as otherwise provided in the applicable prospectus supplement, the guarantees do not limit the incurrence or issuance of other secured or unsecured debt of ours, including senior indebtedness, whether under the junior indenture, any other existing indenture or any other indenture that we may enter into in the future or otherwise. See the applicable prospectus supplement relating to any offering of capital securities.

We have, through the applicable guarantee, the applicable trust agreement, the applicable series of corresponding junior subordinated debentures, the junior indenture and the applicable expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer Trust’s obligations under the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes a guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of an Issuer Trust’s obligations under its related capital securities. See “Description of Capital Securities and Related Instruments — Relationship Among the Capital Securities and the Related Instruments.”

Status of the Guarantees

Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our senior indebtedness in the same manner as corresponding junior subordinated debentures.

Each guarantee will rank equally with all other guarantees issued by us. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). Each guarantee will be held for the benefit of the holders of the related capital securities. Each guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Issuer Trust or upon distribution to the holders of the capital securities of the corresponding junior subordinated debentures. None of the guarantees places a limitation on the amount of additional senior indebtedness that may be incurred by us. We expect from time to time to incur additional indebtedness constituting senior indebtedness.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the material rights of holders of the related capital securities (in which case no vote of the holders will be required), no guarantee may be amended without the prior approval of the holders of at least a majority of the aggregate liquidation amount of the related outstanding capital securities. The manner of obtaining any such approval will be as described under “Description of Capital Securities and Related Instruments — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related capital securities then outstanding. We may not assign our obligations under the guarantees except in connection with a consolidation, merger or sale involving us that is permitted under the terms of the junior indenture and then only if any such successor or assignee agrees in writing to perform our obligations under the guarantees.

Events of Default

An event of default under each guarantee will occur upon our failure to perform any of our payment obligations under the guarantee or to perform any non-payment obligations if this non-payment default remains unremedied for 30 days. The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

The holders of at least a majority in aggregate liquidation amount of the related capital securities have the right, by vote, to waive any past events of default and its consequences under each guarantee. If such a waiver occurs, any event of default will cease to exist and be deemed to have been cured under the terms of the guarantee.

Any holder of the capital securities may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against the Issuer Trust, the guarantee trustee or any other person or entity.

We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to it under the guarantee.

Information Concerning the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of a default by us in performance of any guarantee, undertakes to perform only those duties specifically set forth in each guarantee and, after default with respect to any guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee at the request of any holder of any capital securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred as a result. However, such a requirement does not relieve the guarantee trustee of its obligations to exercise its rights and powers under the guarantee upon the occurrence of an event of default.

Termination of the Guarantees

Each guarantee will terminate and be of no further force and effect upon:

•	full payment of the redemption price of the related capital securities;

•	full payment of the amounts payable upon liquidation of the related Issuer Trust; or

•	the distribution of corresponding junior subordinated debentures to the holders of the related capital securities in exchange for their capital securities.

Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related capital securities must restore payment of any sums paid under the capital securities or the guarantee.

Governing Law

Each guarantee will be governed by and construed in accordance with the laws of the State of New York.

The Expense Agreement

Pursuant to the expense agreement that will be entered into by us under each trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom the Issuer Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer Trust, other than obligations of the Issuer Trust to pay to the holders of any capital securities or other similar interests in the Issuer Trust of the amounts owed to holders pursuant to the terms of the capital securities or other similar interests, as the case may be. The expense agreement will be enforceable by third parties.

RELATIONSHIP AMONG THE CAPITAL SECURITIES
AND THE RELATED INSTRUMENTS

Please note that in this section entitled “Relationship Among the Capital Securities and the Related Instruments,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own capital securities registered in their own names, on the books that we or the guarantee trustee maintain for this purpose, and not those who own beneficial interests in the capital securities registered in street name or in capital securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the capital securities should also read the section entitled “Legal Ownership and Book-Entry Issuance.”

The following description of the relationship among the capital securities, the corresponding junior subordinated debentures, the relevant expense agreement and the relevant guarantee is not complete and is subject to, and is qualified in its entirety by reference to, each trust agreement, the junior indenture and the form of guarantee, each of which is incorporated as an exhibit to our SEC registration statement, and the Trust Indenture Act.

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the related Issuer Trust has funds available for the payment of such distributions) are irrevocably guaranteed by us as described under “Description of Capital Securities and Related Instruments — Guarantees.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior indenture, the related trust agreement, the related expense agreement, and the related guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related capital securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer Trust’s obligations under the related capital securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Issuer Trust will not pay distributions or other amounts due on its related capital securities. The guarantees do not cover payment of distributions when the related Issuer Trust does not have sufficient funds to pay such distributions. In such an event, the remedy of a holder of any capital securities is to institute a legal proceeding directly against us pursuant to the terms of the junior indenture for enforcement of payment of amounts of such distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our senior indebtedness.

Sufficiency of Payments

As long as payments of interest and other payments are made when due on each series of corresponding junior subordinated debentures, such payments will be sufficient to cover distributions and other payments due on the related capital securities, primarily because:

•	the aggregate principal amount of each series of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related capital securities and related trust common securities;

•	the interest rate and interest and other payment dates on each series of corresponding junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related capital securities;

•	we will pay, under the related expense agreement, for all and any costs, expenses and liabilities of the Issuer Trust except the Issuer Trust’s obligations to holders of its capital securities under the capital securities; and

•	each trust agreement provides that the Issuer Trust will not engage in any activity that is inconsistent with the limited purposes of such Issuer Trust.

Notwithstanding anything to the contrary in the junior indenture, we have the right to set-off any payment we are otherwise required to make under the junior indenture with a payment we make under the related guarantee.

Enforcement Rights of Holders of Capital Securities

A holder of any related capital security may, to the extent permissible under applicable law, institute a legal proceeding directly against us to enforce its rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related Issuer Trust or any other person or entity.

A default or event of default under any of our senior indebtedness would not constitute a default or event of default under the junior indenture. However, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the junior indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior indebtedness has been paid in full or any payment default has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior indenture.

Limited Purpose of Issuer Trusts

Each Issuer Trust’s capital securities evidence a preferred and undivided beneficial interest in the Issuer Trust, and each Issuer Trust exists for the sole purpose of issuing its capital securities and trust common securities and investing the proceeds thereof in corresponding junior subordinated debentures and engaging in only those other activities necessary or incidental thereto. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of capital securities is entitled to receive distributions from the Issuer Trust (or from us under the applicable guarantee) if and to the extent the Issuer Trust has funds available for the payment of such distributions.

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer Trust involving our liquidation, the holders of the related capital securities will be entitled to receive, out of the assets held by such Issuer Trust, the liquidation distribution in cash. See “Capital Securities and Related Instruments — Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of ours, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of ours, subordinated in right of payment to all senior indebtedness as set forth in the junior indenture, but entitled to receive payment in full of principal and interest, before any shareholder of ours receives payments or distributions. Since we are the guarantor under each guarantee and have agreed, under the related expense agreement, to pay for all costs, expenses and liabilities of each Issuer Trust (other than the Issuer Trust’s obligations to the holders of its capital securities), the positions of a holder of such capital securities and a holder of such corresponding junior subordinated debentures relative to other creditors and to our shareholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

In this section, we describe special considerations that will apply to registered securities issued in global — i.e., book-entry — form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We or the Issuer Trusts, as applicable, will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under each Indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we or the Issuer Trusts will recognize only the depositary as the holder of the securities and we or the Issuer Trusts will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we or the Issuer Trusts may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or the Issuer Trusts will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we or the Issuer Trusts will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the Issuer Trusts, as well as the obligations of the trustee under any indenture and the obligations, if any, of any warrant agents and unit agents and any other third parties employed by us, the trustee or any of those agents, run only to the holders of the securities. Neither we nor the Issuer Trusts have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we or the Issuer Trusts, as applicable, make a payment or give a notice to the holder, we or the Issuer Trusts, as applicable, have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we or the Issuer Trusts want to obtain the approval of the holders for any purpose — e.g., to amend an indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we or the Issuer Trusts would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or purchase contract or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only, unless we specify otherwise in the applicable prospectus supplement. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or their nominees, which we select. A financial institution that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as DTC;

•	a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as Euroclear;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as Clearstream; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We or the Issuer Trusts may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary, those of the investor’s financial institution (e.g., Euroclear and Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We or the Issuer Trusts do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe under “— Who is the Legal Owner of a Registered Security — Legal Holders” above;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies and those of any participant in the depositary’s system or other intermediary (e.g., Euroclear or Clearstream, if DTC is the depositary) through which that institution holds security interests, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and the trustee will have no responsibility for any aspect of the depositary’s policies or actions or records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•	the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities (including Euroclear and Clearstream, if you hold through them when the depositary is DTC) may also have their own policies affecting payments, notices and other matters relating to the securities. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we or the Issuer Trusts, as applicable, issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who is the Legal Owner of a Registered Security.”

The special situations for termination of a global security are as follows:

•	DTC notifies us or the Issuer Trusts that it is unwilling or unable to continue acting as the depositary for that global security, or DTC has ceased to be a clearing agency registered under the Exchange Act, and in either case we fail to appoint a successor depositary within 60 days;

•	we or the Issuer Trusts order in our sole discretion that such global security will be transferable, registrable, and exchangeable; or

•	in the case of a global security representing debt securities or warrants issued under an indenture, an event of default has occurred with regard to that global security and is continuing.

If a global security is terminated, only the depositary, and neither we, any Issuer Trust, the trustee for any debt security, the warrant agent for any warrants or the unit agent for any units, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

As long as any global security is held by Euroclear or Clearstream, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If you are a participant in either of those systems, you may hold your interest directly in that system. If you are not a participant, you may hold your interest indirectly through organizations that are participants in that system.

If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

If Euroclear or Clearstream is the depositary for a global security, or if DTC is the depositary for a global security and Euroclear and Clearstream hold interests in the global security as participants in DTC, then Euroclear and Clearstream will hold interests in the global security on behalf of the participants in their systems.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, notices and other communications and deliveries involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems, and wish to transfer their interests, or to receive or make a payment or delivery with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

SECURITIES ISSUED IN BEARER FORM

We or the Issuer Trusts, as applicable, may issue securities in bearer, rather than registered, form. If we do, those securities will be subject to special provisions described in this section. This section primarily describes provisions relating to debt securities issued in bearer form. Other provisions may apply to securities of other kinds issued in bearer form. To the extent the provisions described in this section are inconsistent with those described elsewhere in this prospectus, they supersede those described elsewhere with regard to any bearer securities. Otherwise, the relevant provisions described elsewhere in this prospectus will apply to bearer securities.

Temporary and Permanent Bearer Global Securities

If we or the Issuer Trusts, as applicable, issue securities in bearer form, all securities of the same series and kind will initially be represented by a temporary bearer global security, which we or the Issuer Trusts will deposit with a common depositary for Euroclear and Clearstream. Euroclear and Clearstream will credit the account of each of their subscribers with the amount of securities the subscriber purchases. We or the Issuer Trusts will promise to exchange the temporary bearer global security for a permanent bearer global security, which we will deliver to the common depositary upon the later of the following two dates:

•	the date that is 40 days after the later of (a) the completion of the distribution of the securities as determined by the underwriter, dealer or agent and (b) the closing date for the sale of the securities by us; we may extend this date as described below under “— Extensions for Further Issuances;” and

•	the date on which Euroclear and Clearstream provide us or our agent with the necessary tax certificates described below under “— U.S. Tax Certificate Required.”

Unless we or the Issuer Trusts say otherwise in the applicable prospectus supplement, owners of beneficial interests in a permanent bearer global security will be able to exchange those interests at their option, in whole but not in part, for:

•	non-global securities in bearer form with interest coupons attached, if applicable; or

•	non-global securities in registered form without coupons attached.

A beneficial owner will be able to make this exchange by giving us or our designated agent 60 days’ prior written notice in accordance with the terms of the securities.

Extensions for Further Issuances

Without the consent of the trustee, any holders or any other person, we or the Issuer Trusts, as applicable, may issue additional securities identical to a prior issue from time to time. If we issue additional securities before the date on which we would otherwise be required to exchange the temporary bearer global security representing the prior issue for a permanent bearer global security as described above, that date will be extended until the 40th day after the completion of the distribution and the closing, whichever is later, for the additional securities. Extensions of this kind may be repeated if we or the Issuer Trusts sell additional identical securities. As a result of these extensions, those who own beneficial interests in the global bearer securities may be unable to resell their interests into the United States or to or for the account or benefit of a U.S. person until the 40th day after the additional securities have been distributed and sold.

U.S. Tax Certificate Required

We or the Issuer Trusts, as applicable, will not pay or deliver interest or other amounts in respect of any portion of a temporary bearer global security unless and until Euroclear or Clearstream delivers to us or our agent a tax certificate with regard to the owners of the beneficial interests in that portion of the global security. Also, we will not exchange any portion of a temporary global bearer security for a permanent bearer global security unless and until we receive from Euroclear or Clearstream a tax certificate with regard to the owners of the beneficial interests in that portion to be exchanged. In each case, this tax certificate must state that each of the relevant owners:

•	is not a United States person, as defined below under “— Limitations on Issuance of Bearer Securities;”

•	is a foreign branch of a United States financial institution, as defined in applicable U.S. Treasury Regulations, purchasing for its own account or for resale, or is a United States person who acquired the security through a financial institution of this kind and who holds the security through that financial institution on the date of certification, provided in either case that the financial institution provides a certificate to us or the distributor selling the security to it stating that it agrees to comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code and the U.S. Treasury Regulations under that Section; or

•	is a financial institution holding for purposes of resale during the “restricted period,” as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7). A financial institution of this kind, whether or not it is also described in either of the two preceding bullet points, must certify that it has not acquired the security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

The tax certificate must be signed by an authorized person satisfactory to us.

No one who owns an interest in a temporary bearer global security will receive payment or delivery of any amount or property in respect of its interest, and will not be permitted to exchange its interest for an interest in a permanent bearer global security or a security in any other form, unless and until we, the Issuer Trusts or our agent have received the required tax certificate on its behalf.

Special requirements and restrictions imposed by United States federal tax laws and regulations will apply to bearer securities. We describe these below under “— Limitations on Issuance of Bearer Debt Securities.”

Legal Ownership of Bearer Securities

Securities in bearer form will not be registered in any name. Whoever is the bearer of the certificate representing a security in bearer form is the legal owner of that security. Legal title and ownership of bearer securities will pass by delivery of the certificates representing the securities. Thus, when we use the term “holder” in this prospectus with regard to bearer securities, we mean the bearer of those securities.

The common depositary for Euroclear and Clearstream will be the bearer, and thus the holder and legal owner, of both the temporary and permanent bearer global securities described above. Investors in those securities will own beneficial interests in the securities represented by those global securities; they will be only indirect owners, not holders or legal owners, of the securities.

As long as the common depositary is the bearer of any bearer security in global form, the common depositary will be considered the sole legal owner and holder of the securities represented by the bearer security in global form. Ownership of beneficial interests in any bearer security in global form will be shown on records maintained by Euroclear or Clearstream, as applicable, by the common depositary on their behalf and by the direct and indirect participants in their systems, and ownership interests can be held and transferred only through those records. We or the Issuer Trusts, as applicable, will pay any amounts owing with respect to a bearer global security only to the common depositary.

Neither we, the trustee nor any agent will recognize any owner of beneficial interests as a holder. Nor will we, the trustee or any agent have any responsibility for the ownership records or practices of Euroclear or Clearstream, the common depositary or any direct or indirect participants in those systems or for any payments, transfers, deliveries, communications or other transactions within those systems, all of which will be subject to the rules and procedures of those systems and participants. If you own a beneficial interest in a global bearer security, you must look only to Euroclear or Clearstream, and to their direct and indirect participants through which you hold your interest, for your ownership rights. You should read the section entitled “Legal Ownership and Book-Entry Issuance” for more information about holding interests through Euroclear and Clearstream.

Payment and Exchange of Non-Global Bearer Securities

Payments and deliveries owing on non-global bearer securities will be made, in the case of interest payments, only to the holder of the relevant coupon after the coupon is surrendered to the paying agent. In all other cases, payments will be made only to the holder of the certificate representing the relevant security after the certificate is surrendered to the paying agent.

Non-global bearer securities, with all unmatured coupons relating to the securities, if applicable, may be exchanged for a like aggregate amount of non-global bearer or registered securities of like kind. Non-global registered securities may be exchanged for a like aggregate amount of non-global registered securities of like kind, as described above in the sections on the different types of securities we may offer. However, neither we nor the Issuer Trusts will issue bearer securities in exchange for any registered securities.

Replacement certificates and coupons for non-global bearer will not be issued in lieu of any lost, stolen or destroyed certificates and coupons unless we or the Issuer Trusts, and our transfer agent receive evidence of the loss, theft or destruction, and an indemnity against liabilities, satisfactory to us and our agent. Upon redemption or any other settlement before the stated maturity or expiration, as well as upon any exchange, of a non-global bearer security, the holder will be required to surrender all unmatured coupons to us or our designated agent. If any unmatured coupons are not surrendered, we, the Issuer Trusts or our agent may deduct the amount of interest relating to those coupons from the amount otherwise payable or we, the Issuer Trusts or our agent may demand an indemnity against liabilities satisfactory to us and our agent.

We and the Issuer Trusts may make payments, deliveries and exchanges in respect of bearer securities in global form in any manner acceptable to us and the depositary.

Notices

If any bearer securities are listed on the Luxembourg Stock Exchange and that Exchange’s rules require, then as long as those securities are listed on that Exchange, we and the Issuer Trusts, as applicable, will give notices to holders of bearer securities by publication in a daily newspaper of general circulation in Luxembourg. We expect that newspaper to be, but it need not be, the Luxemburger Wort. If publication in Luxembourg is not so required or is not practical, the publication will be made elsewhere in Western Europe. The term “daily newspaper” means a newspaper that is published on each day, other than a Saturday, Sunday or holiday, in Luxembourg or, when applicable, elsewhere in Western Europe. A notice will be presumed to have been received on the date it is first published. If we and the Issuer Trusts, as applicable, cannot give notice as described in this paragraph because the publication of any newspaper is suspended or it is otherwise impractical to publish the notice, then we will give notice in another form. That alternate form of notice will be sufficient notice to each holder. Neither the failure to give notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

We or the Issuer Trusts may give any required notice with regard to bearer securities in global form to the common depositary for the securities, in accordance with its applicable procedures. If these provisions do not require that notice be given by publication in a newspaper, we or the Issuer Trusts may omit giving notice by publication.

Limitations on Issuance of Bearer Debt Securities

In compliance with United States federal income tax laws and regulations, bearer debt securities, including bearer debt securities in global form, will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons, as defined below, except as otherwise permitted by U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, dealers or agents participating in the offerings of bearer debt securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any bearer debt securities or during the restricted period, offer, sell, resell or deliver, directly or indirectly, any bearer debt securities in the United States or its possessions or to United States persons, other than as permitted by the applicable Treasury Regulations described above.

In addition, any underwriters, dealers or agents must have procedures reasonably designed to ensure that their employees or agents who are directly engaged in selling bearer debt securities are aware of the above restrictions on the offering, sale, resale or delivery of bearer debt securities.

We and the Issuer Trusts will not issue bearer debt securities under which the holder has a right to purchase bearer debt securities in non-global form. Upon the holder’s purchase of any underlying bearer debt securities, those bearer debt securities will be issued in temporary global bearer form and will be subject to the provisions described above relating to bearer global securities.

We and the Issuer Trusts will make payments on bearer debt securities only outside the United States and its possessions except as permitted by the above regulations.

Bearer debt securities and any coupons will bear the following legend:

“Any United States person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in sections 165(j) and 1287(a) of the Internal Revenue Code.”

The sections referred to in this legend provide that, with exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of that bearer debt security or coupon.

As used in this section entitled “Securities Issued in Bearer Form,” “United States person” means:

•	a citizen or resident of the United States for United States federal income tax purposes;

•	a corporation or partnership, including an entity treated as a corporation or partnership for United States federal income tax purposes, created or organized in or under the laws of the United States, any state of the United States or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

In addition, some trusts treated as United States persons before August 20, 1996 may elect to continue to be so treated to the extent provided in the Treasury Regulations.

CONSIDERATIONS RELATING TO INDEXED SECURITIES

We use the term “indexed securities” to mean any of the securities described in this prospectus, or any units that include securities, whose value is linked to an underlying property or index. Indexed securities may present a high level of risk, and investors in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances. You should also read “United States Taxation” for a discussion of U.S. tax matters.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security, the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant or purchase contract. The terms of a particular indexed debt security may or may not include a guaranteed return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant or purchase contract generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Company That Issues an Index Security or the Government That Issues an Index Currency Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. The issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant or purchase contract may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security Is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on an indexed debt security or the settlement value of an indexed warrant or purchase contract, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. However, it is unlikely that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or the rates of return on them.

We May Engage in Hedging Activities that Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or derivative instruments, such as swaps, options or futures, on the index or any of its component items. By engaging in transactions of this kind, we could adversely affect the value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

Zions Direct, Inc. and our other affiliates may have conflicts of interest with respect to some indexed securities. Zions Direct, Inc. and our other affiliates may engage in trading, including trading for hedging purposes, for their proprietary accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security.

Zions Direct, Inc. or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that Zions Direct, Inc. or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning certain of the debt securities, preferred stock, depositary shares we are offering and the capital securities that the Issuer Trusts are offering. The material United States federal income tax consequences of owning the debt securities described below under “— Taxation of Debt Securities — United States Holders — Indexed and Other Debt Securities”, of owning preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, of owning capital securities that contain, or that represent any subordinated debt security that contains, any material term not described in this prospectus or of owning employee stock option rights units, warrants, purchase contracts and units will be described in the applicable prospectus supplement. This section is the opinion of Sullivan & Cromwell LLP, United States tax counsel to Zions. It applies to you only if you hold your securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	an insurance company;

•	a thrift institution;

•	a regulated investment company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes; or

•	a person whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the debt securities we are offering, other than the debt securities described below under “— United States Holders — Indexed and Other Debt Securities”, which will be described in the applicable prospectus supplement. It deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

United States Holders.

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this section does not apply to you and you should refer to “— United States Alien Holders” below.

Payments of Interest.

Except as described below in the case of interest on an original issue discount debt security that is not qualified stated interest, each as defined below under “— United States Holders — Original Issue Discount”, you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a non-U.S. dollar currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Cash Basis Taxpayers.

If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a non-U.S. dollar currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers.

If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a non-U.S. dollar currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the United States Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a non-U.S. dollar currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount.

If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as an original issue discount debt security if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed below under “— Variable Rate Debt Securities”.

In general, your debt security is not an original issue discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 0.25 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “— Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made divided by:

•	the stated principal amount of the debt security.

Generally, if your original issue discount debt security matures more than one year from its date of issue, you must include original issue discount in income before you receive cash attributable to that income. The amount of original issue discount that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of original issue discount in income over the life of your debt security. More specifically, you can calculate the amount of original issue discount that you must include in income by adding the daily portions of original issue discount with respect to your original issue discount debt security for each day during the taxable year or portion of the taxable year that you hold your original issue discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the original issue discount allocable to that accrual period. You may select an accrual period of any length with respect to your original issue discount debt security and you may vary the length of each accrual period over the term of your original issue discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the original issue discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of original issue discount allocable to an accrual period by:

•	multiplying your original issue discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the original issue discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your original issue discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your original issue discount debt security’s issue price and any accrued original issue discount for each prior accrual period; and then

•	subtracting any payments previously made on your original issue discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your original issue discount debt security contains more than one accrual period, then, when you determine the amount of original issue discount allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of original issue discount allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of original issue discount allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium.

If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above, the excess is acquisition premium. If you do not make the election described below under “— Election to Treat All Interest as Original Issue Discount”, then you must reduce the daily portions of original issue discount by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest.

An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption.

Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•	in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and

•	in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You may determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on the date that you chose in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of original issue discount, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount.

You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above, with the modifications described below. For purposes of this election, interest will include stated interest, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “— Taxation of Debt Securities — United States Holders — Market Discount — Debt Securities Purchased at a Premium”, or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “— Taxation of Debt Securities — United States Holders — Market Discount” to include market discount in income currently over the life of all debt instruments that you currently own or later acquire. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the United States Internal Revenue Service.

Variable Rate Debt Securities.

Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

•	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date; or

•	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

•	one or more qualified floating rates;

•	a single fixed rate and one or more qualified floating rates;

•	a single objective rate; or

•	a single fixed rate and a single objective rate that is a qualified inverse floating rate.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate multiplied by either:

•	a fixed multiple that is greater than 0.65 but not more than 1.35; or

•	a fixed multiple greater than 0.65 but not more than 1.35, increased or decreased by a fixed rate; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are fixed throughout the term of the debt security or are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate;

•	the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party; and

•	the value of the rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of original issue discount, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and original issue discount accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above;

•	determining the amount of qualified stated interest and original issue discount with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally must determine interest and original issue discount accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities.

In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue original issue discount, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue original issue discount on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include original issue discount in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued original issue discount, which will be determined on a straight-line basis unless you make an election to accrue the original issue discount under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue original issue discount on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of original issue discount subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Non-U.S. Dollar Currency Original Issue Discount Debt Securities.

If your original issue discount debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you must determine original issue discount for any accrual period on your original issue discount debt security in the non-U.S. dollar currency and then translate the amount of original issue discount into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described above under “— Taxation of Debt Securities — United States Holders — Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to original issue discount in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount.

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	you purchase your debt security for less than its issue price as determined above; and

•	the difference between the debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 0.25 percent of your debt security’s stated redemption price at maturity or revised issue price, respectively, multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any original issue discount that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of an original issue discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 0.25 percent multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the United States Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

Debt Securities Purchased at a Premium.

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security’s yield to maturity. If your debt security is denominated in, or determined by reference to, a non-U.S. dollar currency, you will compute your amortizable bond premium in units of the non-U.S. dollar currency and your amortizable bond premium will reduce your interest income in units of the non-U.S. dollar currency. Gain or loss recognized that is attributable to changes in foreign currency exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the United States Internal Revenue Service. See also “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities.

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any original issue discount, market discount, de minimis original issue discount and de minimis market discount previously included in income with respect to your debt security; and then

•	subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with non-U.S. dollar currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable U.S. Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in non-U.S. dollar currency, the amount you realize will be the U.S. dollar value of such amount on the date the note is disposed of or retired, except that in the case of a note that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the specified currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “— Taxation of Debt Securities — United States Holders — Original Issue Discount — Short-Term Debt Securities” or “— Market Discount”;

•	attributable to accrued but unpaid interest;

•	the rules governing contingent payment obligations apply; or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars.

If you receive non-U.S. dollar currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the non-U.S. dollar currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase non-U.S. dollar currency, you generally will have a tax basis equal to the U.S. dollar value of the non-U.S. dollar currency on the date of your purchase. If you sell or dispose of a non-U.S. dollar currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Indexed and Other Debt Securities.

The applicable prospectus supplement will discuss the material United States federal income tax rules with respect to contingent non-U.S. dollar currency debt securities, debt securities that may be convertible into or exercisable or exchangeable for common or preferred stock or other securities of Zions or debt or equity securities of one or more third parties, debt securities the payments on which are determined by reference to any index and other debt securities that are subject to the rules governing contingent payment obligations which are not subject to the rules governing variable rate debt securities, any renewable and extendible debt securities and any debt securities providing for the periodic payment of principal over the life of the debt security.

United States Alien Holders.

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

This discussion assumes that the debt security or coupon is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security or coupon:

•	we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest, including original issue discount, to you if, in the case of payments of interest:

•	you do not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	you are not a controlled foreign corporation that is related to us through stock ownership;

•	you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business;

•	in the case of a debt security other than a bearer debt security, the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

•	you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person;

•	in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a person who is not a United States person;

•	the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

•	a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners);

•	a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service); or

•	a U.S. branch of a non-United States bank or of a non-United States insurance company; and

the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service);

•	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business:

•	certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you; and

•	to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form; or

•	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•	in the case of a bearer debt security, the debt security is offered, sold and delivered in compliance with the restrictions described above under “Considerations Relating to Securities Issued in Bearer Form” and payments on the debt security are made in accordance with the procedures described above under that section; and

•	no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security or coupon.

Further, a debt security or coupon held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote at the time of death; and

•	the income on the debt security would not have been effectively connected with a U.S. trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions.

Pursuant to Treasury regulations, United States taxpayers must report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a United States alien holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Backup Withholding and Information Reporting.

United States Holders.  In general, if you are a noncorporate United States holder, we and other payors are required to report to the United States Internal Revenue Service all payments of principal, any premium and interest on your debt security, and the accrual of original issue discount on an original issue discount debt security. In addition, we and other payors are required to report to the United States Internal Revenue Service any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding will apply to any payments, including payments of original issue discount, if you fail to provide an accurate taxpayer identification number, or you are notified by the United States Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

United States Alien Holders.  In general, if you are a United States alien holder, payments of principal, premium or interest, including original issue discount, made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under “— Taxation of Debt Securities — United States Alien Holders” are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

•	the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

•	an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) not a United States person; or

•	other documentation upon which it may rely to treat the payment as made to a person who is not a United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a person who is not a United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

Taxation of Preferred Stock and Depositary Shares

This subsection describes the material United States federal income tax consequences of owning, selling and disposing of the preferred stock and depositary shares that we may offer other than preferred stock that may be convertible into or exercisable or exchangeable for securities or other property, which will be described in the applicable prospectus supplement. When we refer to preferred stock in this subsection, we mean both preferred stock and depositary shares.

United States Holders

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a share of preferred stock and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

If you are not a United States holder, this subsection does not apply to you and you should refer to “— United States Alien Holders” below.

Distributions on Preferred Stock.

You will be taxed on distributions on preferred stock as dividend income to the extent paid out of our current or accumulated earnings and profits for United States federal income tax purposes. If you are a noncorporate United States holder, dividends paid to you in taxable years beginning before January 1, 2009 that constitute qualified dividend income will be taxable to you at a maximum rate of 15%, provided that you hold your shares of preferred stock for more than 60 days during the 121-day period beginning 60 days before the ex-dividend date or, if the dividend is attributable to a period or periods aggregating over 366 days, provided that you hold your shares of preferred stock for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. If you are taxed as a corporation, except as described in the next subsection, dividends would be eligible for the 70% dividends-received deduction.

You generally will not be taxed on any portion of a distribution not paid out of our current or accumulated earnings and profits if your tax basis in the preferred stock is greater than or equal to the amount of the distribution. However, you would be required to reduce your tax basis (but not below zero) in the preferred stock by the amount of the distribution, and would recognize capital gain to the extent that the distribution exceeds your tax basis in the preferred stock. Further, if you are a corporation, you would not be entitled to a dividends-received deduction on this portion of a distribution.

Limitations on Dividends-Received Deduction

Corporate shareholders may not be entitled to take the 70% dividends-received deduction in all circumstances. Prospective corporate investors in preferred stock should consider the effect of:

•	Section 246A of the Internal Revenue Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock;

•	Section 246(c) of the Internal Revenue Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally at least 46 days during the 90 day period beginning on the date which is 45 days before the date on which such share becomes ex-dividend with respect to such dividend); and

•	Section 1059 of the Internal Revenue Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Extraordinary Dividends

If you are a corporate shareholder, you will be required to reduce your tax basis (but not below zero) in the preferred stock by the nontaxed portion of any “extraordinary dividend” if you have not held your stock for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction. An extraordinary dividend on the preferred stock generally would be a dividend that:

•	equals or exceeds 5% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within an 85 day period as one dividend; or

•	exceeds 20% of the corporate shareholder’s adjusted tax basis in the preferred stock, treating all dividends having ex-dividend dates within a 365 day period as one dividend.

In determining whether a dividend paid on the preferred stock is an extraordinary dividend, a corporate shareholder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the company, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate shareholder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.

If you are a corporate shareholder, please consult your tax advisor with respect to the possible application of the extraordinary dividend provisions of the federal income tax law to your ownership or disposition of preferred stock in your particular circumstances.

Redemption Premium

If we may redeem your preferred stock at a redemption price in excess of its issue price, the entire amount of the excess may constitute an unreasonable redemption premium which will be treated as a constructive dividend. You generally must take this constructive dividend into account each year in the same manner as original issue discount would be taken into account if the preferred stock were treated as an original issue discount debt security for United States federal income tax purposes. See “— Taxation of Debt Securities — United States Holders — Original Issue Discount” above for a discussion of the special tax rules for original issue discount. A corporate shareholder would be entitled to a dividends-received deduction for any constructive dividends unless the special rules denying a dividends-received deduction described above in “— Limitations on Dividends-Received Deduction” apply. A corporate shareholder would also be required to take these constructive dividends into account when applying the extraordinary dividend rules described above. Thus, a corporate shareholder’s receipt of a constructive dividend may cause some or all stated dividends to be treated as extraordinary dividends. The applicable prospectus supplement for preferred stock that is redeemable at a price in excess of its issue price will indicate whether tax counsel believes that a shareholder must include any redemption premium in income.

Sale or Exchange of Preferred Stock Other Than by Redemption.

If you sell or otherwise dispose of your preferred stock (other than by redemption), you will generally recognize capital gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis of the preferred stock. Capital gain of a noncorporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

Redemption of Preferred Stock.

If we are permitted to and redeem your preferred stock, it generally would be a taxable event. You would be treated as if you had sold your preferred stock if the redemption:

•	results in a complete termination of your stock interest in us;

•	is substantially disproportionate with respect to you; or

•	is not essentially equivalent to a dividend with respect to you.

In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Internal Revenue Code, as well as shares actually owned, must be taken into account.

If we redeem your preferred stock in a redemption that meets one of the tests described above, you generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) received by you less your tax basis in the preferred stock redeemed. This gain or loss would be long-term capital gain or capital loss if you have held the preferred stock for more than one year.

If a redemption does not meet any of the tests described above, you generally would be taxed on the cash and fair market value of the property you receive as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce your tax basis in the preferred stock and thereafter would be treated as capital gain. If a redemption of the preferred stock is treated as a distribution that is taxable as a dividend, your basis in the redeemed preferred stock would be transferred to the remaining shares of our stock that you own, if any.

Special rules apply if we redeem preferred stock for our debt securities. We will discuss these rules in an applicable prospectus supplement if we have the option to redeem your preferred stock for our debt securities.

United States Alien Holders

This section summarizes certain United States federal income and estate tax consequences of the ownership and disposition of preferred stock by a United States alien holder. You are a United States alien holder if you are, for United States federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from preferred stock.

Dividends

Except as described below, if you are a United States alien holder of preferred stock, dividends paid to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on dividend payments to you, unless you have furnished to us or another payor:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a person (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) who is not a United States person and your entitlement to the lower treaty rate with respect to such payments; or

•	in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under a tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by a tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from the dividends, provided that you have furnished to us or another payor a valid Internal Revenue Service Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) are not a United States person; and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” dividends are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate United States alien holder, “effectively connected” dividends that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

Gain on Disposition of Preferred Stock

If you are a United States alien holder, you generally will not be subject to United States federal income tax on gain that you recognize on a disposition of preferred stock unless:

•	the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if that is required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis;

•	you are an individual, you hold the preferred stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist; or we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of your class of preferred stock and you are not eligible for any treaty exemption.

If you are a corporate United States alien holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Preferred stock held by a United States alien holder at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

United States Holders.  In general, dividend payments, or other taxable distributions, made within the United States to you will be subject to information reporting requirements and backup withholding tax if you are a non-corporate United States person and you:

•	fail to provide an accurate taxpayer identification number;

•	are notified by the United States Internal Revenue Service that you have failed to report all interest or dividends required to be shown on your federal income tax returns; or

•	in certain circumstances, fail to comply with applicable certification requirements.

If you sell your preferred stock outside the United States through a non-U.S. office of a non-U.S. broker, and the sales proceeds are paid to you outside the United States, then U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting, but not backup withholding, will apply to a payment of sales proceeds, even if that payment is made outside the United States, if you sell your preferred stock through a non-U.S. office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business.

You generally may obtain a refund of any amounts withheld under the U.S. backup withholding rules that exceed your income tax liability by filing a refund claim with the United States Internal Revenue Service.

United States Alien Holders

If you are a United States alien holder, you are generally exempt from backup withholding and information reporting requirements with respect to:

•	dividend payments; and

•	the payment of the proceeds from the sale of preferred stock effected at a United States office of a broker;

as long as the income associated with such payments is otherwise exempt from United States federal income tax, and:

•	the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

•	a valid Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you (or, in the case of a United States alien holder that is a partnership or an estate or trust, such forms certifying that each partner in the partnership or beneficiary of the estate or trust is) are not a United States person; or

•	other documentation upon which it may rely to treat the payments as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments in accordance with U.S. Treasury regulations; or

•	you otherwise establish an exemption.

Payment of the proceeds from the sale of preferred stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of preferred stock that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

•	the proceeds are transferred to an account maintained by you in the United States;

•	the payment of proceeds or the confirmation of the sale is mailed to you at a United States address; or

•	the sale has some other specified connection with the United States as provided in U.S. Treasury regulations;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

In addition, a sale of preferred stock will be subject to information reporting if it is effected at a foreign office of a broker that is:

•	a United States person;

•	a controlled foreign corporation for United States tax purposes;

•	a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period; or

•	a foreign partnership, if at any time during its tax year:

•	one or more of its partners are “U.S. persons”, as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership; or

•	such foreign partnership is engaged in the conduct of a United States trade or business;

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person that is, for United States federal income tax purposes, the beneficial owner of the payments.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Taxation of Capital Securities

The following discussion of the material U.S. federal income tax consequences to the purchase, ownership and disposition of capital securities only addresses the tax consequences to a U.S. holder that acquires capital securities on their original issue date at their original offering price and holds the capital securities as a capital asset for tax purposes. You are a U.S. holder if you are a beneficial owner of a capital security that is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all substantial decisions of the trust.

This summary does not apply if the subordinated debt securities or capital securities:

•	are issued with more than a de minimis amount of original issue discount;

•	mature 1 year or less than or more than 30 years after the issue date;

•	are denominated or pay principal, premium, if any, or interest in a currency other than U.S. dollars;

•	pay principal, premium, if any, or interest based on an index or indices;

•	allow for deferral of interest for more than 5 years’ worth of consecutive interest periods;

•	are issued in bearer form;

•	contain any obligation or right of us or a holder to convert or exchange the subordinated debt securities into other securities or properties of Zions;

•	contain any obligation or right of Zions to redeem, purchase or repay the subordinated debt securities (other than a redemption of the outstanding subordinated debt securities at a price equal to (1) 100% of the principal amount of the subordinated debt securities being redeemed, plus (2) accrued but unpaid interest, plus, if applicable, (3) a premium or make-whole amount determined by a quotation agent, equal to the sum of the present value of scheduled payments of principal and interest from the issue date of the subordinated debt securities to their redemption date, discounted at a rate equal to a U.S. treasury rate plus some fixed amount or amounts); or

•	contain any other material provision described only in the prospectus supplement.

The material U.S. federal income tax consequences of the purchase, ownership and disposition of capital securities in a trust owning the underlying subordinated debt securities that contain these terms will be described in the applicable prospectus supplement.

The statements of law or legal conclusion set forth in this discussion constitute the opinion of Sullivan & Cromwell LLP, special tax counsel to us and each Issuer Trust. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis. The authorities on which this discussion is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of capital securities may differ from the treatment described below.

Please consult your own tax advisor concerning the consequences of owning the capital securities in your particular circumstances under the Internal Revenue Code and the laws of any other taxing jurisdiction.

Classification of the Issuer Trusts

Under current law and assuming full compliance with the terms of an amended trust agreement substantially in the form attached to this prospectus as an exhibit and the indenture, each Issuer Trust will not be taxable as a corporation for U.S. federal income tax purposes. As a result, you will be required to include in your gross income your proportional share of the interest income, including original issue discount, paid or accrued on the subordinated debt securities, whether or not the trust actually distributes cash to you.

Interest Income and Original Issue Discount

Under Treasury regulations, an issuer and the Internal Revenue Service will ignore a “remote” contingency that stated interest will not be timely paid when determining whether a subordinated debt security is issued with original issue discount. On the date of this prospectus, we currently believe that the likelihood of exercising our option to defer interest payments is remote because we would be prohibited from making certain distributions on our capital stock and payments on our indebtedness if we exercise that option. Accordingly, we currently believe that the subordinated debt securities will not be considered to be issued with original issue discount at the time of their original issuance. However, if our belief changes on the date any capital security is issued, we will describe the relevant U.S. federal income tax consequences in the applicable prospectus supplement.

Under these regulations, if we were to exercise our option to defer any payment of interest, the subordinated debt securities would at that time be treated as issued with original issue discount, and all stated interest on the subordinated debt securities would thereafter be treated as original issue discount as long as the subordinated debt securities remained outstanding. In that event, all of your taxable interest income on the subordinated debt securities would be accounted for as original issue discount on an economic accrual basis regardless of your method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, you would be required to include original issue discount in gross income even though we would not make any actual cash payments during an extension period.

These regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service, and it is possible that the Internal Revenue Service could take a position contrary to the interpretation in this prospectus.

Because income on the capital securities will constitute interest or original issue discount, corporate U.S. holders of the capital securities will not be entitled to a dividends-received deduction for any income taken into account on the capital securities.

Moreover, because income on the capital securities will constitute interest or original issue discount, U.S. holders of the capital securities will not be entitled to the preferential tax rate (generally 15%) generally applicable to payments of dividends before January 1, 2009.

In the rest of this discussion, we assume that unless and until we exercise our option to defer any payment of interest, the subordinated debt securities will not be treated as issued with original issue discount, and whenever we use the term interest, it also includes income in the form of original issue discount.

Distribution of Subordinated Debt Securities to Holders of Capital Securities Upon Liquidation of the Issuer Trusts.

If the applicable Issuer Trust distributes the subordinated debentures as described above under the caption “Description of Capital Securities and Related Instruments — Liquidation Distribution Upon Dissolution”, you will receive directly your proportional share of the subordinated debt securities previously held indirectly through the trust. Under current law, you will not be taxed on the distribution and your holding period and aggregate tax basis in your subordinated debt securities will be equal to the holding period and aggregate tax basis you had in your capital securities before the distribution. If, however, the trust were to become taxed on the income received or accrued on the subordinated debt securities due to a tax event, the trust might be taxed on a distribution of subordinated debt securities to you, and you might recognize gain or loss as if you had exchanged your capital securities for the subordinated debt securities you received upon the liquidation of the trust. You will include interest in income in respect of subordinated debt securities received from the trust in the manner described above under “— Taxation of Debt Securities — Interest Income and Original Issue Discount”.

Sale or Redemption of Capital Securities

If you sell your capital securities, including through a redemption for cash, you will recognize gain or loss equal to the difference between your adjusted tax basis in your capital securities and the amount you realize on the sale of your capital securities. Assuming that we do not exercise our option to defer payment of interest on the subordinated debt securities, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities.

If the subordinated debt securities are deemed to be issued with original issue discount as a result of an actual deferral of interest payments, your adjusted tax basis in your capital securities generally will be the price you paid for your capital securities, increased by original issue discount previously includible in your gross income to the date of disposition and decreased by distributions or other payments you received on your capital securities since and including the date of the first extension period. This gain or loss generally will be capital gain or loss, except to the extent any amount that you realize is treated as a payment of accrued interest on your proportional share of the subordinated debt securities required to be included in income. Capital gain of a non-corporate United States holder that is recognized before January 1, 2009 is generally taxed at a maximum rate of 15% where the holder has a holding period greater than one year.

If we exercise our option to defer any payment of interest on the subordinated debt securities, our capital securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying subordinated debt securities. If you sell your capital securities before the record date for the payment of distributions, you will not receive payment of a distribution for the period before the sale. However, you will be required to include accrued but unpaid interest on the subordinated debt securities through the date of the sale as ordinary income for U.S. federal income tax purposes and to add the amount of accrued but unpaid interest to your tax basis in the capital securities. Your increased tax basis in the capital securities will increase the amount of any capital loss that you may have otherwise realized on the sale. In general, an individual taxpayer may offset only $3,000 of capital losses against regular income during any year.

Backup Withholding Tax and Information Reporting.

We will be required to report the amount of interest income paid and original issue discount accrued on your capital securities to the Internal Revenue Service unless you are a corporation or other exempt U.S. holder. Backup withholding will apply to payments of interest to you unless you are an exempt U.S. holder or you furnish your taxpayer identification number in the manner prescribed in applicable regulations, certify that such number is correct, certify as to no loss of exemption from backup withholding and meet certain other conditions.

Payment of the proceeds from the disposition of capital securities to or through the U.S. office of a broker is subject to information reporting and backup withholding unless you establish an exemption from information reporting and backup withholding.

Any amounts withheld from you under the backup withholding rules will be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

It is anticipated that each Issuer Trust or its paying agent will report income on the capital securities to the Internal Revenue Service and to you on Form 1099 by January 31 following each calendar year.

PLAN OF DISTRIBUTION

Please note that in this section entitled “Plan of Distribution,” references to “Zions,” “we,” “our” and “us” refer only to Zions Bancorporation and not to its consolidated subsidiaries.

Initial Offering and Sale of Securities

We or the Issuer Trusts, as applicable may offer and sell the securities from time to time as follows:

•	through agents;

•	to or through dealers or underwriters;

•	directly to other purchasers; or

•	through a combination of any of these methods of sale.

In addition, the securities may be issued as a dividend or distribution or in a subscription rights offering to existing holders of securities. In some cases, we may also repurchase securities and reoffer them to the public by one or more of the methods described above.

The securities we distribute by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices;

•	at prices determined by an auction process; or

•	at negotiated prices.

We or the Issuer Trusts, as applicable may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. The prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act.

From time to time, we or the Issuer Trusts may sell securities to one or more dealers as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We or the Issuer Trusts may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we or the Issuer Trusts sell securities to underwriters, we or the Issuer Trusts, as applicable will execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include information about any underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. Additionally, before the expiration date for the subscription rights, the standby underwriters may offer the securities, including securities they may acquire through the purchase and exercise of subscription rights, on a when-issued basis at prices set from time to time by them. After the expiration date, the standby underwriters may offer the securities, whether acquired under the standby underwriting agreement, on exercise of subscription rights or by purchase in the market, to the public at prices to be determined by them. Thus, standby underwriters may realize profits or losses independent of the underwriting discounts or commissions we may pay them. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us. Any dealer-manager we retain may acquire securities by purchasing and exercising the subscription rights and resell the securities to the public at prices it determines. As a result, a dealer manager may realize profits or losses independent of any dealer-manager fee paid by us.

We or the Issuer Trusts, as applicable may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The third parties with whom we may enter into contracts of this kind may include banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations and will include information about any commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us or the Issuer Trusts, as applicable against civil liabilities, including liabilities under the Securities Act.

Underwriters may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the securities being offered as long as the stabilizing bids do not exceed a specified maximum. Underwriters may over-allot the offered securities in connection with the offering, thus creating a short position in their account. Syndicate covering transactions involve purchases of the offered securities by underwriters in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the offered securities to be higher than it would otherwise be in the absence of these transactions. These transactions, if commenced, may be discontinued at any time.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for, Zions, its subsidiaries and the Issuer Trusts in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates, as underwriters, dealers or agents. Among our affiliates, Zions Direct, Inc. may offer the securities for sale in the United States. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

In compliance with guidelines of the National Association of Securities Dealers, Inc., or NASD, the maximum commission or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus. It is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Zions Direct, Inc. is an indirect wholly-owned subsidiary of Zions. Rule 2720 of the Conduct Rules of the NASD imposes certain requirements when a NASD member such as Zions Direct, Inc. distributes an affiliated company’s securities. Zions Direct, Inc. has advised Zions that each particular offering of debt securities will comply with the applicable requirements of Rule 2720. In any offerings subject to Rule 2720, the underwriters will not confirm initial sales to accounts over which it exercises discretionary authority without the prior written approval of the customer.

Furthermore, offering of capital securities by each of the Issuer Trusts will be conducted in accordance with the requirements of NASD Rule 2810.

Market-Making Resales by Affiliates

This prospectus may be used by Zions Direct, Inc. in connection with offers and sales of the debt securities in market-making transactions. In a market-making transaction, Zions Direct, Inc. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prices related to prevailing market prices at the time of resale or at negotiated prices. In these transactions, Zions Direct, Inc. may act as principal or agent, including as agent for the counterparty in a transaction in which Zions Direct, Inc. acts as principal or as agent for both counterparties in a transaction in which Zions Direct, Inc. does not act as principal. Zions Direct, Inc. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of Zions may also engage in transactions of this kind and may use this prospectus for this purpose. These other affiliates may include Roth Capital.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities. This amount does not include securities sold in market-making transactions.

Zions does not expect to receive any proceeds from market-making transactions. Zions does not expect that Zions Direct, Inc. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to Zions.

A market-making transaction will have a settlement date later than the original issue date of the security. Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless you are informed in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We or the Issuer Trusts, if applicable may not choose to list any particular series of securities on a securities exchange or quotation system. We and the Issuer Trusts have been advised by Zions Direct, Inc. that it intends to make a market in the securities, and any underwriters to whom we or the Issuer Trusts sell securities for public offering may make a market in those securities. However, neither Zions Direct, Inc. nor any underwriter that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, the terms “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of such securities in market-making transactions.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is relevant to you if you are the fiduciary of a pension plan or another employee benefit plan proposing to invest in the securities.

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), prohibit an employee benefit plan, as well as individual retirement accounts, Keogh plans and other pension and profit sharing plans subject to Section 4975 of the Code, from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan. A violation of these “prohibited transaction” rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

We and certain of our affiliates may each be considered a party in interest or disqualified person with respect to employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before the securities are purchased an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of the securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified professional asset managers).

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of the securities on behalf of or with “plan assets” of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of the capital securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

VALIDITY OF THE SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the Issuer Trust and the capital securities will be passed upon for the Issuer Trust and for us by Richards, Layton & Finger, P.A., Wilmington, Delaware. The validity of the securities offered by this prospectus will be passed upon for us by Callister Nebeker & McCullough, a Professional Corporation, Salt Lake City, Utah, and for the agents and/or underwriters by Sullivan & Cromwell LLP, Los Angeles, California. Sullivan & Cromwell LLP will rely upon the opinion of Callister Nebeker & McCullough as to matters of Utah law and Callister Nebeker & McCullough will rely upon the opinion of Sullivan & Cromwell LLP as to matters of New York law. The opinions of Callister Nebeker & McCullough and Sullivan & Cromwell LLP will be conditioned upon, and subject to certain assumptions regarding, future action to be taken by Zions and its board of directors in connection with the issuance and sale of any particular series of securities, the specific terms of the securities and other matters which may affect the validity of securities but which cannot be ascertained on the date of such opinions. Sullivan & Cromwell LLP regularly performs legal services for Zions.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2005 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated in this prospectus by reference. Our consolidated financial statements and management’s assessment are incorporated by reference in reliance on Ernst & Young LLP’s reports given on their authority as experts in accounting and auditing.

The financial statements of Amegy Bancorporation, Inc. as of and for the year ended December 31, 2004, incorporated by reference in this prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers LLP, independent registered public accounting firm, given on their authority as experts in accounting and auditing.